UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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REDWOOD TRUST, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REDWOOD TRUST, INC.
One Belvedere Place, Suite 300
Mill Valley, California 94941
(415) 389-7373

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Redwood Trust, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Redwood Trust, Inc., a Maryland corporation, to be held on May 20, 2014 at 10:30 a.m., local time, at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California 94941, for the following purposes:

1.	To elect Richard D. Baum, Mariann Byerwalter, Douglas B. Hansen, Martin S. Hughes, Greg H. Kubicek, Jeffrey T. Pero, and Charles J. Toeniskoetter to serve as directors until the Annual Meeting of Stockholders in 2015 and until their successors are duly elected and qualify;
2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2014;
3.	To vote on a non-binding advisory resolution to approve named executive officer compensation;
4.	To vote to approve the adoption of our 2014 Incentive Plan; and
5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

We have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, stockholders will not receive paper copies of our proxy materials, unless they specifically request them. We will send a Notice of Internet Availability of Proxy Materials (the Notice) on or about April 7, 2014 to our stockholders of record as of the close of business on March 26, 2014. We are also providing access to our proxy materials over the Internet beginning on March 21, 2014. Electronic delivery of our proxy materials will reduce printing and mailing costs relating to our Annual Meeting.

The Notice contains instructions for accessing the proxy materials, including the Proxy Statement and our annual report, and provides information on how stockholders may obtain paper copies free of charge. The Notice also provides the date and time of the Annual Meeting; the matters to be acted upon at the Annual Meeting and the Board’s recommendation with regard to each matter; and information on how to attend the Annual Meeting and vote online.

Our Board of Directors has fixed the close of business on March 26, 2014 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the Annual Meeting.

We would like your shares to be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we respectfully request that you vote and submit your proxy over the Internet following the voting procedures described in the Notice. In addition, if you have requested or received a paper or email copy of the proxy materials, you can vote and submit your proxy over the telephone or by signing, dating and returning the proxy card sent to you. We encourage you to vote and submit your proxy by any of these methods even if you currently plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the Annual Meeting.

By Order of the Board of Directors,

/s/ Andrew P. Stone
Secretary

March 21, 2014

YOUR VOTE IS IMPORTANT.

PLEASE PROMPTLY AUTHORIZE A PROXY TO CAST YOUR VOTES THROUGH
THE INTERNET FOLLOWING THE VOTING PROCEDURES DESCRIBED IN THE NOTICE OR, IF YOU HAVE REQUESTED AND RECEIVED PAPER COPIES OF THE PROXY MATERIALS, BY TELEPHONE OR BY SIGNING, DATING AND RETURNING THE PROXY CARD SENT TO YOU.

REDWOOD TRUST, INC.

i

REDWOOD TRUST, INC.
One Belvedere Place, Suite 300
Mill Valley, California 94941
(415) 389-7373

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2014

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Redwood Trust, Inc., a Maryland corporation (Redwood, we, or us), for exercise at the Annual Meeting of Stockholders (the Annual Meeting) to be held on Thursday, May 20, 2014 at 10:30 a.m., local time, at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California 94941, and at any adjournment or postponement thereof.

We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the Notice) to our stockholders of record, while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice on Internet Availability of Proxy Materials. All stockholders will have the ability to access proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. We intend to make this Proxy Statement available on the Internet on or about March 21, 2014 and to mail the Notice to all stockholders entitled to vote at the Annual Meeting on or about April 7, 2014. We intend to mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials on or about April 7, 2014 or within three business days of such request.

Redwood Trust, Inc., together with its subsidiaries, is an internally-managed specialty finance company focused on engaging in residential and commercial mortgage banking activities and investing in mortgage- and other real estate-related assets. We seek to invest in real estate-related assets that have the potential to generate attractive cash flow returns over time and to generate income through our mortgage banking activities. We operate our business in three segments: residential mortgage banking, residential investments, and commercial mortgage banking and investments.

The address and telephone number of our principal executive office are as set forth above and our website is www.redwoodtrust.com. Information on our website is not a part of this Proxy Statement.

INFORMATION ABOUT THE ANNUAL MEETING

Who May Attend the Annual Meeting

Only stockholders who own our common stock as of the close of business on March 26, 2014, the record date for the Annual Meeting, will be entitled to attend the Annual Meeting. In the discretion of management, we may permit certain other individuals to attend the Annual Meeting, including members of the media and our employees.

Who May Vote

Each share of our common stock outstanding on the record date for the Annual Meeting entitles the holder thereof to one vote. The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on March 26, 2014. As of March 15, 2014, there were 82,534,625 shares of common stock issued and outstanding. You can vote in person at the Annual Meeting or by proxy. You may vote your shares through the Internet by following the voting procedures described in the Notice or, if you have requested and received paper copies of the proxy materials, by telephone or by signing, dating, and returning the proxy card sent to you. To use a particular voting procedure, follow the instructions on the Notice or the proxy card that you request and receive by mail or email.

If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If your shares are not registered in your own name and you plan to cast your votes in person at the Annual Meeting, you should contact your broker or agent to obtain a broker’s proxy card and bring it to the Annual Meeting in order to vote.

Voting by Proxy; Board of Directors’ Voting Recommendations

You may vote by proxy over the Internet or, if you request and receive a proxy card by mail or email, over the phone or by signing, dating and returning the proxy card sent to you. If you vote by proxy, the individuals named on the proxy, or their substitutes, will cast your votes in the manner you indicate. If you date, sign, and return a proxy card without marking your voting instructions, your votes will be cast in accordance with the recommendations of Redwood’s Board of Directors, as follows:

•	For the election of each of the seven nominees to serve as directors until the Annual Meeting of Stockholders in 2015 and until their successors are duly elected and qualify;
•	For the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2014;
•	For the approval, on an advisory basis, of the resolution approving the compensation of our named executive officers;
•	For the approval of the adoption of our 2014 Incentive Plan; and
•	In the discretion of the proxy holder on any other matter that properly comes before the Annual Meeting.

You may revoke or change your proxy at any time before it is exercised by submitting a new proxy through the Internet or by telephone, delivering to us a signed proxy with a date later than your previously delivered proxy, by voting in person at the Annual Meeting, or by sending a written revocation of your proxy addressed to Redwood’s Secretary at our principal executive office.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Under rules adopted by the Securities and Exchange Commission (SEC), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending the Notice to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce printing and mailing costs relating to our Annual Meeting.

Quorum Requirement

The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum for the transaction of business. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have or chooses not to exercise discretionary authority to vote the shares.

Other Matters

Our Board of Directors knows of no other matters that may be presented for stockholder action at the Annual Meeting. If other matters properly come before the Annual Meeting, however, it is intended that the persons named in the proxies will vote on those matters in their discretion.

Information About the Proxy Statement and the Solicitation of Proxies

Your proxy is solicited by our Board of Directors and we will bear the costs of this solicitation. Proxy solicitations will be made by mail, and also may be made by our directors, officers, and employees in person or by telephone, facsimile transmission, e-mail, or other means of communication. Banks, brokerage houses, nominees, and other fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of shares of our common stock entitled to be voted at the Annual Meeting and to obtain authorization for the execution of proxies on behalf of beneficial owners. We will, upon request, reimburse those parties for their reasonable expenses in forwarding proxy materials to their beneficial owners.

In addition, we have retained MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY, 10016, to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation and to contact brokerage houses and other nominees, fiduciaries and custodians to request that such entities forward soliciting materials to beneficial owners of our common stock. For these services, we will pay MacKenzie Partners, Inc. a fee not to exceed $40,000, plus expenses.

Annual Report

Our 2013 Annual Report, consisting of our Annual Report on Form 10-K for the year ended December 31, 2013, is being made available to stockholders together with this Proxy Statement and contains financial and other information about Redwood, including audited financial statements for our fiscal year ended December 31, 2013. Certain sections of our 2013 Annual Report are incorporated into this Proxy Statement by reference, as described in more detail under “Information Incorporated by Reference” below. Our 2013 Annual Report is also available on our website.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of the Notice, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing and mailing costs.

Householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of this document for your household, please contact our transfer agent, Computershare Trust Company, N.A., either in writing at: Computershare Investor Services, 250 Royall Street, Canton, MA 02021; or by telephone at: (888) 472-1955.

If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to participate in householding and prefer to receive separate copies of this document in the future, please contact Computershare as indicated above.

Beneficial owners can request information about householding from their banks, brokers, or other holders of record.

CORPORATE GOVERNANCE

Corporate Governance Standards

Our Board of Directors has adopted Corporate Governance Standards (Governance Standards). Our Governance Standards are available on our website as well as in print at the written request of any stockholder addressed to Redwood’s Secretary at our principal executive office. The Governance Standards contain general principles regarding the composition and functions of our Board of Directors and its committees.

Process for Nominating Potential Director Candidates

Identifying and Evaluating Nominees for Directors.  Our Board of Directors nominates director candidates for election by stockholders at each annual meeting and elects new directors to fill vacancies on our Board of Directors between annual meetings of the stockholders. Our Board of Directors has delegated the selection and initial evaluation of potential director nominees to the Governance and Nominating Committee with input from the Chief Executive Officer and President. The Governance and Nominating Committee makes the final recommendation of candidates to our Board of Directors for nomination. Our Board of Directors, taking into consideration the assessment of the Governance and Nominating Committee, also determines whether a nominee would be an independent director.

Stockholders’ Nominees.  Our Bylaws permit stockholders to nominate a candidate for election as a director at an annual meeting of the stockholders subject to compliance with certain notice and informational requirements, as more fully described below in this Proxy Statement under “Stockholder Proposals for the 2015 Annual Meeting.” A copy of the full text of our Bylaws may be obtained by any stockholder upon written request addressed to Redwood’s Secretary at our principal executive office. Among other matters required under our Bylaws, any stockholder nominations should include the nominee’s name and qualifications for Board membership and should be addressed to Redwood’s Secretary at our principal executive office.

The policy of the Governance and Nominating Committee is to consider properly submitted stockholder nominations for candidates for election to our Board of Directors. The Governance and Nominating Committee evaluates stockholder nominations in connection with its responsibilities set forth in its written charter and applies the qualification and diversity criteria set forth in the Governance Standards.

Director Qualifications.  Our Governance Standards contain Board membership criteria that apply to nominees for our Board of Directors. Each member of our Board of Directors must exhibit high standards of integrity, commitment, and independence of thought and judgment, and must be committed to promoting the best interests of Redwood. In addition, each director must devote the time and effort necessary to be a responsible and productive member of our Board of Directors. This includes developing knowledge about Redwood’s business operations and doing the work necessary to participate actively and effectively in Board and committee meetings.

Our Governance Standards also contain criteria that are intended to guide our Governance and Nominating Committee’s considerations of diversity in identifying nominees for our Board of Directors. In particular, our Governance Standards provide that the members of our Board of Directors should collectively possess a broad range of talent, skill, expertise, and experience useful to effective oversight of our business and affairs and sufficient to provide sound and prudent guidance with respect to our operations and interests. The self-assessments that are conducted each year by our Board of Directors and our Governance and Nominating Committee include an assessment of whether the Board’s then current composition represents the broad range of talent, skill, expertise, and experience that is called for by our Governance Standards.

Director Independence

As required under Section 303A of the New York Stock Exchange (NYSE) Listed Company Manual and our Governance Standards, our Board of Directors has affirmatively determined that none of the following directors has a material relationship (either directly or as a partner, shareholder, or officer of an organization that has a relationship) with us and that each of them qualifies as “independent” under Section 303A: Richard D. Baum, Mariann Byerwalter, Douglas B. Hansen, Greg H. Kubicek, Jeffrey T. Pero, Georganne C. Proctor, and Charles J. Toeniskoetter. The Board of Directors’ determination was made with respect to Mr. Pero after consideration of the following: Mr. Pero is a retired partner of Latham & Watkins LLP and has been a director of Redwood since November 2009; Latham & Watkins LLP provides legal services to Redwood; and Mr. Pero’s retirement payments from Latham & Watkins LLP are adjusted to exclude any proportionate benefit received from the fees paid by Redwood to Latham & Watkins LLP.

One member of our Board of Directors, Martin S. Hughes, does not qualify as “independent” under Section 303A of the NYSE Listed Company Manual or our Governance Standards. Mr. Hughes does not qualify as independent because he is Redwood’s current Chief Executive Officer.

Board Leadership Structure

At Redwood, there is a separation of the chairman and chief executive officer roles. The Chairman of the Board of Directors presides over meetings of the Board and serves as a liaison between the Board and management of Redwood. In addition, the Chairman provides input regarding Board agendas, materials, and areas of focus, and may represent Redwood to external constituencies such as investors, governmental representatives, and business counterparties. The Chairman is currently Richard D. Baum, who was elected Chairman in September 2012 and who has continuously served as an independent director of Redwood since 2001.

Under Redwood’s Governance Standards, the Board of Directors also has a Vice-Chairman who presides over meetings of the Board in the absence of the Chairman and who also acts as a resource to management upon request by providing strategic counsel and advice. The Vice-Chairman is currently Douglas B. Hansen, who was elected Vice-Chairman in September 2012. Mr. Hansen is currently an independent director, has served as a director of Redwood since 1994, and is a founder of Redwood and served as Redwood’s President from 1994 through his retirement from that position at the end of 2008. In addition, under the Governance Standards, each of the Audit Committee, Compensation Committee, and Governance and Nominating Committee of Redwood’s Board of Directors is composed solely of independent directors.

The Board believes this leadership structure is appropriate for Redwood, as it provides for the Board to be led by, and its standing committees to be composed of, independent directors. As an independent Chairman of the Board, Mr. Baum brings more than a decade of experience of serving on Redwood’s Board along with the important perspective of an independent director to this leadership position. As an independent Vice-Chairman of the Board, Mr. Hansen also brings significant prior experience as the President of Redwood to bear on his leadership responsibilities.

Executive Sessions

Our Governance Standards require that our non-employee directors (i.e., the seven of our eight directors who are not Redwood employees) meet in executive session at each regularly scheduled meeting of our Board of Directors and at such other times as determined by our Chairman. In addition, if any non-employee director is not also an independent director, then our Governance Standards require that our independent directors meet at least annually in executive session without any such non-independent directors.

Board of Directors’ Role in Risk Oversight

The Board of Directors takes an active role in risk oversight. At its regular meetings it reviews Redwood’s business and investment strategies and plans and seeks an understanding of the related risks as well as management’s approach to identifying and managing those risks. Because of the nature of Redwood’s business, the Board of Directors focuses on, among other things, establishing the appropriate philosophy with respect to investment risk and determining whether risks actually taken are in accordance with this philosophy. In carrying out its role in risk oversight, the Board of Directors receives and discusses quarterly reports from the Chief Executive Officer, Chief Investment Officer and Audit Committee, which also carries out a risk oversight function delegated by the Board of Directors.

Under its charter, the Audit Committee is specifically charged with (i) inquiring of management and Redwood’s independent registered public accounting firm about significant risks or exposures with respect to corporate accounting, reporting practices of Redwood, the quality and integrity of the financial reports and controls of Redwood, regulatory and accounting initiatives, and any off-balance sheet structures and (ii) assessing the steps management has taken to minimize such risks. In addition, the Audit Committee is specifically charged with regularly discussing with management Redwood’s policies with respect to risk assessment and risk management, including identification of Redwood’s major financial and operational risk exposures and the steps management has taken to monitor and control those exposures.

The Audit Committee carries out this function by, among other things, receiving a quarterly risk management report from Redwood’s Chief Executive Officer and Chief Investment Officer, and a quarterly internal audit report from Redwood’s head of internal audit, reviewing these reports, and discussing them by asking questions and providing direction to management. In addition, as noted below under “Audit Committee Matters — Audit Committee Report,” the Audit Committee also receives and discusses regular and required communications from Redwood’s independent registered public accounting firm regarding, among other things, Redwood’s internal controls. In addition to discussion of these reports during Audit Committee meetings, as circumstances merit, the Audit Committee holds separate executive sessions with one or more of the Chief Executive Officer, Redwood’s head of internal audit, and representatives of Redwood’s independent registered public accounting firm to discuss any matters that the Audit Committee or these persons believe should be discussed in the absence of other members of management.

In addition, when appropriate, the Board of Directors may delegate to other standing committees risk oversight responsibilities with respect to certain matters or request that other committees review certain risk oversight matters. For example, the Compensation Committee has been delegated to review, on an annual basis, whether Redwood’s compensation policies and practices are reasonably likely to have a material adverse effect on Redwood.

The Board of Directors believes that this manner of administering the risk oversight function effectively integrates such oversight into the Board of Directors’ leadership structure, because the risk oversight function is carried out both at the Board level as well as through delegation to the Audit Committee, which consists solely of independent directors, and when appropriate to the other standing committees of the Board of Directors, which also consist solely of independent directors.

Communications with the Board of Directors

Stockholders and other interested parties may communicate with our Board of Directors by e-mail addressed to boardofdirectors@redwoodtrust.com. The Chairman has access to this e-mail address and provides access to the other directors as appropriate. Communications that are intended specifically for non-employee directors should be addressed to the Chairman.

Director Attendance at Annual Meetings of Stockholders

Pursuant to our Governance Standards, our directors are expected to attend annual meetings of stockholders. All of our directors attended last year’s annual meeting of stockholders in person. We currently expect all of our directors to attend this year’s Annual Meeting.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics that applies to all of our directors, officers, and employees. Our Code of Ethics is available on our website as well as in print at the written request of any stockholder addressed to Redwood’s Secretary at our principal executive office.

We intend to post on our website and disclose in a Current Report on Form 8-K, to the extent required by applicable regulations, any change to the provisions of our Code of Ethics and any waiver of a provision of the Code of Ethics.

STOCK OWNERSHIP REQUIREMENTS

Required Stock Ownership by Directors

Pursuant to our Governance Standards, non-employee directors are required to purchase from their own funds at least $50,000 (as measured on a purchase cost basis, including deferred stock units credited to our Executive Deferred Compensation Plan through the voluntary deferral of what otherwise would have been current cash compensation) of our common stock within three years from the date of commencement of their Board membership. Any director whose status has changed from being an employee director to being a non-employee director is not subject to this requirement if that director held at least $50,000 of our common stock at the time of that change in status (as measured on the purchase cost basis outlined in the prior sentence).

In addition, non-employee directors are required to own at least $350,000 of our common stock (as measured on a purchase/acquisition cost basis, including deferred stock units acquired through both voluntary and involuntary deferred compensation) within five years from the date of commencement of their Board membership. Stock and deferred stock units acquired with respect to the $50,000 stock ownership requirement count toward the attainment of this additional stock ownership requirement.

As of the date of this Proxy Statement, all of our non-employee directors were in compliance with these guidelines.

Required Stock Ownership by Executive Officers

The Compensation Committee of our Board of Directors has set the following executive stock ownership guidelines with respect to our executive officers (as measured on a purchase/acquisition cost basis, including deferred stock units acquired through both voluntary and involuntary deferred compensation).

•	Each executive officer is required to own stock with a value at least equal to (i) six times current salary for the Chief Executive Officer, (ii) three times current salary for the President, and (iii) two times current salary for the other executive officers;
•	Three years are allowed to initially attain the required level of ownership, and three years are allowed to acquire additional incremental shares if promoted to a position with a higher guideline (if not in compliance at the indicated times, then the executive officer is required to retain net after-tax shares delivered as compensation or from the Executive Deferred Compensation Plan until compliance is achieved); and
•	All shares owned outright are counted, including those held in trust for the executive officer and his or her immediate family, as well as vested deferred stock units and any other vested shares held pursuant to other employee plans.

For purposes of determining compliance, the original purchase or acquisition price is used as the value of shares held. As of the date of this Proxy Statement, all of Redwood’s executive officers were in compliance with these guidelines either due to ownership of the requisite number of shares or because the executive officer was within the time period permitted to attain the required level of ownership. The chart below illustrates the stock ownership level relative to the applicable guideline for each of our executive officers, Martin S. Hughes, Brett D. Nicholas, Fred J. Matera, Christopher J. Abate and Andrew P. Stone.

Compliance with Executive Stock Ownership Guidelines
($ in millions)*

*	Calculated on a purchase/acquisition cost basis in accordance with Executive Stock Ownership Guidelines.
**	Mr. Abate is within the three-year period allowed to initially attain the required level of ownership since his promotion to the CFO position.

ITEM 1 — ELECTION OF DIRECTORS

Redwood is transitioning to a declassified Board of Directors pursuant to an amendment to Redwood’s charter approved at the 2012 annual meeting of stockholders. Beginning with the 2013 annual meeting of stockholders, as each class’s term expires, the successors to the directors in that class are elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify. Accordingly, the current Class II directors have been nominated to be elected at the Annual Meeting to serve until the next annual meeting of stockholders and until their successors are duly elected and qualify. In 2015, the transition to a declassified Board of Directors will be complete and at the annual meetings of stockholders held in 2015 and thereafter, the entire Board of Directors will be subject to annual election.

The nominees for the seven director positions are set forth below. In the event we are advised prior to the Annual Meeting that any nominee will be unable to serve or for good cause will not serve as a director if elected at the Annual Meeting, the proxies will cast votes for any person who shall be nominated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, we are not aware of any nominee who is unable or unwilling to serve as a director. The nominees listed below currently are serving as directors of Redwood.

Vote Required

If a quorum is present, the election of each nominee as a director requires a majority of the votes cast with respect to such nominee at the Annual Meeting. For purposes of the election of directors, a majority of the votes cast means that the number of votes cast “for” a nominee for election as a director exceeds the number of votes cast “against” that nominee. Cumulative voting in the election of directors is not permitted. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES IDENTIFIED BELOW.

Nominees to Board of Directors

Name	Position with Redwood
Richard D. Baum	Chairman of the Board
Mariann Byerwalter	Director
Douglas B. Hansen	Vice-Chairman of the Board
Martin S. Hughes	Director and Chief Executive Officer
Greg H. Kubicek	Director
Jeffrey T. Pero	Director
Charles J. Toeniskoetter	Director

Certain biographical information regarding each nominee for election at the Annual Meeting is set forth below along with biographical information for the other director.

Richard D. Baum, age 67, is Chairman of the Board and has been a director of Redwood since 2001. Mr. Baum is currently the President and Managing Partner of Atwater Retirement Village LLC (a private company). From 2008 to mid-2009, Mr. Baum served as Executive Director of the California Commission for Economic Development. He also served as the Chief Deputy Insurance Commissioner for the State of California from 1991 to 1994 and 2003 to 2007. Mr. Baum served from 1996 to 2003 as the President and CEO of Care West Insurance Company, a worker’s compensation insurance company, and prior to 1991 as Senior Vice President of Amfac, Inc., a diversified operating company engaged in various businesses, including real estate development and property management. Mr. Baum holds a B.A. from Stanford University, an M.A. from the State University of New York, and a J.D. from George Washington University, National Law Center.

The Board of Directors concluded that Mr. Baum should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management experience
•	Experience as a chief executive officer
•	Experience in government service and financial regulation
•	Expertise and experience relating to the insurance industry
•	Expertise and experience relating to the real estate development industry and property management business
•	Expertise and experience relating to institutional governance
•	Professional and educational background

Mariann Byerwalter, age 53, has been a director of Redwood since 1998. Ms. Byerwalter is currently Chairman of JDN Corporate Advisory LLC (a privately held advisory services firm). Ms. Byerwalter served as the Chief Financial Officer and Vice President for Business Affairs of Stanford University from 1996 to 2001. She was a partner and co-founder of America First Financial Corporation from 1987 to 1996, and she served as Chief Operating Officer, Chief Financial Officer, and a director of America First Eureka Holdings, a publicly traded institution and the holding company for Eureka Bank, from 1993 to 1996. She serves on the Board of Directors of Pacific Life Corp., SRI International (Chairman, Board of Directors), Burlington Capital Corporation, WageWorks, Inc., the Lucile Packard Children’s Hospital, and served on the Stanford Hospital and Clinics Board of Directors until December 31, 2013. In April 2012, she completed her term on the Board of Trustees of Stanford University. Ms. Byerwalter serves as a Trustee of certain investment companies affiliated with Charles Schwab Corporation. Ms. Byerwalter holds a B.A. from Stanford University and an M.B.A. from Harvard Business School.

The Board of Directors concluded that Ms. Byerwalter should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management and entrepreneurial experience
•	Experience as a chief financial officer
•	Expertise and experience in the banking and insurance industries
•	Expertise and experience relating to institutional governance
•	Professional and educational background

Douglas B. Hansen, age 56, is Vice-Chairman of the Board, is a founder of Redwood, and served as Redwood’s President from 1994 through 2008. Mr. Hansen retired from his position as President of Redwood at the end of 2008. Mr. Hansen has been a director of Redwood since 1994. From 1990 through 1997, Mr. Hansen was a Principal with GB Capital. GB Capital assisted banks, insurance companies, and savings and loans in managing portfolios of securitized and unsecuritized mortgage loans, in arranging collateralized borrowings, in hedging balance sheet risks, and with other types of capital markets transactions. Mr. Hansen serves on the boards of several not-for-profit institutions, including the International Center of Photography and River of Knowledge. Mr. Hansen holds a B.A. in Economics from Harvard College and an M.B.A. from Harvard Business School.

The Board of Directors concluded that Mr. Hansen should continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management experience, including experience as President of Redwood Trust since its founding in 1994 through 2008
•	Skill and experience in investing in real estate-related assets and managing portfolios of such investments

•	Skill and experience in managing balance sheet exposures and managing risks
•	Skill and experience in executing capital markets transactions
•	Experience in finance and accounting matters
•	Professional and educational background

Martin S. Hughes, age 56, has served as Chief Executive Officer since May 2010 and as a director since January 2011. Mr. Hughes served as President from January 2009 to January 2012, Co-Chief Operating Officer from November 2007 to May 2010, Chief Financial Officer from 2006 to April 2010, Treasurer from 2006 to 2007, and Vice President from 2005 to 2007. Mr. Hughes has 20 years of senior management experience in the financial services industry. From 2000 to 2004, Mr. Hughes was the President and Chief Financial Officer for Paymap, Inc. In addition, Mr. Hughes served as a Vice President and Chief Financial Officer for Redwood from 1998 to 1999. Mr. Hughes also served as Chief Financial Officer for North American Mortgage Company from 1992 to 1998. Prior to 1992, Mr. Hughes was employed for eight years at an investment banking firm and for four years at Deloitte & Touche. Mr. Hughes has a BS in accounting from Villanova University.

The Board of Directors concluded that Mr. Hughes should continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management experience, including experience as Chief Executive Officer, President, and Chief Financial Officer of Redwood
•	Skill and experience in managing balance sheet exposures and managing risks
•	Skill and experience in executing capital markets transactions
•	Expertise and experience in the mortgage lending and investment banking industries
•	Accounting expertise and experience
•	Professional and educational background

Greg H. Kubicek, age 57, has been a director of Redwood since 2002. Mr. Kubicek is President of The Holt Group, Inc., a real estate company that develops, owns, and manages commercial real estate properties and is a residential homebuilder. Mr. Kubicek currently serves as a director for Cadet Manufacturing Co. He has also served as Chairman of the Board of Cascade Corporation, an international manufacturing corporation. Mr. Kubicek holds a B.A. in Economics from Harvard College.

The Board of Directors concluded that Mr. Kubicek should continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes
•	Management and entrepreneurial experience
•	Expertise and experience in the real estate development industry
•	Experience and expertise in the property management business
•	Professional and educational background

Jeffrey T. Pero, age 67, has been a director of Redwood since November 2009. Mr. Pero retired in October 2009, after serving as a partner for more than 23 years, from the international law firm of Latham & Watkins LLP. At Latham & Watkins LLP, Mr. Pero’s practice focused on advising clients regarding corporate governance matters, debt and equity financings, mergers and acquisitions, and compliance with U.S. securities laws; Mr. Pero also served in various firm management positions. Mr. Pero currently serves as a director of BRE Properties, Inc., a real estate investment trust. Mr. Pero holds a B.A. from the University of Notre Dame and a J.D. from New York University School of Law.

The Board of Directors concluded that Mr. Pero should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Expertise and experience in structuring and negotiating debt and equity financings
•	Expertise and experience relating to corporate governance
•	Management experience
•	Expertise and experience relating to real estate investment trusts
•	Expertise and experience relating to the U.S. securities laws
•	Professional and educational background

Charles J. Toeniskoetter, age 69, has been a director of Redwood since 1994. Mr. Toeniskoetter is Chairman of Toeniskoetter Development, Inc., a company that has developed, owns, and manages over $250 million of commercial and industrial real estate properties, and Chairman & CEO of Toeniskoetter Construction, Inc. Mr. Toeniskoetter serves on the Board of Directors of Heritage Commerce Corp. (NASDAQ: HTBK), as well as a number of community organizations. Mr. Toeniskoetter holds a B.S. in Mechanical Engineering from the University of Notre Dame and an M.B.A. from the Stanford University Graduate School of Business.

The Board of Directors concluded that Mr. Toeniskoetter should continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes, including experience as a chief executive officer
•	Management and entrepreneurial experience
•	Experience as director of public companies
•	Expertise and experience in the commercial real estate industry
•	Expertise and experience in the banking and investment management industries
•	Professional and educational background

Current Director — Term Expiring After 2014

Georganne C. Proctor, age 57, has been a director of Redwood since March 2006. Ms. Proctor is the former Chief Financial Officer of TIAA-CREF, and served in that position from June 2006 to July 2010. Additionally, Ms. Proctor served as Executive Vice President for Enterprise Integration from January 2010 to July 2010. From July 2010 to October 2010, she served as Enterprise Integration’s Executive Vice President. From 2003 to 2005, Ms. Proctor was Executive Vice President of Golden West Financial Corporation, a thrift institution. From 1994 to 1997, Ms. Proctor was Vice President of Bechtel Group, a global engineering firm, and also served as its Senior Vice President and Chief Financial Officer from 1997 to 2002 and as a director from 1999 to 2002. From 1991 to 1994, Ms. Proctor served as finance director of certain divisions of The Walt Disney Company, a diversified worldwide entertainment company. Ms. Proctor currently serves on the Board of Directors of Och-Ziff Capital Management Group and SunEdison, Inc. Ms. Proctor previously served on the Board of Directors of Kaiser Aluminum Corporation from 2006 to 2009. Ms. Proctor holds a B.S. in Business Management from the University of South Dakota and an M.B.A. from California State University East Bay. Ms. Proctor is a Class III director whose term expires in 2015.

The Board of Directors concluded that Ms. Proctor should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Management experience
•	Experience as a chief financial officer
•	Expertise and experience in the banking and investment management industries
•	Professional and educational background

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors currently consists of eight directors. Our Board of Directors has established three standing committees of the Board: the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee. The membership of each committee and the function of each committee are described below. Each of the committees has adopted a charter and the charters of all committees are available on our website and in print at the written request of any stockholder addressed to Redwood’s Secretary at our principal executive office.

Our Board of Directors held a total of five meetings during 2013. The non-employee directors of Redwood met in executive session at each of the five meetings during 2013. Mr. Baum presided at executive sessions of the independent directors. No director attended fewer than 75% of the meetings of the Board of Directors and the committees on which he or she served and all of our directors attended last year’s annual meeting of stockholders in person.

Audit Committee

The Audit Committee provides oversight regarding accounting, auditing, risk management, and financial reporting practices of Redwood. The Audit Committee consists solely of non-employee directors, all of whom our Board of Directors has determined are independent within the meaning of the listing standards of the NYSE and the rules of the SEC. Our Board of Directors has determined that all members of the Audit Committee are “financially literate” within the meaning of the applicable regulations and standards and has designated Ms. Proctor as an “audit committee financial expert” within the meaning of the applicable regulations and standards. The Audit Committee met four times in 2013 in order to carry out its responsibilities, as discussed below under “Audit Committee Matters — Audit Committee Report.”

Compensation Committee

The Compensation Committee reviews and approves Redwood’s compensation philosophy, reviews the competitiveness of Redwood’s compensation practices, as well as risks that may arise from those practices, determines and approves the annual base salaries and incentive compensation paid to our executive officers, approves the terms and conditions of proposed incentive plans applicable to our executive officers and other employees, approves and oversees the administration of Redwood’s employee benefit plans, and reviews and approves hiring and severance arrangements for our executive officers. The Compensation Committee consists solely of non-employee directors, all of whom our Board of Directors has determined are independent within the meaning of the listing standards of the NYSE, are “non-employee directors” within the meaning of the rules of the SEC, and are “outside directors” within the meaning of the rules of the Internal Revenue Service (the IRS). The Compensation Committee met four times in 2013 in order to carry out its responsibilities as more fully discussed below under “Executive Compensation — Compensation Discussion and Analysis.”

Governance and Nominating Committee

The Governance and Nominating Committee reviews and considers corporate governance guidelines and principles, evaluates potential director candidates and recommends qualified candidates to the full Board, reviews the management succession plan and evaluates executives in connection with succession planning, and oversees the evaluation of the Board of Directors. The Governance and Nominating Committee consists solely of non-employee directors, all of whom our Board of Directors has determined are independent within the meaning of the listing standards of the NYSE. The Governance and Nominating Committee met five times in 2013 in order to carry out its responsibilities.

Committee Members

The current members of each of the three standing committees are listed below, with the Chair appearing first.

Audit	Compensation	Governance and Nominating
Greg H. Kubicek	Georganne C. Proctor	Jeffrey T. Pero
Mariann Byerwalter	Richard D. Baum	Richard D. Baum
Georganne C. Proctor	Mariann Byerwalter	Greg H. Kubicek
Charles J. Toeniskoetter	Jeffrey T. Pero	Charles J. Toeniskoetter

DIRECTOR COMPENSATION

Information on our non-employee director cash compensation to be paid in 2014 is set forth in the table below.

Annual Retainer	$70,000*
Committee Meeting Fee (in person attendance)	$2,000
Committee Meeting Fee (telephonic attendance)	$1,000

*	The Chair of the Audit Committee receives an additional annual cash retainer of $20,000 and the Chairs of the Compensation Committee and the Governance and Nominating Committee each receive an additional annual cash retainer of $15,000. The Chairman of the Board of Directors receives an additional annual cash retainer of $50,000 per annum. The Vice-Chairman of the Board of Directors receives an additional annual cash retainer of $20,000 per annum.

Non-employee directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings, as well as for their and, in some cases, their guest’s attendance at other Redwood-related meetings or events. Non-employee directors may also be reimbursed for out-of-pocket expenses incurred in attending conferences or educational seminars that relate to their Board service.

Non-employee directors are also granted deferred stock units (or comparable equity-based awards) each year at the time of the annual meeting of stockholders. The number of deferred stock units (or comparable equity-based awards) granted is determined by dividing $85,000 by the closing price of Redwood’s common stock on the NYSE on the day immediately prior to grant (and rounding to the nearest whole share amount). Non-employee directors may also be granted equity-based awards upon their initial election to the Board. Deferred stock units (or comparable equity-based awards) may be credited under our Executive Deferred Compensation Plan. These deferred stock units (or comparable equity-based awards) are fully vested upon grant, although they are generally subject to a mandatory four-year holding period. Dividend equivalent rights on deferred stock units (or comparable equity-based awards) are generally paid in cash to directors on each dividend distribution date.

Each director may elect to defer receipt of cash compensation or dividend equivalent rights through our Executive Deferred Compensation Plan. Cash balances in the Executive Deferred Compensation Plan are unsecured liabilities of Redwood and are utilized by Redwood as available capital to fund investments and operations. Based on each director’s election, deferred compensation can either be deferred into a cash account and earn a rate of return that is equivalent to 120% of the applicable long-term federal rate published by the IRS compounded monthly or be deferred into deferred stock units which will, among other things, entitle them to receive dividend equivalent rights related to those units.

The following table provides information on non-employee director compensation for 2013, which compensation was paid in accordance with the 2013 director compensation policy disclosed in Redwood’s 2013 annual proxy statement or in accordance with the changes to that policy subsequently approved by the Board. Director compensation is set by the Board and is subject to change. Directors who are employed by Redwood do not receive any compensation for their Board activities.

Non-Employee Director Compensation — 2013(1)

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	All Other Compensation ($)(5)	Total ($)
Richard D. Baum	$136,000	$75,006	—	$211,006
Mariann Byerwalter	$85,000	$75,006	—	$160,006
Douglas B. Hansen	$103,000	$75,006	—	$178,006
Greg H. Kubicek	$106,000	$75,006	—	$181,006
Jeffrey T. Pero	$101,000	$75,006	—	$176,006
Georganne C. Proctor	$101,000	$75,006	—	$176,006
Charles J. Toeniskoetter	$86,000	$75,006	—	$161,006

(1)	The table does not include dividend equivalent rights paid on deferred stock units, as the value of the dividend equivalent rights was factored into the grant date fair value of the original deferred stock unit awards in accordance with FASB Accounting Standards Codification Topic 718.
(2)	Fees earned are based on the following standard compensation arrangements in place for 2013: (i) annual cash retainer of $70,000; (ii) additional annual retainer for the Chairman of the Board of $50,000; (iii) additional annual retainer for the Vice-Chairman of the Board of $20,000; (iv) additional annual retainer for Audit Committee Chair of $20,000; (v) additional annual retainer for Compensation Committee Chair and Governance and Nominating Committee Chair of $15,000; (vi) committee meeting fee (in person attendance) of $2,000 per meeting; and (vii) committee meeting fee (telephonic attendance) of $1,000 per meeting.
(3)	Stock awards consisted of an annual grant of vested deferred stock units. Value of deferred stock units awarded was determined in accordance with FASB Accounting Standards Codification Topic 718.
(4)	As of December 31, 2013, the aggregate number of stock awards and options awards outstanding for each non-employee director was as follows: Richard D. Baum had 18,672 vested deferred stock units (DSUs) and 2,500 stock options; Mariann Byerwalter had 18,672 vested DSUs and 2,500 stock options; Douglas B. Hansen had 18,672 vested DSUs and 31,496 stock options; Greg H. Kubicek had 64,421 vested DSUs and 2,500 stock options; Jeffrey T. Pero had 20,477 vested DSUs; Georganne C. Proctor had 43,199 vested DSUs; and Charles J. Toeniskoetter had 18,672 vested DSUs and 2,500 stock options.
(5)	Certain non-employee directors brought a guest to the annual retreat of Redwood’s Board of Directors, at a cost per guest of less than $2,000 and at an aggregate cost to Redwood for all guests of less than $4,000.

The following table provides information on stock unit distributions to non-employee directors from our Executive Deferred Compensation Plan in 2013. Stock units distributed represent compensation previously awarded in prior years and were reported as director or executive compensation in those prior years.

Name	Stock Units Distributed (#)	Aggregate Value of Stock Units Distributed ($)(1)
Richard D. Baum(2)	3,536	$80,684
Mariann Byerwalter(3)	3,536	$80,684
Douglas B. Hansen(4)	3,648	$83,247
Jeffrey T. Pero(5)	2,812	$64,178
Charles J. Toeniskoetter(6)	3,536	$80,684

(1)	The aggregate value of stock units distributed is calculated by multiplying the number of stock units distributed by the fair market value of Redwood common stock on the date of distribution.
(2)	Mr. Baum had deferred stock units distributed in 2013 that were awarded in 2009.
(3)	Ms. Byerwalter had deferred stock units distributed in 2013 that were awarded in 2009.
(4)	Mr. Hansen had deferred stock units distributed in 2013 that were awarded in 2009. In addition, Mr. Hansen had deferred stock units distributed in 2013 related to the deferral of dividend equivalent rights paid in 2009, which he elected to defer into deferred stock units.
(5)	Mr. Pero had deferred stock units distributed in 2013 that were awarded in 2009. In addition, Mr. Pero had deferred stock units distributed in 2013 related to the deferral of dividend equivalent rights paid between 2009 through 2012, which he elected to defer into deferred stock units.
(6)	Mr. Toeniskoetter had deferred stock units distributed in 2013 that were awarded in 2009.

EXECUTIVE OFFICERS

Executive officers of Redwood as of the date of this Proxy Statement are listed in the table below. For purposes of this Proxy Statement, each of Mr. Hughes, Mr. Nicholas, Mr. Matera, Mr. Abate and Mr. Stone were Named Executive Officers (NEOs) for 2013.

Name	Position with Redwood as of December 31, 2013	Age
Martin S. Hughes	Chief Executive Officer	56
Brett D. Nicholas	President	45
Fred J. Matera	Chief Investment Officer	50
Christopher J. Abate	Chief Financial Officer	34
Andrew P. Stone	General Counsel & Secretary	42

Executive officers of Redwood serve at the discretion of our Board of Directors. Biographical information regarding Mr. Hughes is provided in the preceding pages. Biographical information regarding Mr. Nicholas, Mr. Matera, Mr. Abate, and Mr. Stone is set forth below.

Brett D. Nicholas, age 45, has served as President since January 2012. Mr. Nicholas served as Executive Vice President and Chief Operating Officer from May 2010 to January 2012 and Chief Investment Officer from 2007 to January 2012. Mr. Nicholas also served as Co-Chief Operating Officer from 2007 to May 2010 and Vice President of Redwood from 1996 to 2007. Mr. Nicholas is responsible for managing Redwood’s day-to-day operations and investment activity. Prior to joining Redwood, he was Vice President of Secondary Marketing at California Federal Bank, FSB and Vice President of Secondary Marketing at Union Security Mortgage. Mr. Nicholas holds a B.A. in economics from the University of Colorado at Boulder and is a graduate of the Stanford University Executive Program.

Fred J. Matera, age 50, joined Redwood Trust in 2008 as Managing Director and since 2012 has served as the Chief Investment Officer (CIO) responsible for Redwood’s residential and commercial investment and capital markets activities. Prior to joining Redwood, and since the spring of 2001, Mr. Matera was a Managing Director and Co-Head of Structured Credit at RBS Greenwich Capital. He began his career in finance in 1989 as a mortgage trader, and has held a number of fixed income trading positions in financial services firms, including Goldman Sachs, DLJ, and First Boston. Prior to graduating from business school, Mr. Matera was an analyst at the Federal Reserve Bank of New York. Mr. Matera has a B.A. in economics from Tufts University, and an M.B.A. in finance from The Wharton School of the University of Pennsylvania.

Christopher J. Abate, age 34, has served as Chief Financial Officer since March 2012. Mr. Abate also served as Redwood’s Controller from January 2009 until March 2013 and has been employed by Redwood since April 2006. Prior to being named Controller, Mr. Abate served as a Vice President beginning in December 2007 and as a Managing Director since December 2008, with responsibility during the majority of that time for Redwood’s accounting and financial reporting functions. Before joining Redwood, Mr. Abate was employed by PricewaterhouseCoopers LLP as an auditor and consultant. He holds a B.A. in accounting and finance from Western Michigan University, an M.B.A. from the University of California at Berkeley and Columbia University, and is a certified public accountant.

Andrew. P. Stone, age 42, has served as General Counsel since December 2008 and as Secretary since 2009. Prior to joining Redwood, he served as Deputy General Counsel of Thomas Weisel Partners Group, Inc. from 2006 to 2008 and between 1996 and 2006 practiced corporate and securities law at Sullivan & Cromwell LLP and Brobeck, Phleger & Harrison LLP. Mr. Stone holds a B.A. in mathematics and history from Kenyon College and a J.D. from New York University School of Law.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information, as of March 15, 2014, on the beneficial ownership of our common stock by our current directors and executive officers, and by all of these directors and executive officers as a group. As indicated in the notes, the table includes common stock equivalents held by these individuals through Redwood-sponsored benefits programs. Except as otherwise indicated and for such power that may be shared with a spouse, each person has sole investment and voting power with respect to the shares shown to be beneficially owned. Beneficial ownership is determined in accordance with the rules of the SEC.

Executive Officers	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Class(2)
Martin S. Hughes(3)	724,568	*
Brett D. Nicholas(4)	563,978	*
Christopher J. Abate(5)	48,907	*
Fred J. Matera(6)	144,286	*
Andrew P. Stone(7)	80,237	*

Non-Employee Directors
Richard D. Baum(8)	35,930	*
Mariann Byerwalter(9)	29,089	*
Douglas B. Hansen(10)	360,561	*
Greg H. Kubicek(11)	162,913	*
Jeffrey T. Pero(12)	33,258	*
Georganne C. Proctor(13)	54,014	*
Charles J. Toeniskoetter(14)	46,855	*
All directors and executive officers as a group (12 persons)(15)	2,284,596	2.72%

*	Less than 1%.
(1)	Represents shares of common stock outstanding, common stock underlying vested options that are exercisable within 60 days of March 15, 2014, and common stock underlying deferred stock units that have vested or will vest within 60 days of March 15, 2014.
(2)	Based on 82,534,625 shares of our common stock outstanding as of March 15, 2014.
(3)	Includes 240,749 shares of common stock and 483,819 deferred stock units that have vested or will vest within 60 days of March 15, 2014.
(4)	Includes 206,829 shares of common stock, 18,891 shares issuable upon the exercise of stock options exercisable within 60 days of March 15, 2014, and 338,258 deferred stock units that have vested or will vest within 60 days of March 15, 2014.
(5)	Includes 3,170 shares of common stock and 45,737 deferred stock units that have vested or will vest within 60 days of March 15, 2014.
(6)	Includes 14,432 shares of common stock and 129,854 deferred stock units that have vested or will vest within 60 days of March 15, 2014.
(7)	Includes 12,233 shares of common stock, and 68,004 deferred stock units that have vested or will vest within 60 days of March 15, 2014.
(8)	Includes 14,758 shares of common stock, 2,500 shares issuable upon the exercise of stock options exercisable within 60 days of March 15, 2014, and 18,672 vested deferred stock units.
(9)	Includes 7,917 shares of common stock, 2,500 shares issuable upon the exercise of stock options exercisable within 60 days of March 15, 2014, and 18,672 vested deferred stock units.
(10)	Includes 310,393 shares of common stock, 31,496 shares issuable upon the exercise of stock options exercisable within 60 days of March 15, 2014, and 18,672 vested deferred stock units.

(11)	Includes 94,010 shares of common stock held in direct ownership, living trusts and through an unaffiliated pension plan, 1,912 shares held of record by Mr. Kubicek’s spouse, 2,500 shares issuable upon the exercise of stock options exercisable within 60 days March 15, 2014, and 64,421 vested deferred stock units.
(12)	Includes 12,781 shares of common stock and 20,477 vested deferred stock units.
(13)	Includes 9,845 shares held in the Proctor Trust and 44,169 vested deferred stock units.
(14)	Includes 25,683 shares with respect to which Mr. Toeniskoetter has voting and investment power that are held in the Toeniskoetter & Breeding, Inc. Development Profit Sharing Trust, 2,500 shares issuable upon the exercise of stock options exercisable within 60 days of March 15, 2014, and 18,672 vested deferred stock units.
(15)	Includes 956,955 shares of common stock, 60,387 shares issuable upon the exercise of stock options exercisable within 60 days of March 15, 2014, and 1,269,428 vested deferred stock units.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of the dates noted below, with respect to shares of our common stock owned by each person or entity known by us to be the beneficial owner of approximately 5% or more of our common stock.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class(1)
FMR LLC(2)	7,887,240	9.56%
BlackRock, Inc.(3)	6,460,834	7.83%
Weitz Investment Management, Inc.(4)	6,123,169	7.42%
Wells Fargo & Company(5)	5,548,408	6.72%
T. Rowe Price Associates, Inc.(6)	4,930,870	5.97%
The Vanguard Group(7)	4,494,394	5.45%

(1)	Based on 82,534,625 shares of our common stock outstanding as of March 15, 2014.
(2)	Address: 245 Summer Street, Boston, Massachusetts 02210. The information in the above table and this footnote concerning the shares of common stock beneficially owned by FMR LLC (FMR) is based on the Schedule 13G filed by FMR with the SEC on February 14, 2014, which indicates that FMR and certain other subsidiary entities make aggregate reports on Schedule 13G and that the such entities, in the aggregate, have sole dispositive power with respect to 7,887,240 shares and sole voting power with respect to 2,977,113 shares.
(3)	Address: 40 East 52nd Street, New York, New York 10022. The information in the above table and this footnote concerning the shares of common stock beneficially owned by BlackRock, Inc. (BlackRock) is based on the amended Schedule 13G filed by BlackRock with the SEC on January 30, 2014, which indicates that BlackRock and certain other subsidiary entities make aggregate reports on Schedule 13G and that such entities, in the aggregate, have sole dispositive power with respect to 6,460,834 shares and sole voting power with respect to 6,175,853 shares.
(4)	Address: 1125 South 103rd Street, Suite 200, Omaha, Nebraska 68124. The information in the above table and this footnote concerning the shares of common stock beneficially owned by Weitz Investment Management, Inc. (Weitz Inc.) and Wallace R. Weitz (Weitz) is based on the amended Schedule 13G filed by Weitz with the SEC on January 23, 2014. The aggregate number of shares of common stock reported as beneficially owned by Weitz Inc. includes 6,123,169 shares with respect to which Weitz has shared dispositive power and shared voting power.
(5)	Address: 420 Montgomery Street, San Francisco, California 94163. The information in the above table and this footnote concerning the shares of common stock beneficially owned by Wells Fargo & Company (Wells Fargo) is based on the Schedule 13G filed by Wells Fargo with the SEC on January 27, 2014, which indicates that Wells Fargo and certain other subsidiary entities make aggregate reports on Schedule 13G and that such entities, in the aggregate, have shared dispositive power with respect to 5,548,351 shares, sole dispositive power with respect to 1 share, shared voting power with respect to 5,200,501 shares and sole voting power with respect to 1 share.
(6)	Address: 100 East Pratt Street, Baltimore, Maryland 21202. The information in the above table and this footnote concerning the shares of common stock beneficially owned by T. Rowe Price Associates, Inc.

(Price Associates) is based on the Schedule 13G filed by Price Associates with the SEC on February 13, 2014, which indicates that Price Associates has sole dispositive power with respect to 4,930,870 shares and sole voting power with respect to 1,259,470 shares. These securities are owned by various individual and institutional investors to which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(7)	Address: 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The information in the above table and this footnote concerning the shares of common stock beneficially owned by The Vanguard Group (Vanguard) is based on the Schedule 13G filed by Vanguard with the SEC on February 12, 2014, which indicates that Vanguard and certain other subsidiary entities make aggregate reports on Schedule 13G and that such entities, in the aggregate, have sole dispositive power with respect to 4,377,969 shares, shared dispositive power with respect to 116,425 shares and sole voting power with respect to 121,425 shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (CD&A)

Compensation Committee

The Compensation Committee (the Committee) of Redwood’s Board of Directors consists exclusively of independent directors as defined by the New York Stock Exchange (NYSE). The Committee acts on behalf of Redwood’s Board of Directors in administering Redwood’s executive compensation plans and programs.

The Committee currently consists of Georganne C. Proctor (Chair), Richard D. Baum, Mariann Byerwalter, and Jeffrey T. Pero. The Committee met four times in 2013 and has met one time to date in 2014.

The Committee is committed to providing disclosure within this Compensation Discussion and Analysis (CD&A) that gives insight into the process by which it arrives at determinations relating to executive compensation and the underlying rationale for those determinations. Among other things, this CD&A describes:

•	The Committee’s process for reviewing all components of the compensation of the Chief Executive Officer (CEO) and that of the other Named Executive Officers (NEOs).
•	The reasons for paying each element of compensation to the NEOs and Redwood’s compensation philosophy, objectives, and methodology for competitive benchmarking, including the use of peer groups.
•	The performance measures and goals used for performance-based compensation and factors taken into account in the Committee’s determination of whether those measures and goals were satisfied.
•	The severance and change of control payments that certain executives may become entitled to under certain circumstances.
•	The role of the Committee’s independent compensation consultant.

Executive Summary of CD&A

Redwood has adopted a performance-based compensation philosophy for its executive officers. Under that philosophy, Redwood seeks to provide incentives to achieve both short-term and long-term business objectives, align the interests of executive officers with the interests of Redwood’s long-term stockholders, and ensure that Redwood can hire and retain talented individuals in a competitive marketplace.

Executive officers are compensated through a combination of:

•	Base salary;
•	Performance-based annual bonus;
•	Long-term equity-based incentive awards; and
•	Other non-cash benefits, such as coverage for themselves and their families under Redwood’s medical, dental, and vision health insurance plans.

In accordance with SEC regulations, this CD&A is focused on the compensation of Redwood’s Named Executive Officers (NEOs) for 2013, although it also provides some general discussion and analysis of aspects of Redwood’s compensation programs, plans, and practices that apply to all of Redwood’s officers and employees. Under SEC regulations, Redwood has five NEOs for 2013, which are listed below with their current titles:

•	Martin S. Hughes, Chief Executive Officer
•	Brett D. Nicholas, President
•	Christopher J. Abate, Chief Financial Officer
•	Fred J. Matera, Chief Investment Officer
•	Andrew P. Stone, General Counsel

Redwood’s NEOs for 2013 accounted for five of the Company’s 141 employees as of December 31, 2013.

Each year the Committee reviews Redwood’s compensation philosophy and its executive compensation plans and programs and, after taking into account the outcome of the most recent stockholder advisory vote on executive compensation (commonly referred to as a “say-on-pay” vote), makes compensation determinations it believes are necessary or appropriate in light of its executive compensation objectives. Highlighted below are summaries of the determinations made by the Committee with respect to 2013 and, in some cases, 2014. Each of these key items is discussed more fully within this CD&A, as well as within the section of this Proxy Statement relating to the stockholders’ vote on an advisory resolution to approve NEO compensation (pages 63 – 69 of this Proxy Statement).

•	2013 base salary for the CEO position remained unchanged from 2007. The base salary paid for the position of chief executive officer (CEO) was not increased for 2013, and remained during 2013 at the same level that was in place for that position since 2007.
•	Redwood’s 2013 financial performance was strong. Redwood’s financial performance in 2013 was strong, as reflected by the following:
º	Redwood’s 2013 net income was approximately $173 million, as reported under generally accepted accounting principles (GAAP).
º	For 2013, Redwood earned a 14.4% return on equity (ROE), based on its 2013 GAAP financial results.
º	Over the course of 2013, Redwood’s GAAP book value per share increased by $1.15 (or approximately 8%) while Redwood paid a dividend of $0.28 per share per quarter.
º	Redwood’s total stockholder return (TSR) for 2013 was approximately 21%.
•	TSR is a commonly used measurement of the total return on an investment in common stock over a designated time period. Redwood’s 2013 TSR set forth above represents a 2013 rate of return on an investment in Redwood common stock, reflecting stock price appreciation plus the impact of reinvestment of dividends paid (and the compounding effect of dividends paid on reinvested dividends).

•	Redwood’s 2013 financial performance also compares favorably to that of other publicly-traded REITs that focus on investing in residential mortgages and related assets. The table below compares Redwood’s 2013 TSR to 16 other significant and established publicly-traded REITs with business models that focus on investing in residential mortgages and related assets.

2013 TSR Comparison —
RWT vs. Selected Publicly-Traded Residential Mortgage REITs

Data source for TSR calculations: SEC public filings

In addition to the fact that, like Redwood, these 16 REITs have business models that focus on investing in residential mortgages and related assets, these 16 companies were included in this comparison because they have been publicly-traded for the full year of 2013 and are REITs that our management believes investors and equity analysts frequently compare against Redwood’s financial performance. As described further on pages 35 – 36 of this Proxy Statement under the heading “Performance-Based Annual Bonuses Earned for 2013 — Company Performance Component of 2013 Annual Bonuses,” 12 of these 16 REITs were not included in the peer group of companies designated by the Committee for use in the executive competitive pay analysis for 2013 due to the fact that they were either externally-managed or had substantially different market capitalization and/or net income and, therefore, not comparable for purposes of executive pay analysis.

•	In accordance with pay-for-performance principles, 2013 annual bonus compensation for NEOs was primarily determined by Redwood’s 2013 financial performance. For 2013, an aggregate of approximately $10.1 million in annual bonus compensation was earned by NEOs. Of this amount, a total of approximately $9.2 million, or approximately 91%, was earned based directly on Redwood’s 2013 financial performance, as described further on pages 35 – 36 of this Proxy Statement under the heading “Performance-Based Annual Bonuses Earned for 2013 — Company Performance Component of 2013 Annual Bonuses.”
º	The other approximately $0.9 million of aggregate bonus compensation earned by NEOs for 2013 was earned based on individual executive performance, as described further on pages 37 – 38 of this Proxy Statement under the heading “Performance-Based Annual Bonuses Earned for 2013 — Individual Performance Component of 2013 Annual Bonuses.”

•	A portion of 2013 annual bonus compensation for NEOs was paid in the form of equity awards with a mandatory three-year holding period. For 2013, the Committee used a methodology for making annual bonus payments to NEOs which resulted in a portion of annual bonuses being paid in cash, with the remaining portion being paid in the form of deferred stock units (DSUs). For example, Redwood’s CEO, Mr. Hughes, received approximately 15.7% of his 2013 annual bonus compensation in the form of DSUs with a mandatory three-year holding period and received approximately 84.3% of his 2013 annual bonus compensation in cash.
º	For 2013 annual bonus payments, the Committee’s methodology provided that for any annual bonus amount that exceeded an amount equal to two times the target bonus designated for that NEO for 2013, that excess amount would not be paid fully in cash. Instead, the excess amount would be paid 50% in cash and 50% in the form of vested DSUs with a mandatory three-year holding period.
º	Under this methodology, as the amount of an NEO’s annual bonus increases above the amount equal to two times that NEO’s target bonus for 2013, a greater proportion of that NEO’s total annual bonus will be invested in the future financial performance of Redwood, which the Committee believes results in an appropriate long-term alignment of executive and stockholder interests.

The table on page 38 of this Proxy Statement under the heading “Application of Formula for Determining Form of Payment of Performance-Based Annual Bonuses Earned for 2013” sets forth the portions of each NEO’s total 2013 annual bonus that were paid in cash and were paid in the form of vested DSUs with a mandatory three-year holding period.

•	Compensation paid to NEOs continued to be aligned with the interests of stockholders by delivering approximately 42% of total 2013 compensation to NEOs in the form of equity-based awards. For 2013, aggregate compensation earned by NEOs totaled approximately $19 million, of which approximately $8.0 million (or approximately 42%) was in the form of equity-based awards that vest over three- or four-year periods or that have a mandatory three-year holding period. The Committee believes that delivering a significant portion of compensation in the form of equity-based awards is appropriate to align the interests of executives with those of long-term Redwood stockholders.
•	The Committee continued to use performance-based equity awards in 2013 for NEOs. Of the long-term equity-based incentive awards granted in the fourth quarter of 2013 to NEOs, 50% were performance-based awards that will vest after three years based on the extent to which total stockholder return (TSR) from December 2013 to December 2016 is positive. If TSR over the three-year period is negative, none of these performance-based awards will vest. The performance-based equity awards granted to NEOs in the fourth quarter of 2013 are further described on pages 39 – 41 of this Proxy Statement under the heading “2013 Long-Term Equity-Based Incentive Awards.”

•	For 2013, Redwood’s performance-based compensation philosophy resulted in NEOs earning a combination of different types of compensation for achieving both short-term and long-term business objectives. The charts below illustrate how total 2013 compensation of the CEO and of the NEOs as a group was allocated among the differing forms of compensation described above.

•	The Committee continued to impose mandatory holding periods for long-term equity grants to NEOs. During 2013, the Committee continued to impose mandatory holding periods on equity grants to NEOs. For example, DSUs granted in December 2013 to NEOs that vest on a pro-rata basis over four years (i.e., approximately one-quarter of the awards vest each year over the four-year vesting period) are subject to a mandatory holding period — with the result that none of the underlying shares could be transferred or sold by the NEOs until after the fourth anniversary of the grant date. A further discussion of these mandatory holding periods is set forth on page 42 of this Proxy Statement under the heading “Mandatory Holding Periods for Long-Term Equity-Based Incentive Awards.”
•	The Committee continued to maintain a “clawback” policy with respect to bonus and incentive payments made to executive officers. Under Redwood’s “clawback” policy, in the event of a significant restatement of Redwood’s financial results due to fraud or misconduct, the Board of Directors of Redwood will review all bonus and incentive compensation payments made on the basis of Redwood having met or exceeded specific performance targets during the period affected by the restatement. If any of the payments would have been lower if determined using the restated results, the Board of Directors will, in its discretion and to the extent permitted by law, seek to recoup from the executive officers whose fraud or misconduct materially contributed to the restatement the excess value or benefit of the prior payments made to the executive officers. A further discussion of the “clawback” policy is set forth on page 48 of this Proxy Statement under the heading “Clawback Policy with Respect to Bonus and Incentive Compensation.”
•	The Committee continued to maintain robust executive stock ownership guidelines applicable to Redwood’s CEO and Redwood’s other NEOs. Redwood’s CEO is required to own stock with a value at least equal to six times his current salary, its President is required to own stock with a value at least equal to three times his current salary and other NEOs are required to own stock with a value at least equal to two times their current salaries. A further discussion of the executive stock ownership guidelines is set forth on pages 42 – 43 of this Proxy Statement under the heading “Executive Stock Ownership Guidelines.”
•	Redwood prohibits the use of margin, pledging, and hedging in respect of Redwood shares held by executive officers, employees, and directors. Under Redwood’s Insider Trading Policy, Redwood’s executive officers, employees, and directors may not acquire securities issued by Redwood using borrowed funds, may not use margin in respect of securities issued by Redwood, may not pledge securities issued by Redwood as collateral, and may not engage in hedging or other transactions with respect to their ownership of securities issued by Redwood, each of which the Committee believes would be inconsistent with the purposes and intent of Redwood’s executive stock ownership guidelines. A further discussion of these prohibitions is set forth on pages 43 and 44 of this Proxy Statement under the heading “Prohibition on Use of Margin, Pledging, and Hedging in Respect of Redwood Shares Held by Executive Officers, Employees, and Directors.”
•	Redwood does not provide for excise tax gross-ups for change-in-control severance payments. Redwood does not have any employment agreement in place that provides for an excise tax gross-up. Further, the Committee does not intend to offer excise tax gross-up provisions in any future employment agreements.

End of Executive Summary of CD&A

Stockholders’ Most Recent “Say-on-Pay” Votes

At both of Redwood’s 2013 and 2012 annual meetings of stockholders, stockholders had the opportunity to cast an advisory vote on executive compensation. At the 2013 and 2012 annual meetings, more than 96% and 91%, respectively, of the votes cast in respect of “say-on-pay” were voted “FOR” approval of the compensation of the named executive officers (NEOs) as disclosed in the 2013 and 2012 proxy statements. The Committee has considered the results of the 2013 and 2012 “say-on-pay” votes and believes that the overwhelming support of Redwood stockholders in these votes reflects support for Redwood’s approach to executive compensation. This high level of shareholder support was one of the factors the Committee took into account in not making material changes during 2013 to Redwood’s performance-based compensation philosophy for executive officers or to the components of executive compensation. At Redwood’s 2011 annual meeting of stockholders, stockholders also voted in favor of a proposal to hold a “say-on-pay” vote every year. In the future, the Committee will continue to consider the outcome of the annual “say-on-pay” vote when making compensation decisions regarding executive officers.

Overall Compensation Philosophy and Objectives

Redwood has adopted a performance-based compensation philosophy for its executive officers that seeks to provide incentives to achieve both short-term and long-term business objectives and ensure that Redwood can hire and retain talented individuals in a competitive marketplace. The Committee is responsible for evaluating Redwood’s executive compensation programs, plans, and practices to ensure that they provide proper incentives and appropriately support corporate performance without creating risks that are likely to have a material adverse effect on Redwood.

Redwood’s executive compensation objectives are as follows:

•	Attract and retain highly qualified and productive executives.
•	Motivate executives to enhance the overall performance and profitability of Redwood, both on a short-term and a long-term basis, with an emphasis on the long-term.
•	Reinforce the linkage between the interests of Redwood’s executives and its long-term stockholders by encouraging ownership of Redwood stock by executives and rewarding stockholder value creation.
•	Ensure that compensation levels are competitive.

Components of Compensation in 2013

In 2013, cash compensation for Redwood’s NEOs included a base salary and the cash portion of a performance-based annual bonus. The non-cash portion of 2013 annual bonuses was paid in the form of deferred stock units (DSUs) with a mandatory three-year holding period. Annual bonuses for 2013 were primarily determined based on a company performance bonus formula, with individual performance a secondary and relatively small determinant. Redwood seeks to have an executive compensation structure under which annual bonus compensation is earned upon achievement of performance targets. The Committee generally intends that the base salary and annual bonus targets for each NEO be appropriate in comparison to a market-based median benchmark, after taking into account factors such as the NEO’s role and responsibilities, competitive factors, and internal equity, as further described herein. In addition, the Committee believes that performance-based bonuses for each NEO should have adequate upside opportunity so that total annual compensation actually earned may reach the top-quartile of the market-based benchmark for strong performance.

The market-based benchmarks used by the Committee are determined with the assistance of the Committee’s independent compensation consultant, Frederic W. Cook & Co., Inc. (Cook & Co.), through a process that included reviewing compensation practices of a peer group of companies. The peer group used for this purpose consists of companies with similar size and complexity that are competitors of Redwood, including competitors for executive talent and capital. Other market-based benchmarks used by the Committee were determined through the review of supplemental data relating to certain NEO positions obtained for Cook & Co. by McLagan, a third party firm that is nationally recognized as qualified to provide such data. The peer group of companies used by the Committee in 2013 for competitive benchmarking comparisons and the other data used for benchmarking comparisons are further described on pages 29 – 30 of this Proxy Statement under the heading “Compensation Benchmarking for 2013.”

In determining the component of 2013 annual bonuses based on company financial performance, Redwood used a target annual adjusted return on equity (Adjusted ROE) between 8.5% and 9.5%. Adjusted ROE is a non-GAAP performance measure that is defined and described on pages 31 – 35 of this Proxy Statement under the heading “2013 Performance-Based Annual Bonus Compensation.” For annual Adjusted ROE performance above or below the target level, it is the Committee’s intention that the compensation program results in annual bonus compensation for NEOs that is appropriately above or below the annual bonus amount that would be earned at the target level of performance, as applicable. To a lesser degree, annual bonus compensation also varies as a function of individual performance.

With respect to long-term equity-based compensation, the Committee generally seeks to grant annual incentive awards to NEOs at levels that exceed the market-based benchmark median, with the market-based benchmark determined in the same manner as described above with respect to base salary and target annual bonus. These awards provide an incentive to create long-term stockholder value, encourage employment retention, and build executive ownership. In particular, for 2013, the value of annual long-term equity-based compensation granted to NEOs was determined after taking into account the Committee’s philosophy that:

•	Competitive pressure on NEO compensation levels (from higher-paying related market sectors) that results from Redwood using a median market-based benchmark in establishing the base salary and target level of annual performance-based bonuses for each NEO should be addressed by making long-term equity-based awards with values that approximate the 75th percentile of the market-based benchmark;
•	Determinations regarding the value of long-term equity-based awards made to NEOs should also take into account Redwood’s company performance and each NEO’s individual performance; and
•	NEO compensation earned and realized from long-term equity-based awards should correlate with long-term stockholder value creation through dividend distributions and share-price growth over, at a minimum, three years.

NEOs are provided with other benefits that are also generally provided to all other employees of Redwood. These benefits, which are further described below on page 46 within this CD&A, include standard health and welfare benefits and the ability to participate in Redwood’s 401(k) Plan and Employee Stock Purchase Plan. In addition, NEOs may participate in Redwood’s Executive Deferred Compensation Plan and certain NEOs are entitled to severance and change in control benefits in the circumstances described below on pages 46 – 47 within this CD&A under the heading “Severance and Change of Control Arrangements.”

Determination of Compensation for 2013

Each year the Committee makes determinations regarding the compensation of Redwood’s NEOs. Redwood’s NEOs for 2013 are listed on page 22 of this Proxy Statement within the “Executive Summary of CD&A.”

The process for determining NEO compensation is dynamic and compensation levels are evaluated throughout each year, with the Committee having the authority to re-examine and adjust any aspect of the compensation program or process it may determine to be necessary or appropriate to take into account changing circumstances throughout the year. As has been its practice for a number of years, for 2013 the Committee directly engaged and used the services of a nationally recognized compensation consultant, Cook & Co., to assist it in, among other things, determining the elements of compensation and providing benchmarking analyses. Cook & Co. reports directly to the Committee and acts as the Committee’s compensation consultant regarding director, executive officer, and other compensation-related matters. Cook & Co. is not retained by Redwood or its management in any other capacity and the Committee has the sole authority to establish and terminate the relationship with Cook & Co. In addition, the Committee conducted an assessment of the independence of Cook & Co. and concluded that no conflict of interest currently exists or existed in 2013 that would result in Cook & Co. not being able to provide advice to the Committee independently from management.

On an annual basis, Cook & Co. reviews the compensation program for Redwood’s executive officers with the Committee and assesses the competitiveness of compensation levels and targets to evaluate whether the compensation program is aligned with Redwood’s compensation philosophy. Cook & Co. also provides the Committee with data regarding compensation practices among Redwood’s peer group and analyzes the compensation levels and targets of each NEO. The analysis prepared by Cook & Co. covers all elements of direct compensation, including base salary, annual incentives, and long-term incentives (including year-to-year comparisons), and also reviews benefit and perquisite offerings of Redwood, as well as total equity ownership in Redwood by each NEO (and the value of those equity stakes at different share prices). Cook & Co.’s analysis assists the Committee in understanding the extent to which different components of each NEO’s compensation are above or below market levels (based on Redwood’s peer group and on other supplemental benchmarking data) and in understanding the year-to-year changes in awarded, accumulated, and potential NEO compensation.

In addition, Cook & Co. assists the Committee in determining the form and structure of the compensation programs adopted by Redwood. Based on the Committee’s judgment, and reflecting input from Cook & Co., the compensation package for each NEO consists of a base salary, a performance-based annual bonus, and a long-term equity-based award, with a significant portion of compensation allocated to the variable annual bonus and the long-term equity-based award components to appropriately align total executive compensation with Redwood’s financial performance and each NEO’s individual performance. Each of these compensation elements is reviewed by the Committee annually with respect to each NEO.

As part of its process for making compensation determinations for NEOs at the end of 2013, the Committee considered the following recommendations:

•	Mr. Hughes and Mr. Nicholas each provided the Committee with a self-evaluation of their performance and Mr. Hughes provided the Committee with his recommendation with respect to the compensation of Mr. Nicholas;
•	Mr. Hughes and Mr. Nicholas made joint recommendations with respect to the compensation of all of the other NEOs; and
•	Cook & Co. provided directional recommendations regarding the components of the compensation for each of the NEOs based on peer comparisons and other supplemental benchmarking data, as well as on Redwood’s compensation philosophy, as described above.

In addition, as part of its process for making year-end 2013 compensation determinations for NEOs, the Committee was provided with self-assessments from each NEO that addressed individual performance over the year. The Committee reviewed these self-assessments and took them into consideration when determining the level of compensation earned by each NEO for 2013.

Compensation Benchmarking for 2013

As in prior years, in 2013 the Committee asked Cook & Co. to conduct a market pay analysis with respect to various compensation matters, including compensation of NEOs. Cook & Co.’s market pay analysis relied in part on publicly disclosed executive compensation data from a group of peer companies and, due to the fact that not all of the peer group companies publicly disclose executive compensation information for officers with responsibilities comparable to some of Redwood’s NEOs, in part on supplemental data obtained by McLagan, a third party firm that is nationally recognized as qualified to provide such data. The supplemental data obtained by McLagan for Cook & Co. was reviewed and analyzed by Cook & Co., who advised the Committee that both they and the Committee could reasonably rely on the supplemental data. Redwood also uses compensation-related data and consulting services from McLagan and certain of its affiliates, including for determining compensation for employees who are not NEOs.

The Committee considers the use of market-based compensation analysis, including analysis of a peer group of companies, important for competitive positioning in attracting and retaining executive talent. In connection with the competitive pay analysis prepared by Cook & Co., the Committee, after consultation with Cook & Co., designated a peer group of companies to be used in preparing the analysis. The peer group was intended to include companies with which Redwood competes for business, capital, and/or executive talent. The peer group was determined using objective criteria by including publicly-traded, U.S.-based companies in the same or related industry group as Redwood (determined using Global Industry Classification Standard (GICS) codes) with generally comparable net income and company market capitalization value (i.e., companies with average market capitalization values generally between one-third and three-times Redwood’s average market capitalization). Based on GICS codes, companies within the same or related industry group as Redwood include real estate investment trusts (REITs), real estate management and development companies, diversified financial services companies, and capital markets companies (with property REITs, externally-managed companies, and companies in the cash advance or pawn-broker businesses excluded due to the differences between Redwood’s and these types of companies’ business models and compensation practices). In considering the market analysis provided by Cook & Co., the Committee recognized that the peer group did not include generally higher-paying externally-managed REITs, private equity firms, and hedge funds with which Redwood must compete for executive talent. These organizations were not included in the peer group because they have different business economics and pay models than Redwood and due to the fact that data regarding their compensation of executives is generally not publicly available.

Based on the above-described methodology, the peer group of companies designated by the Committee for use in the competitive pay analysis prepared by Cook & Co. for 2013 consisted of: AllianceBernstein Holding L.P., Capstead Mortgage Corporation, CBOE Holdings, Inc., Cohen & Steers, Inc., CYS Investments, Inc., Dynex Capital, Inc., Federated Investors, Inc., Janus Capital Group Inc., Main Street Capital Corporation, MarketAxess Holdings Inc., MFA Financial, Inc., Nationstar Mortgage Holdings Inc., Ocwen Financial Corporation, PennyMac Financial Services, Inc., SEI Investments Company, Stifel Financial Corp., Triangle Capital Corporation, Walter Investment Management Corp., and World Acceptance Corporation.

The Committee reviews the list of peer companies on an annual basis to confirm that they continue to meet the Committee’s criteria for inclusion. The Committee also takes into consideration changes in real estate and capital markets and changes in competitors. Accordingly, the companies included as peers may change from year to year as a result of this review. In particular, the following companies, which were included in the peer group of companies designated by the Committee for use in the prior year’s competitive pay analysis prepared by Cook & Co., were not included in the 2013 peer group described above: Artio Global Investors Inc., Duff & Phelps Corporation, Epoch Holding Corporation, Financial Engines, Inc., Greenhill & Co., Inc., Hercules Technology Growth Capital, Inc., HFF, Inc., iStar Financial Inc., NewStar Financial, Inc., Northstar Realty Finance Corporation, PHH Corporation, and Piper Jaffray Companies. These companies were not included in the 2013 peer group due to changes in the relative net incomes and company market capitalization values between Redwood and these companies. The Committee will continue its practice of reviewing the peer group of companies in 2014.

2013 Base Salaries

Base salary is a traditional component of executive compensation. Redwood seeks to establish base salaries for NEOs after reviewing a market-based benchmarked median for similar executives, as well as the experience, skills, and responsibilities of each NEO. The Committee establishes base salaries at the time of hire and reviews base salaries as one part of overall compensation for the NEOs annually. The Committee may make adjustments to base salary in connection with this annual review or at other times based on the executive’s experience and responsibilities and after consideration of other components of compensation and consideration of the competitive levels necessary for executive retention.

In December 2012, the Committee determined, after consultation with Cook & Co., that the 2013 base salaries for each of the following NEOs would be as follows:

•	The 2013 base salary for Mr. Hughes, Redwood’s CEO, remained at its year-end 2012 level of $700,000.
º	As a result, the base salary paid for the position of CEO remained for 2013 at the same level that has been in place at Redwood for that position since 2007.
•	The 2013 base salary for Mr. Nicholas, Redwood’s President, was increased from $500,000 to $575,000.
º	Mr. Nicholas’ base salary was increased after review of market data and consideration of his role at Redwood.
•	The 2013 base salary for Mr. Abate, Redwood’s Chief Financial Officer, remained at its year-end 2012 level of $350,000.
º	Mr. Abate’s base salary was set at this level when he was named Chief Financial Officer in September 2012.
•	The 2013 base salary for Mr. Matera, Redwood’s Chief Investment Officer, was increased from $400,000 to $500,000.
º	Mr. Matera’s base salary was increased after review of market data and consideration of competitive factors and his role at Redwood.
•	The 2013 base salary for Mr. Stone, Redwood’s General Counsel, was increased from $300,000 to $350,000.
º	Mr. Stone’s base salary was increased after review of market data and consideration of competitive factors.

2013 Performance-Based Annual Bonus Compensation

Redwood’s compensation program is designed to reward NEOs based on Redwood’s financial performance and each NEO’s individual performance, including each NEO’s contribution to Redwood’s performance. Each NEO’s annual bonus is based on the Committee’s review of the satisfaction of a specific pre-established target level of Redwood financial performance and specific individual performance measures.

In order to align the interests of Redwood’s NEOs with the interests of its long-term stockholders, the Committee determined during the first quarter of 2013, after consultation with Cook & Co., that 2013 target annual bonuses for NEOs would continue to be weighted as follows:

•	75% on the achievement of a predetermined target level of company financial performance, with this component of bonus compensation being referred to as the company performance component of target bonus or company performance bonus; and
•	25% on the achievement of pre-established individual goals, with this component of bonus compensation being referred to as the individual performance component of target bonus or individual performance bonus.

This weighting has been used so that most of an NEO’s target annual bonus will depend directly on the achievement of the target level of company financial performance, while also providing incentives for achievement of individual goals that the Committee believes are in the interests of Redwood and its stockholders, but in some cases may be difficult to quantitatively link directly to company financial performance. The Committee also determined that for 2013 the individual performance component of the bonus could be earned up to 200% of the target amount for that component depending on the Committee’s assessment of individual performance, subject to adjustment when circumstances warrant at the discretion of the Committee.

During the first quarter of 2013, after a review of Redwood’s compensation program, and following consultation with Cook & Co., the Committee determined to continue to use in 2013 the same financial metric to underlie the company performance bonus formula that was used in 2012 (and prior years) and the specific financial performance thresholds described below. As noted above, the company performance bonus formula is based on Adjusted ROE, which is defined as income determined in accordance with GAAP divided by average core equity. Average core equity is defined as average GAAP equity excluding unrealized mark-to-market adjustments as reflected in accumulated other comprehensive income (loss). The company performance bonus formula for 2013 was subject to adjustment if circumstances warranted at the discretion of the Committee (although, after this formula was established in the first quarter of 2013, the Committee did not exercise its discretion during 2013 to adjust this aspect of the compensation program).

As a company whose primary source of earnings is income from real estate-related debt investments and mortgage banking activities, the Committee believes that Adjusted ROE generally provides an appropriate measurement of Redwood’s financial performance. Because Adjusted ROE excludes the effect of unrealized market valuation adjustments, it reflects the return on the amount of equity capital Redwood has available for, or deployed in, investments and as working capital to support its mortgage banking activities.

During the second half of 2012 and the first quarter of 2013, the Committee (in consultation with, and taking into account input from, management, Cook & Co., and the Board of Directors) undertook a review of the formula used in determining the company performance component of annual bonuses for executive officers. This included a review of the company financial performance levels, or thresholds, at which company performance bonuses would be earned at target levels, as well as a review of the company financial performance threshold below which no company performance bonuses would be earned. Also included was a review of the company performance bonuses that would be earned for various levels of company financial performance above and below target performance.

The Committee decided, as a result of its review, to continue its practice of using thresholds determined at the beginning of each year and set based on a risk-free interest rate plus an incremental premium determined by the Committee to be appropriate (each of which can vary from year to year). This decision continued to be premised, as it was in 2012, in large part on the nature of Redwood’s business model, which has had a significant focus on investing in real-estate related debt instruments. Returns that Redwood can earn on new real-estate related debt investments are, to a certain extent, correlated with the market-driven interest rates for these and other types of debt instruments (which rates depend on the perceived risk of these investments). These market-driven interest rates are typically analyzed as the risk-free interest rate for investment in U.S. Treasury obligations (or other debt backed by the full faith and credit of the U.S.) with a comparable duration plus an incremental risk premium above the risk-free rate. The decision to use a threshold based on a risk-free interest rate plus an incremental premium was also premised on the fact that management believes that investors focused on investing in companies like Redwood also typically compare return on equity to risk-free rates of return in evaluating Redwood’s financial performance.

The Committee believes that setting a target Adjusted ROE performance threshold at an appropriate level above the risk-free interest rate (by adding the incremental premium to the risk-free interest rate) establishes an incentive for executives to achieve attractive financial performance for Redwood (and aligns the interests of executives and stockholders in seeking this level of financial performance), without exposing Redwood to inappropriate risk. If risk-free interest rates were to decline in future years, all other factors being equal, the company financial performance thresholds used in the formula for determining the company performance component of annual bonuses for executive officers would likely be lowered in recognition of the fact that reaching for the same financial performance in a lower interest environment would necessitate taking greater investment or other risks. Conversely, if risk-free interest rates were to rise significantly in future years, all other factors being equal, the company financial performance thresholds used in the formula for determining the company performance component of annual bonuses for executive officers would likely be increased in recognition of the fact that accomplishing the same financial performance in a higher interest rate environment might only require lower risk, lower yielding investments. Overall, the Committee believes that the use of a performance target that varies from year to year will provide the Committee with the ability to adjust compensation incentives annually in a manner consistent with Redwood’s business model.

Following the review of the company performance bonus formula and performance thresholds, and after consultation with Cook & Co., the Committee made the following determinations with respect to company performance bonuses for NEOs for 2013:

•	The target performance threshold (i.e., the level of company financial performance at which the target company performance bonus would be earned) for 2013 would be an Adjusted ROE of 8.5%, determined based on a risk-free rate of 1.25% plus an incremental premium of 7.25%.
º	The risk-free rate represented the average interest rate during the prior two calendar years on five-year U.S. Treasury obligations of 1.25% (after rounding up to the nearest 0.25%). A five-year risk-free interest rate was used because it generally corresponds to the weighted average duration of investments historically made by Redwood.
º	The incremental premium of 7.25% was determined by the Committee after a review of various factors, including Redwood’s historical dividend yield, market rates for real estate-related debt obligations, Redwood’s business model, and the anticipated business and economic environment for that business model in 2013.

The use of a 7.25% incremental premium was intended to provide executives with an incentive to achieve attractive investment returns for Redwood (and align the interests of executives and stockholders in seeking this level of return), without exposing Redwood to inappropriate risk.

•	No company performance bonus would be earned if Adjusted ROE was, after rounding down to the nearest 0.5%, 4% less than the target company performance threshold (i.e., no company performance bonus would be earned if Adjusted ROE was 4.5% or less).
º	The use of an initial performance threshold of 4% less than the target performance threshold for 2013 represents a determination that 2013 financial performance, as measured by Adjusted ROE, would need to exceed 4.5% in order to make the payment of any level of company performance bonus for 2013 appropriate.
•	Company performance bonuses for 2013 in excess of the target for those bonus amounts would not be earned unless Adjusted ROE was more than 1% above the target company performance threshold of 8.5% (i.e., no above-target company performance bonus would be earned unless Adjusted ROE was more than 9.5%).
º	The use of a performance threshold for above-target company performance bonuses of 1% above the target performance threshold for 2013 represents a determination that the minimum level of Adjusted ROE necessary for the payment of any above-target company performance bonus should be consistent with the level of financial performance required in order for 2013 net income to approximate the aggregate dividend distributions anticipated to be made to stockholders in respect of 2013.
º	As noted below, each NEO was subject to a maximum total bonus for 2013.

As a result of the Committee’s decisions, including those described above, the company performance bonus formula used in 2013 for NEOs was as follows:

•	For Adjusted ROE of less than or equal to 4.5%, no company performance bonus would be earned;
•	For Adjusted ROE between 4.5% and 8.5%, the company performance bonus would be pro-rated between 0% and 100% of the target company performance bonus;
•	For Adjusted ROE between 8.5% and 9.5%, 100% of target company performance bonus would be earned; and

•	For Adjusted ROE in excess of 9.5%, subject to the maximum total bonus for each NEO noted below:
º	if Adjusted ROE was less than or equal to 20%, the company performance bonus would be increased by a pro-rated amount above the target company performance bonus (based on a straight-line, mathematical interpolation) such that total annual bonus for an NEO would be four times the total target bonus for that NEO when Adjusted ROE is 20%;
º	if Adjusted ROE was greater than 20%, the company performance bonus for an NEO would be increased by a pro-rated amount above the target company performance bonus (based on a straight-line, mathematical interpolation) such that total annual bonus would increase by one-third of the total target bonus for that NEO for every 1% increase in Adjusted ROE above 9.5% Adjusted ROE; and
º	because total annual bonus is used in the formulas described in the two immediately preceding bullet points, solely for the purpose of calculating the increase in company performance bonus in accordance with the described formulas, an individual performance bonus equal to 100% of the target for the individual performance bonus is assumed.

Using a formula for 2013 that would result in a pro-rated portion of the company performance bonus being earned for Adjusted ROE between the target performance threshold and 4% below that threshold was determined as appropriate to reward some levels of financial performance below the target level; and continuing to maintain a formula that resulted in a company performance bonus in excess of target for Adjusted ROE above 9.5% was determined as appropriate to reward financial performance that exceeded the upper end of the target range.

As in past years, during 2013, the company performance bonus formula was subject to adjustment if circumstances warranted at the discretion of the Committee. The Committee determined not to exercise its discretion to make any adjustment to the company performance bonus formula for 2013.

In December 2012, the Committee determined, after discussion with Cook & Co., that the target bonus percentages (which are percentages of base salary) for 2013 for Mr. Hughes, Mr. Nicholas, Mr. Abate and Mr. Stone would remain the same as they were for 2012 and for Mr. Matera would be increased from 100%, the level established for 2012, to 125% for 2013. The increase for Mr. Matera was made after a review of the market-based benchmark for his position and consideration of competitive factors and his role at Redwood.

The table below sets forth the 2013 target annual bonuses that were established for each NEO assuming achievement of the criteria necessary to achieve 100% of the target annual bonus, together with the company performance and individual performance components of these target annual bonus amounts.

NEO	2013 Base Salary (per annum)	2013 Target Annual Bonus (as % of Base Salary)	Company Performance Component of 2013 Target Annual Bonus ($)	Individual Performance Component of 2013 Target Annual Bonus ($)	Total 2013 Target Annual Bonus ($)
Mr. Hughes, Chief Executive Officer	$700,000	175%	$918,750	$306,250	$1,225,000
Mr. Nicholas, President	$575,000	160%	$690,000	$230,000	$920,000
Mr. Abate, Chief Financial Officer	$350,000	100%	$262,500	$87,500	$350,000
Mr. Matera, Chief Investment Officer	$500,000	125%	$468,750	$156,250	$625,000
Mr. Stone, General Counsel	$350,000	100%	$262,500	$87,500	$350,000

The Committee also determined prior to the end of the first quarter of 2013 that individual performance in 2013 for each NEO would be reviewed in the context of, among other things, the specific pre-determined goals and factors discussed below under “Performance-Based Annual Bonuses Earned for 2013 — Individual

Performance Component of 2013 Annual Bonuses.” As in past years, during 2013 these individual factors and goals were subject to adjustment if circumstances warranted, at the discretion of the Committee.

The Committee also established that the maximum annual bonus (i.e., the maximum sum of the two components of the annual bonus) in 2013 would continue to be $5 million for each of Mr. Hughes and Mr. Nicholas and $2 million for each of the other NEOs. These maximum amounts were determined after consultation with Cook & Co., and were considered appropriate by the Committee as maximum total annual bonuses for each of these NEOs based on their position, responsibilities, level of performance needed to reach the maximum, and competitive considerations.

Form of Payment of 2013 Performance-Based Annual Bonuses

At its meeting in March 2013, the Committee also decided, after consultation with Cook & Co., that performance-based annual bonuses earned by NEOs for 2013 that exceeded a specified dollar amount would not be paid fully in cash, but would instead be paid in part in cash and in part in the form of vested deferred stock units (DSUs) with a mandatory three-year holding period, with the cash and vested DSU portions to be determined based on the step function formula established in 2012 for this purpose. Subsequently, in October 2013, the Committee reviewed this formula and, after taking into account competitive, equitable, and other considerations, determined to adjust the step function formula to provide that the cash and vested DSU portions of annual bonuses earned by NEOs for 2013 would be determined as follows: with respect to any 2013 annual bonus amount for an NEO that exceeds an amount equal to two times the target annual bonus designated for that NEO for 2013, that excess amount would not be paid fully in cash, but would instead be paid 50% in cash and 50% in the form of vested DSUs with a mandatory three-year holding period. Under this formula, as the amount of an NEO’s annual bonus increases above the amount equal to two times that NEO’s target annual bonus, an increasingly smaller percentage of that bonus is paid in cash. Payment of annual bonus amounts in this manner invests a greater portion of NEOs’ annual bonuses in the future financial performance of Redwood, which the Committee believes results in a greater alignment of executive and stockholder interests.

Performance-Based Annual Bonuses Earned for 2013

Annual performance-based bonuses earned by NEOs for 2013 consisted of both a company performance component and an individual performance component. A further discussion of the Committee’s process for determining each of these components is set forth below.

Company Performance Component of 2013 Annual Bonuses.  The company performance component of each NEO’s annual bonus for 2013 was determined by the Committee in the context of Redwood’s financial performance during the year. As described above within the “Executive Summary of CD&A” beginning on page 22 of this Proxy Statement, Redwood’s financial performance in 2013 was strong. During 2013, Redwood reported annual net income of approximately $173 million, resulting in a 14.4% return on equity (ROE), based on its 2013 financial results as reported under GAAP. Over the course of 2013, Redwood’s book value per share increased by $1.15 per share (or approximately 8%) while Redwood continued to pay a dividend of $0.28 per share per quarter. Additionally, Redwood’s total stockholder return (TSR) for 2013 was approximately 21%.

Under the company performance bonus formula for 2013, which is described above on pages 31 – 35 of this Proxy Statement under the heading “2013 Performance-Based Annual Bonus Compensation,” Adjusted ROE for 2013 was 16.2%, which was above the target performance threshold established by the Committee for 2013. (As described above, Adjusted ROE is defined as income determined in accordance with GAAP divided by average core equity. Average core equity is defined as average GAAP equity excluding unrealized mark-to-market adjustments as reflected in accumulated other comprehensive income (loss).)

Accordingly, the company performance component of each NEO’s annual bonus for 2013 was determined by applying 2013 Adjusted ROE to the previously established bonus formula, with the result that each NEO earned a company performance component of annual bonus that was above that NEO’s target amount for the company performance component. The target amount of this component of annual bonus, the percentage of that target amount earned, and the total amount of the 2013 company performance component of annual bonus earned for each NEO is set forth in the table below.

NEO	Company Performance Component of 2013 Target Annual Bonus ($)	% of Company Performance Component Earned	2013 Company Performance Component of Annual Bonus Earned ($)(1)
Mr. Hughes, Chief Executive Officer	$918,750	356%	$3,268,703
Mr. Nicholas, President	$690,000	356%	$2,454,857
Mr. Abate, Chief Financial Officer	$262,500	356%	$933,907
Mr. Matera, Chief Investment Officer	$468,750	356%	$1,667,692
Mr. Stone, General Counsel	$262,500	356%	$933,907

(1)	In accordance with the formula described above on page 35 of this Proxy Statement under the heading “Form of Payment of 2013 Performance-Based Annual Bonuses,” a portion of each NEOs 2013 annual bonus was paid in the form of a grant of vested deferred stock units (DSUs) with a mandatory three-year holding period.

In connection with the determination of the company performance component of each NEO’s annual bonus for 2013, the Committee, based on materials prepared by Cook & Co. and management, compared Redwood’s financial performance to that of a broad group of publicly-traded REITs with business models that focus on investing in residential and commercial mortgages and related assets, as well as to a group of 16 other significant and established publicly-traded REITs with business models that focus on investing in residential mortgages and related assets. These comparisons were undertaken to confirm that Redwood had strong financial performance in 2013 not only on an absolute (or, stand-alone) basis, but also on a relative basis as compared to these other comparable REITs. These comparisons were considered by the Committee to further support the company performance component of each NEO’s annual bonus for 2013 set forth in the table above. As an example, the Committee reviewed a comparison of Redwood’s 2013 TSR to the 2013 TSRs of the 16 other significant and established publicly-traded REITs with business models that focus on investing in residential mortgages and related assets. As set forth in the chart under the heading “Executive Summary of CD&A — Redwood’s 2013 financial performance also compares favorably to that of other publicly-traded REITs that focus on investing in residential mortgages and related assets” on page 23, the Company’s 2013 TSR exceeded all but one of this group of 16.

These 16 REITs were included in this comparison based on: having business models that focus on investing in residential mortgages and related assets; having been publicly-traded for the full year of 2013; and being REITs to which management believes investors and equity analysts frequently compare Redwood’s financial performance. Although Cook & Co. and the Committee believe these 16 REITs are an appropriate group to compare Redwood financial performance to for the purposes described above, twelve of these 16 REITs were not included in the peer group of companies designated by the Committee for use in executive competitive pay analyses for 2013 (described above under the heading “Compensation Benchmarking for 2013”). They were excluded due to the fact that they were externally-managed (or, in one case, partially externally-managed) during 2013 and, therefore, not comparable for purposes of executive competitive pay analysis.

Individual Performance Component of 2013 Annual Bonuses.  For 2013, the individual performance components of annual bonuses were determined after a review of the individual achievements of each NEO and each NEO’s contribution to the collective achievements of the senior management team, as well as a review of competitive considerations. The Committee’s review of individual performance included a review of each NEO’s self-assessment, the assessment by Mr. Hughes of Mr. Nicholas, the joint assessment by Mr. Hughes and Mr. Nicholas of the other NEOs, and input from Cook & Co. Among other factors, the Committee considered each NEO’s contribution to the achievement of the Company’s goals noted below in assessing each NEO’s individual performance for 2013. With respect to each of these goals, the Committee took into account various factors in evaluating the level of attainment of the goal and each NEO’s contribution to achieving the goal, including the principal factors described below and the related level of attainment (presented in italics after each listed goal). In considering these goals and factors, the Committee did not assign specific weightings to each factor and goal, but instead considered them together as part of a comprehensive review.

Goal:  Continue to increase Redwood’s jumbo residential mortgage banking activities and build on the Sequoia securitization platform’s market-leading position, while maintaining the strength of the Sequoia brand — the Committee evaluated achievement of this goal in the context of various factors, including that during 2013 Redwood: acquired approximately $6.9 billion of jumbo residential mortgage loans; increased, to 118, the number of business and contractual arrangements with counterparties for the sale of jumbo residential mortgage loans to Redwood; executed 12 private-sector securitizations of jumbo residential mortgage loans (with an aggregate amount of loans securitized during 2013 of approximately $5.6 billion), while maintaining profitability and a strong reputation and brand for the Sequoia securitization platform; profitably sold approximately $1.6 billion of jumbo residential mortgage loans to third-party purchasers as a best-execution alternative to the securitization of those loans.

Goal:  Expand Redwood’s residential mortgage banking activities to include business relating to conforming balance residential mortgage loans — the Committee evaluated achievement of this goal in the context of various factors, including that during 2013 Redwood: completed the process of obtaining its seller/servicer approvals from Fannie Mae and Freddie Mac and implementing the systems, processes, and procedures necessary to begin acquiring conforming balance residential loans; entered into several business and contractual arrangements with counterparties for the sale of conforming balance residential mortgage loans to Redwood and the financing of these loans between purchase and subsequent sale; initiated activity with respect to conforming balance mortgage loans by acquiring, and subsequently selling to Fannie Mae and Freddie Mac, approximately $17 million of these loans in accordance with its operational plan to significantly expand this activity only after the successful purchase and sale of a modest amount of such loans.

Goal:  Diversify Redwood’s commercial real estate lending platform by establishing a profitable origination and distribution program for senior commercial mortgage loans — the Committee evaluated achievement of this goal in the context of various factors, including that during 2013 Redwood: originated $805 million of senior commercial loans and profitably sold those loans to a variety of counterparties that securitize these types of commercial mortgage loans; established a warehouse credit facility to finance senior commercial loans pending their sale to counterparties; and complemented its existing brand recognition for mezzanine commercial loan originations by establishing a strong reputation in the marketplace for its senior commercial loan originations.

Goal:  Execute Redwood’s plan for the growth and expansion of its operational functions through its recently established Denver location, including the implementation of appropriate technology, human resources, and oversight functions, while maintaining a disciplined, consistent, and integrated corporate culture across company locations — the Committee evaluated achievement of this goal in the context of various factors, including that during 2013 Redwood: put in place in its Denver location the overall operational systems and human resources that enabled Redwood to meet its volume, quality, and oversight goals for 2013; and fostered a consistent and integrated corporate culture among office locations that enabled management to identify and remediate operational matters that arose over the course of 2013.

Based on the above-described review, the Committee determined the individual performance component of annual bonuses for each NEO for 2013. The target amount of this component of annual bonus, the percentage of that target amount earned, and the resulting 2013 individual performance component of annual bonus for each NEO is set forth in the table below.

NEO	Individual Performance Component of 2013 Target Annual Bonus ($)	% of Individual Performance Component Earned	2013 Individual Performance Component of Annual Bonus Earned ($)(1)
Mr. Hughes, Chief Executive Officer	$306,250	100%	$306,250
Mr. Nicholas, President	$230,000	100%	$230,000
Mr. Abate, Chief Financial Officer	$87,500	100%	$87,500
Mr. Matera, Chief Investment Officer	$156,250	100%	$156,250
Mr. Stone, General Counsel	$87,500	100%	$87,500

(1)	In accordance with the formula described above on page 35 of this Proxy Statement under the heading “Form of Payment of 2013 Performance-Based Annual Bonuses,” a portion of each NEOs 2013 annual bonus was paid in the form of a grant of vested deferred stock units (DSUs) with a mandatory three-year holding period.

Application of Formula for Determining Form of Payment of Performance-Based Annual Bonuses Earned for 2013

As described above on page 35 of this Proxy Statement under the heading “Form of Payment of 2013 Performance-Based Annual Bonuses,” the Committee determined that any 2013 annual bonus amount for an NEO that exceeded an amount equal to two times the target annual bonus designated for that NEO for 2013 would be paid 50% in cash and 50% in the form of vested deferred stock units (DSUs) with a mandatory three-year holding period. As noted above, annual bonuses earned by NEOs for 2013 consisted of both a company performance component and an individual performance component, with the sum of the two components also being referred to as an NEO’s total 2013 annual bonus. The table below sets forth the application of this formula to the total 2013 annual bonus amounts for each NEO and shows the portions of each NEO’s total 2013 annual bonus that were paid in cash and in the form of vested DSUs with a mandatory three-year holding period.

NEO	Total 2013 Annual Bonus Earned ($)	Portion of Total 2013 Bonus Paid in Cash ($/%)	Portion of Total 2013 Bonus Paid in DSUs(1) ($/%)
Mr. Hughes, Chief Executive Officer	$3,574,953	$3,012,478 / 84%	$562,475 / 16%
Mr. Nicholas, President	$2,684,857	$2,262,432 / 84%	$422,425 / 16%
Mr. Abate, Chief Financial Officer	$1,021,407	$860,708 / 84%	$160,699 / 16%
Mr. Matera, Chief Investment Officer	$1,823,942	$1,536,978 / 84%	$286,964 / 16%
Mr. Stone, General Counsel	$1,021,407	$860,708 / 84%	$160,699 / 16%

(1)	As noted above, these deferred stock units (DSUs) were vested at grant, but subject to a mandatory three-year holding period.

2013 Long-Term Equity-Based Incentive Awards

As discussed above, equity ownership in Redwood provides an important linkage between the interests of stockholders and executives by rewarding long-term stockholder value creation. To meet this objective, officers, directors, key employees, and other persons expected to contribute to the management, growth, and profitability of Redwood are eligible to receive long-term equity-based awards. The Committee, in consultation with Cook & Co., determines guidelines and procedures for the issuance of those awards to NEOs. The type and size of awards granted are made based upon a number of factors, including the NEO’s position, responsibilities, and total compensation level, individual and Redwood financial performance, competitive factors, and market-based benchmarks. The Committee also takes into consideration each NEO’s past awards and outstanding awards.

The Committee’s normal practice is to make long-term equity-based awards to the NEOs (and to other executives and employees) at the regularly scheduled fourth quarter meeting of the Committee (which for 2013 occurred on December 10, 2013). The date of this meeting was determined more than six months in advance as part of the normal process for scheduling Board of Directors and Committee meetings. On December 10, 2013, the Compensation Committee made 2013 year-end long-term equity-based awards to NEOs in two forms: deferred stock units (DSUs) and performance stock units (PSUs). The terms of each of these two types of awards are summarized below.

•	The DSUs granted on December 10, 2013 will vest over four years, with 25% of each award vesting on January 31, 2015, and an additional 6.25% vesting on the last day of each subsequent quarter (beginning with the quarter ending March 31, 2015), with full vesting of the final 6.25% on December 20, 2017. Shares of Redwood common stock underlying these DSUs will be distributed to the recipients in shares of common stock not later than December 31, 2017, unless distribution is electively deferred by a recipient under the terms of Redwood’s Executive Deferred Compensation Plan. The number of DSUs granted to each NEO was determined based on a dollar amount for each award, which was divided by the closing price of the Redwood’s common stock on the NYSE on the trading day immediately prior to grant.

The terms of the DSUs granted on December 10, 2013 are generally consistent with the terms of the DSUs awarded to NEOs in December 2012. These terms are established under a deferred stock unit award agreement and Redwood’s 2002 Incentive Plan and include provisions relating to dividend equivalent rights, forfeiture, mandatory net settlement for income tax withholding purposes, and change-in-control.

•	The PSUs granted on December 10, 2013 are performance-based equity awards under which the number of underlying shares of Redwood common stock that vest and that the award recipient becomes entitled to receive at the time of vesting will generally range from 0% to 200% of the target number of PSUs granted, with the target number of PSUs granted being adjusted to reflect the value of any dividends paid on Redwood common stock during the vesting period (as further described below). Vesting of these PSUs will generally occur at the end of three years (on December 9, 2016) based on three-year cumulative total stockholder return (TSR), as follows:
º	If three-year cumulative TSR is negative, then 0% of the PSUs will vest;
º	If three-year cumulative TSR is 25%, then 100% of the PSUs will vest;
•	If three-year cumulative TSR is between 0% and 25%, then between 0% and 100% of the PSUs will vest determined based on a straight-line, mathematical interpolation between the applicable vesting percentages;
º	If three-year cumulative TSR is greater than or equal to 125%, then 200% of the PSUs will vest; and
•	If three-year cumulative TSR is between 25% and 125%, then between 100% and 200% of the PSUs will vest determined based on a straight-line, mathematical interpolation between the applicable vesting percentages.

Under the terms of the PSUs, (i) “three-year cumulative TSR” is defined as the percentage by which the Per Share Price (defined below) as of December 9, 2016 has increased or decreased, as applicable, relative to the Per Share Price as of December 10, 2013 (which was $18.34), adjusted to include the impact on such increase or decrease that would be realized if all cash dividends paid on a share of Redwood common stock during such three-year period were reinvested in Redwood common stock on the applicable dividend payment dates, and (ii) “Per Share Price” is defined, as of any date, as the average of the closing prices of a share of Redwood common stock on the NYSE during the forty (40) consecutive trading days ending on the trading day prior to such date. The TSR performance thresholds for determining whether 0%, 100%, or 200% (or some other percentage in between those levels) of the underlying shares of Redwood common stock will vest were determined by the Committee based on a 25% cumulative TSR over three years being an attractive level of total stockholder return for investors, with the minimum and maximum vesting thresholds also reflecting an appropriate level of vesting for the related level of cumulative TSR over the three year period.

Vested shares of Redwood common stock underlying these PSUs will be distributed to the recipients not later than December 31, 2016, unless distribution is electively deferred by a recipient under the terms of the Redwood’s Executive Deferred Compensation Plan. Prior to vesting, no dividend equivalent rights are paid in respect of PSUs. At the time of vesting, the value of any dividends paid during the vesting period will be reflected in the PSUs by increasing the target number of PSUs granted by an amount corresponding to the incremental number of shares of Redwood common stock that a stockholder would have acquired during the three-year TSR measurement period had all dividends during that period been reinvested in Redwood common stock on the applicable dividend payment dates. After the vesting of these PSUs in December 2016 (if any vest) and until the delivery of the underlying shares of Redwood common stock, the underlying vested award shares will have attached dividend equivalent rights, resulting in the payment of dividend equivalents each time Redwood pays a common stock dividend during that period.

The terms of the PSUs granted on December 10, 2013 are established under a performance stock unit award agreement and Redwood’s 2002 Incentive Plan. These terms include provisions relating to forfeiture, retirement, mandatory net settlement for income tax withholding purposes, and change-in-control.

An example of how vesting of the PSUs granted on December 10, 2013 could occur is set forth in the bullet points below:

•	Assume for purposes of this example that (i) a recipient had received a PSU grant on December 10, 2013 with a target number of 10,000 PSUs and that the Per Share Price as of December 9, 2016 was $18.34 (i.e., unchanged from the Per Share Price on the grant date of the PSUs) and (ii) a quarterly dividend of $0.28 per share of Redwood common stock was maintained over the three-year vesting period for these PSUs and that the price for Redwood common stock on each dividend payment date during this period was $18.34.
•	Under the above assumptions, Redwood’s “three-year cumulative TSR” over the three-year vesting period would be approximately 20%, with the result that 9,566 underlying shares of Redwood common stock would vest on December 9, 2016. The calculation of the vesting of underlying shares is set forth in the following two bullet points:
º	dividends paid during the vesting period would be reflected by adjusting the target number of PSUs granted by an amount corresponding to the incremental number of shares of Redwood common stock that would have been acquired during the vesting period had all such dividends been reinvested in additional shares on the applicable dividend payment dates (i.e., the target number of PSUs granted in this example would be adjusted upwards by 1,994 (from 10,000 to 11,994)); and
º	based on a 20% three-year cumulative TSR, approximately 80% of the adjusted 11,994 target number of PSUs granted would vest (i.e., 9,566 underlying shares of Redwood common stock would vest on December 9, 2016).

The long-term equity-based awards granted to NEOs in the fourth quarter of 2013 were determined by the Committee in accordance with Redwood’s compensation philosophy (as described above on pages 27 – 28 of this Proxy Statement under the headings “Overall Compensation Philosophy and Objectives” and “Components of Compensation in 2013”) and after receiving input from Cook & Co. The Committee believes that these 2013 long-term equity-based incentive awards reinforce the linkage between the interests of Redwood’s NEOs and its long-term stockholders by encouraging ownership of Redwood stock by executives and rewarding stockholder value creation.

The number and grant date fair value of DSUs and PSUs comprising the 2013 long-term equity-based awards granted to each NEO are set forth in the table below:

	Deferred Stock Units (“DSUs”)		Performance Stock Units (“PSUs”)
NEO	#	Aggregate Grant Date Fair Value(1)	#	Aggregate Grant Date Fair Value(1)
Mr. Hughes, Chief Executive Officer	66,278	$1,250,000	88,090	$1,250,000
Mr. Nicholas, President	42,418	$800,000	56,378	$800,000
Mr. Abate, Chief Financial Officer	17,232	$325,000	22,903	$325,000
Mr. Matera, Chief Investment Officer	26,511	$500,000	35,236	$500,000
Mr. Stone, General Counsel	15,907	$300,000	21,142	$300,000

(1)	Determined at the time the grant was made in accordance with FASB Accounting Standards Codification Topic 718.

DSUs awarded in 2013 have attached dividend equivalent rights, resulting in the payment of dividend equivalents each time Redwood pays a common stock dividend. PSUs awarded in 2013 have attached dividend equivalent rights, resulting in the payment of dividend equivalents (after any vesting in December 2016) each time Redwood pays a common stock dividend. Prior to vesting, no dividend equivalent rights are paid in respect of PSUs; however, at the time of vesting, the value of any dividends paid during the vesting period will be reflected in the PSUs by increasing the target number of PSUs granted by an amount corresponding to the incremental number of shares of Redwood common stock that a stockholder would have acquired during the three-year vesting period had all dividends during that period been reinvested in Redwood common stock on the applicable dividend payment dates. The value of these dividend equivalent rights and the value of any increase in the target number of PSUs to reflect dividends paid during the vesting period were taken into account in establishing the grant date fair value of these DSUs and PSUs under FASB Accounting Standards Codification Topic 718 at the time the awards were granted. Therefore, dividend equivalent right payments and any increase in the target number of PSUs to reflect dividends paid during the vesting period are not considered part of the compensation or other amounts reported above in the table of non-employee director compensation under “Director Compensation,” reported below in the summary table of NEO compensation under “Executive Compensation Tables — Summary Compensation,” or reported below under “Executive Compensation Tables — Grants of Plan-Based Awards.”

Mandatory Holding Periods for Long-Term Equity-Based Incentive Awards

All long-term equity-based incentive awards granted to NEOs during 2013 and to date in 2014 were subject to a mandatory holding period, as described below.

DSUs Granted in February 2013.  In February 2013, Mr. Hughes was paid a portion of his 2012 annual bonus in the form of vested DSUs with a mandatory three-year holding period. Consequently, the earliest these DSU awards will be distributed to Mr. Hughes in shares of Redwood common stock (and, as a result, the earliest these shares could be sold or transferred) is May 1, 2016.

DSUs Granted in December 2013.  The DSUs granted to NEOs in December 2013 have the four-year vesting schedule described above on pages 39 – 41 of this Proxy Statement under the heading “2013 Long-Term Equity-Based Incentive Awards.” Notwithstanding this vesting schedule, the NEOs are subject to a mandatory holding period with respect to all shares underlying the DSU awards made in December 2013 that vest prior to the distribution date. Consequently, assuming continued employment of the NEOs receiving those awards, the earliest these DSU awards will be distributed to recipients in shares of Redwood common stock (and, as a result, the earliest these shares could be sold or transferred) is December 20, 2017.

PSUs Granted in December 2013.  The PSUs granted to NEOs in December 2013 have the three-year cliff vesting schedule described above on pages 39 – 41 of this Proxy Statement under the heading “2013 Long-Term Equity-Based Incentive Awards.” Consequently, assuming continued employment of the NEOs receiving these awards, if any of these PSUs vest, the earliest these PSUs will be distributed to recipients in shares of Redwood common stock (and, as a result, the earliest these shares could be sold or transferred) is December 9, 2016.

DSUs Granted in February 2014.  As previously noted, in accordance with the function described above on page 35 of this Proxy Statement under the heading “Form of Payment of 2013 Performance-Based Annual Bonuses,” a portion of each NEO’s 2013 annual bonus was paid in the form of vested DSUs with a mandatory three-year holding period. Consequently, the earliest these DSU awards will be distributed to recipients in shares of Redwood common stock (and, as a result, the earliest these shares could be sold or transferred) is May 1, 2017.

Executive Stock Ownership Guidelines

As described on pages 7 and 8 of this Proxy Statement under the heading “Stock Ownership Requirements — Required Stock Ownership by Executive Officers,” the Committee has established executive stock ownership guidelines with respect to Redwood’s executive officers. These guidelines are summarized below and the Committee believes that they reinforce the linkage between the interests of Redwood’s executives and its long-term stockholders by requiring ownership of Redwood stock by executives and rewarding stockholder value creation. In December 2013, the Committee conducted a review of the executive stock ownership guidelines and determined to maintain the guidelines applicable to executive officers at their current levels.

Executive Stock Ownership Guidelines
•	Each executive officer is required to own stock with a value at least equal to (i) six times current salary for the Chief Executive Officer, (ii) three times current salary for the President, and (iii) two times current salary for the other executive officers;
•	Three years are allowed to initially attain the required level of ownership and three years are allowed to acquire additional incremental shares if promoted to a position with a higher guideline (if not in compliance at the indicated times, then the executive officer is required to retain net after-tax shares delivered as compensation or from the Executive Deferred Compensation Plan until compliance is achieved); and
•	All shares owned outright are counted, including those held in trust for the executive officer and his or her immediate family, as well as vested deferred stock units (DSUs) and any other vested shares held pursuant to other employee plans.

For purposes of determining compliance, the original purchase or acquisition price is used as the value of shares held. The chart below illustrates how, as of the date of this Proxy Statement, all of Redwood’s executive officers were in compliance with these guidelines either due to ownership of the requisite number of shares or because the executive officer was within the time period permitted to attain the required level of ownership.

Compliance with Executive Stock Ownership Guidelines
($ in millions)*

*	Calculated on a purchase/acquisition cost basis in accordance with Executive Stock Ownership Guidelines.
**	Mr. Abate is within the three-year period allowed to initially attain the required level of ownership since his promotion to the CFO position.

Prohibition on Use of Margin, Pledging, and Hedging in Respect of Redwood Shares Held by Executive Officers, Employees and Directors

Under Redwood’s Insider Trading Policy, Redwood’s executive officers, employees and directors may not acquire securities issued by Redwood using borrowed funds, may not use margin in respect of securities issued by Redwood, may not pledge securities issued by Redwood as collateral, and may not engage in hedging or other transactions with respect to their ownership of securities issued by Redwood, each of which the Committee believes would be inconsistent with the purposes and intent of the executive stock ownership guidelines. Accordingly, Redwood has an established policy applicable to executive officers, employees and directors that prohibits the following:

•	Prohibition on Short Sales of Redwood Securities. Engaging in a short sale of Redwood’s common stock or other securities issued by Redwood is not permitted.
•	Prohibition on Use of Publicly-Traded Options and Derivatives or Other Transactions for Hedging Ownership of Redwood Securities. Transactions in publicly traded options or derivatives that reference Redwood’s common stock or other Redwood securities are not permitted. Accordingly, any such transactions in puts, calls or other derivative securities, on an exchange or in any other organized market, are not permitted. Similarly, hedging or monetization transactions in respect of Redwood’s common stock or other securities issued by Redwood are not permitted.
•	Prohibition on Leveraged Purchases or Purchases on Margin of Redwood Securities. Buying Redwood’s common stock or other securities issued by Redwood using borrowed funds, whether effectuated through the use of margin or otherwise, is not permitted.
•	Prohibition on Pledges of Redwood Securities. Redwood’s common stock and other securities issued by Redwood may not be pledged as collateral for a loan or other extension of credit.

•	Prohibition on Use of Margin Accounts to Hold Redwood Securities. To the extent that Redwood’s common stock or other securities issued by Redwood are held in a securities account that allows for purchases of securities on margin (a “margin account”), any use of margin by the account holder (regardless of whether margin is used to acquire such securities or other securities) is in fact a pledge of such securities. To address this, the account holder must either:
º	Refrain from holding Redwood’s common stock or other securities issued by Redwood in a margin account; or
º	Refrain from utilizing the margin feature of the securities account.

Compensation Determinations Relating to 2014

In accordance with its normal practice, at its meeting in December 2013, the Committee made certain decisions relating to 2014 compensation for certain NEOs. Decisions relating to 2014 base salaries and 2014 targets for performance-based annual bonuses are further described below.

2014 Base Salaries.  In accordance with its above-described policy and practice relating to establishing base salaries (see discussion above under the heading “2013 Base Salaries” on pages 30 – 31 of this Proxy Statement), the Committee reviewed the base salaries of certain of the NEOs for 2014. This review was made after consultation with Cook & Co. and after review of the market-based benchmark for this component of compensation, analysis of the type described above under “Compensation Benchmarking for 2013,” and consideration of competitive factors. As a result of this review:

•	The 2014 base salary for Mr. Hughes, Redwood’s CEO, was increased to $725,000 from $700,000.
º	Mr. Hughes’ base salary was increased after review of market data and consideration of competitive factors. This base salary increase was the only increase for the CEO position at Redwood since 2007.
•	The 2014 base salary for Mr. Nicholas, Redwood’s President, remained at its year-end 2013 level of $575,000.
•	The 2014 base salary for Mr. Abate, Redwood’s Chief Financial Officer, was increased to $400,000 from $350,000.
º	Mr. Abate’s base salary was increased after review of market data and consideration of competitive factors.
•	The 2014 base salary for Mr. Matera, Redwood’s Chief Investment Officer, remained at its year-end 2013 level of $500,000.
•	The 2014 base salary for Mr. Stone, Redwood’s General Counsel, was increased to $375,000 from $350,000.
º	Mr. Stone’s base salary was increased after review of market data and consideration of competitive factors.

The Committee retains the discretion to make adjustments to these base salaries prior to its annual year-end review in December 2014, although it does not currently contemplate any such intra-year adjustments.

2014 Targets for Performance-Based Annual Bonuses.  The Committee also made two determinations regarding 2014 targets for performance-based annual bonuses for NEOs. First, the Committee determined, after consultation with Cook & Co., that 2014 target annual bonuses for each NEO would continue to be weighted 75% based on Redwood company financial performance (i.e., based on Adjusted ROE) and 25% based on individual performance. Second, in accordance with its above-described policy and practice relating to establishing target annual bonuses (see discussion above under the heading “2013 Performance-Based Annual Bonus Compensation” on pages 31 – 35 of this Proxy Statement), and after consultation with Cook & Co. and review of the market-based benchmark for this component of compensation, analysis of the type described above under “Compensation Benchmarking for 2013,” and consideration of competitive factors, the Committee determined 2014 target annual bonus amounts for each of the NEOs.

The table below sets forth the 2014 target annual bonuses (expressed both as a percentage of base salary and in dollars) for each NEO assuming achievement of the criteria necessary to achieve 100% of the target annual bonus, together with the company performance and individual performance components of the 2014 target annual bonus and a comparison to the target annual bonus percentages that were for applicable for 2013.

NEO	2014 Base Salary	2014 Target Annual Bonus (%)	Change from 2013 Target Annual Bonus Percentage (%)(1)	Company Performance Component of 2014 Target Annual Bonus ($)	Individual Performance Component of 2014 Target Annual Bonus ($)	Total 2014 Target Annual Bonus ($)
Mr. Hughes, Chief Executive Officer	$725,000	175%	0%	$951,563	$317,187	$1,268,750
Mr. Nicholas, President	$575,000	165%	3.1%	$711,563	$237,187	$948,750
Mr. Abate, Chief Financial Officer	$400,000	100%	0%	$300,000	$100,000	$400,000
Mr. Matera, Chief Investment Officer	$500,000	135%	8%	$506,250	$168,750	$675,000
Mr. Stone, General Counsel	$375,000	100%	0%	$281,250	$93,750	$375,000

(1)	Amounts set forth in the table under “Change from 2013 Target Annual Bonus Percentage (%)” reflect the increase, if any, in 2014 Target Annual Bonus% from the 2013 Target Annual Bonus% in effect for each NEO at the end of 2013.

In addition, as was the case in 2013, the Committee determined that the maximum sum of the two annual bonus components (i.e., the maximum total annual bonus) for 2014 will continue to be $5 million for each of Mr. Hughes and Mr. Nicholas, and $2 million for each of the other NEOs. These maximum amounts were determined after consultation with Cook & Co., and were considered appropriate by the Committee as maximum total annual bonuses for each of these NEOs based on their position, responsibilities, level of performance needed to reach the maximum, and competitive considerations.

The Committee also determined to continue the practice it adopted for 2013 relating to the form of payment of annual bonuses to NEOs. Accordingly, with respect to any annual bonus paid to an NEO for 2014 that exceeds an amount equal to two times the target annual bonus designated for that NEO for 2014, that excess amount would not be paid fully in cash, but would instead be paid 50% in cash and 50% in the form of vested DSUs with a mandatory three-year holding period.

Deferred Compensation

Under Redwood’s Executive Deferred Compensation Plan, executive officers (including NEOs) may elect to defer up to 100% of their cash compensation as well as dividend equivalent right payments on deferred stock units (DSUs), options, and vested performance stock units (PSUs) and under certain circumstances, can also elect to re-defer scheduled distributions of cash or stock from the plan. Additionally, delivery of shares of Redwood common stock underlying DSUs and PSUs granted to executives under Redwood’s 2002 Incentive Plan are deferred under the Executive Deferred Compensation Plan. Deferred amounts may be deferred until a date chosen by the executive at the time of the initial deferral (subject to certain restrictions) or until retirement, at which time the balance in the executive’s account will be delivered in cash or common stock (as applicable), or will be paid out over a period of up to 15 years, depending upon the executive’s deferral elections. Cash amounts deferred under the Executive Deferred Compensation Plan are credited with interest at 120% of the long-term applicable federal rate as published by the IRS. As an example, for December 2013, 120% of the long-term applicable federal rate was 3.92% per annum. Cash balances deferred under the Executive Deferred Compensation Plan remain available to Redwood for general corporate purposes pending the obligation to deliver the deferred amounts to the recipients on the deferral date. The ability of recipients to elect to receive interest on deferred amounts is one incentive to participate in this Plan, thereby making funds available for Redwood’s use at a cost that is generally below Redwood’s normal cost of capital.

Redwood also matches 50% of cash compensation deferred by participants in the Executive Deferred Compensation Plan, provided that total matching payments and contributions made by Redwood to participants in the Executive Deferred Compensation Plan and Redwood’s 401(k) Plan (discussed below) are limited to 6% of base salary. Vesting of the matching payments is based on the employee’s tenure with Redwood, and over time, an employee becomes increasingly vested in both prior and new matching payments. Employees are fully vested in all prior and all new matching payments after six years of employment. Redwood believes the Executive Deferred Compensation Plan provides for, among other things, a vehicle for Redwood’s executives to plan for retirement and tax planning flexibility.

Employee Stock Purchase Plan

Redwood offers all eligible employees (including NEOs) the opportunity to participate in a tax-qualified Employee Stock Purchase Plan (ESPP). Through payroll deductions, employees can purchase shares of Redwood’s common stock at a discount from fair market value on a quarterly basis. The purchase price per share is the lower of (a) 85% of the fair market value per share on the first day of each 12-month offering period (January 1st) or (b) 85% of the fair market value per share on the purchase date (the end of each calendar quarter, March 31st, June 30th, September 30th, and December 31st). An employee is eligible to participate in the ESPP at the beginning of the quarter following 90 consecutive days of employment.

401(k) Plan and Other Matching Contributions

Redwood offers a tax-qualified 401(k) Plan to all employees (including NEOs) for retirement savings. Under this Plan, employees are allowed to defer and invest up to 100% of their cash earnings, subject to the maximum 401(k) contribution amount (which, in 2013, was $17,500 for those under 50 years of age and $23,000 for those 50 years of age or older). Contributions can be invested in a diversified selection of mutual funds.

In order to encourage participation and to provide a retirement planning benefit to employees, Redwood also provides a matching contribution of 50% of employees’ 401(k) Plan contributions, provided that matching contributions to the 401(k) Plan are limited to the lesser of 4% of an employee’s cash compensation and, in 2013, $8,750. Vesting of the 401(k) Plan matching contributions is based on the employee’s tenure with Redwood, and over time, an employee becomes increasingly vested in both prior and new matching contributions. Employees are fully vested in all prior and all new matching contributions after six years of employment.

As noted above, Redwood also matches up to 50% of cash compensation deferred by participants in its Executive Deferred Compensation Plan. Total matching payments made by Redwood to participants in the Executive Deferred Compensation Plan (including deferred compensation matching plus matches in the 401(k) Plan) are limited to 6% of base salary.

Other Benefits

In addition to cash compensation and equity-based awards, Redwood currently provides all employees (including NEOs) with certain other health and welfare benefits consisting of: medical, dental, vision, disability, and life insurance, a disability income continuation program (which can supplement disability insurance payments), an employee assistance program (which is a standard package of assistance benefits such as counseling and legal and financial consultation and referral services), and a flexible spending account program. The provision of these types of benefits is important in attracting and retaining employees. During 2013, Redwood paid approximately two-thirds of all employees’ monthly premium for medical and dental coverage, and 100% of all employees’ premiums for basic long-term disability and life insurance provided through Redwood plans.

Severance and Change of Control Arrangements

Prior to 2006, two of Redwood’s NEOs, Mr. Hughes and Mr. Nicholas, entered into employment agreements with Redwood, which provided for severance payments in the event Redwood terminates the executive’s employment without “cause” or the executive terminates his employment for “good reason.”

These employment agreements also provide for payments and vesting of stock options and other equity-related awards in the event of the executive’s death or disability. In the event of a “change of control”

in which the surviving or acquiring corporation does not assume outstanding stock options and equity-related awards or substitute equivalent awards, the executive’s outstanding options and equity-related awards will immediately vest and become exercisable (i.e., based on a “double-trigger”). These agreements were entered into in order to attract and retain these executives in the competitive marketplace for executive talent.

The various levels of post-termination benefits for each of Mr. Hughes and Mr. Nicholas were determined by the Committee to be appropriate based on that executive’s duties and responsibilities with Redwood and were the result of arm’s-length negotiations with these individuals. The different levels were also determined to be appropriate and reasonable when generally compared to post-termination benefits provided by Redwood’s peers to executives with similar titles and similar levels of responsibility. The different levels of benefit were also intended to take into account the expected length of time and difficulty the executive may experience in trying to secure new employment. The amount of the severance is balanced against Redwood’s need to be responsible to its stockholders and also takes into account the potential impact the severance payments may have on other potential parties to a change in control transaction.

The terms of these severance and change of control arrangements are described in more detail below under “Potential Payments upon Termination or Change of Control.” No other executive officer of Redwood is currently party to an employment agreement that provides for severance payments in the event of the termination of the executive’s employment or in the event of a change of control, although the award agreements for deferred stock units (DSUs) and performance stock units (PSUs) granted to executive officers provide for full vesting of the DSUs or PSUs granted in the event of death or disability, and, in the case of PSUs, partial vesting of the PSUs granted in the event of a termination without cause or retirement.

Redwood does not provide for excise tax gross-ups for change-in-control severance payments.  In March 2011, each of the outstanding employment agreements between an executive officer and Redwood was amended to eliminate the provisions of those agreements that provided for tax gross-ups with respect to excise taxes that could be imposed on change-in-control severance payments made under these agreements in the future. As a result, Redwood does not have any employment agreements in place with any executive (or any other employee) that provide for an excise tax gross-up. The Committee does not intend to offer excise tax gross-up provisions in any future employment agreements.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), limits the tax deductibility by Redwood of annual compensation in excess of $1,000,000 paid to Redwood’s chief executive officer and Redwood’s four other most highly compensated executive officers employed at the end of the year other than the chief financial officer. However, certain performance-based compensation that is paid pursuant to a compensation plan that has been approved by stockholders (such as Redwood’s 2002 Incentive Plan) is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon the attainment of pre-established, objective performance goals and the committee of the board of directors that establishes those goals consists only of “outside directors.” All members of the Committee qualify as outside directors.

The Committee considers the anticipated tax treatment to Redwood and to executive officers when reviewing executive compensation and Redwood’s compensation programs. The deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights or termination of employment. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the Committee’s control, also can affect the deductibility of compensation.

While the tax impact of any compensation arrangement is one factor to be considered, that impact is evaluated in light of the Committee’s overall compensation philosophy and objectives. The Committee will consider the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. The Committee may determine to provide significant amounts of compensation to NEOs that are not fully tax deductible to Redwood because, for example, these compensation amounts are consistent with its philosophy and are in Redwood’s best interests, and the compensation amounts not being fully deductible is not significant enough to Redwood (including, among other factors, as a result of its structure as a REIT) to outweigh these other factors.

Clawback Policy with Respect to Bonus and Incentive Compensation

Redwood continues to maintain a “clawback” policy with respect to bonus, equity, and other incentive payments made to executive officers whose fraud or misconduct resulted in a financial restatement. Pursuant to this policy, in the event of a significant restatement of Redwood’s financial results due to fraud or misconduct, the Board of Directors of Redwood will review all bonus and incentive compensation payments made on the basis of Redwood having met or exceeded specific performance targets during the period affected by the restatement. If any of the payments would have been lower if determined using the restated results, the Board of Directors will, in its discretion and to the extent permitted by law, seek to recoup from the executive officers whose fraud or misconduct materially contributed to the restatement the excess value or benefit of the prior payments made to the executive officers.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:
Georganne C. Proctor, Chair
Richard D. Baum
Mariann Byerwalter
Jeffrey T. Pero

Executive Compensation Tables

Summary Compensation

The following table includes information concerning compensation earned by the NEOs for the years ended December 31, 2013, 2012, and 2011, as applicable. Titles shown in the table are those held by the NEO on December 31, 2013.

Name and Principal Position	Year	Salary		Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Martin S. Hughes, Chief Executive Officer	2013	$700,000		$3,062,475	—	$3,012,478	$42,000	$6,816,953
	2012	$700,000		$3,491,000	—	$1,891,009	$42,000	$6,124,009
	2011	$700,000		$2,215,500	—	$273,250	$42,000	$3,230,750
Brett D. Nicholas, President	2013	$575,000		$2,022,425	—	$2,262,432	$34,500	$4,894,357
	2012	$500,000		$2,356,363	—	$1,256,374	$30,000	$4,142,737
	2011	$500,000		$1,575,009	—	$187,500	$30,000	$2,292,509
Christopher J. Abate, Chief Financial Officer	2013	$350,000		$810,699	—	$860,708	$21,000	$2,042,407
	2012	$283,333	(1)	$704,902	—	$404,914	$15,000	$1,408,149
Fred J. Matera, Chief Investment Officer	2013	$500,000		$1,286,964	—	$1,536,978	$8,750	$3,332,692
	2012	$400,000		$1,078,186	—	$728,187	$8,500	$2,214,863
	2011	$400,000		$600,000	—	$100,000	$8,500	$1,108,500
Andrew P. Stone, General Counsel	2013	$350,000		$760,699	—	$860,708	$21,000	$1,992,407
	2012	$300,000		$583,626	—	$533,640	$18,000	$1,435,266

(1)	At the time he was named interim Chief Financial Officer, Mr. Abate’s salary for 2012 was $250,000 per annum. Subsequently, in September 2012, Mr. Abate was named Chief Financial Officer and his salary was increased at that time to $350,000 per annum. Consequently, the base salary actually paid to Mr. Abate during 2012 was $283,333.
(2)	Represents the grant date fair value of stock units awarded, as determined in accordance with FASB Accounting Standards Codification Topic 718. Information regarding the assumptions used to value our NEO’s stock units is provided in Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K filed February 26, 2014. For 2013, our NEOs received grants of deferred stock units and performance stock units on December 10, 2013. These deferred stock units and performance stock units were granted with the grant date fair values of $18.86, and $14.19 per share, respectively. Additionally, each NEO received an award of deferred stock units on February 26, 2014 with a grant date fair value of $19.28 per share, which represented the payment, in lieu of cash, of a portion of the value of 2013 annual performance-based bonuses.
(3)	These amounts are annual performance-based bonuses paid in cash for each fiscal year indicated with respect to performance during such fiscal year (but paid early in the following fiscal year). As with prior years, 2013 annual performance-based bonuses were weighted 75% on Redwood’s 2013 financial performance and 25% on each NEO’s individual performance during 2013.
(4)	Represents matching contributions to our 401(k) Plan and Executive Deferred Compensation Plan.

Grants of Plan-Based Awards

The following table reflects estimated possible payouts to the NEOs in 2013 under Redwood’s performance-based bonus compensation plan, as well as actual equity-related grants made in 2013 under Redwood’s Incentive Plan. Actual bonus payouts for performance in 2013 are reflected in the “Summary Compensation” table above. As discussed above under “Executive Compensation — Compensation Discussion and Analysis — 2013 Performance-Based Annual Bonus Compensation,” 2013 target annual performance-based bonuses were weighted 75% on Adjusted ROE and 25% on achievement of pre-established individual goals. Annual bonuses are subject to an overall maximum 2013 annual total incentive award of $5 million for Mr. Hughes and Mr. Nicholas and $2 million for each of the other NEOs.

	Type of Award(1)	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Possible Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)(11)	Grant Date Fair Value of Stock and Option Awards ($)(11)
Name				Threshold(6)	Target(7)	Maximum(8)	Threshold	Target(9)	Maximum(10)
Martin S. Hughes	—	—		—	$1,225,000	$3,725,000	—	—	65,823	—	—
	DSU	2/26/2013	(2)	—	—	—	—	—	—	60,396	$1,191,009
	DSU	12/10/2013	(3)	—	—	—	—	—	—	66,278	$1,250,000
	DSU	2/26/2014	(4)	—	—	—	—	—	—	29,174	$562,475
	PSU	12/10/2013	(5)	—	—	—	—	88,090	176,180	88,090	$1,250,000
Brett D. Nicholas	—	—		—	$920,000	$3,420,000	—	—	81,569	—	—
	DSU	2/26/2013	(2)	—	—	—	—	—	—	38,356	$756,373
	DSU	12/10/2013	(3)	—	—	—	—	—	—	42,418	$800,000
	DSU	2/26/2014	(4)	—	—	—	—	—	—	21,910	$422,425
	PSU	12/10/2013	(5)	—	—	—	—	56,378	112,756	56,378	$800,000
Christopher J. Abate	—	—		—	$350,000	$1,350,000	—	—	33,557	—	—
	DSU	2/26/2013	(2)	—	—	—	—	—	—	2,785	$54,914
	DSU	12/10/2013	(3)	—	—	—	—	—	—	17,232	$325,000
	DSU	2/26/2014	(4)	—	—	—	—	—	—	8,335	$160,699
	PSU	12/10/2013	(5)	—	—	—	—	22,903	45,806	22,903	$325,000
Fred J. Matera	—	—		—	$625,000	$1,625,000	—	—	19,360	—	—
	DSU	2/26/2013	(2)	—	—	—	—	—	—	16,642	$328,186
	DSU	12/10/2013	(3)	—	—	—	—	—	—	26,511	$500,000
	DSU	2/26/2014	(4)	—	—	—	—	—	—	14,884	$286,964
	PSU	12/10/2013	(5)	—	—	—	—	35,236	70,472	35,236	$500,000
Andrew P. Stone	—	—		—	$350,000	$1,350,000	—	—	33,557	—	—
	DSU	2/26/2013	(2)	—	—	—	—	—	—	9,312	$183,640
	DSU	12/10/2013	(3)	—	—	—	—	—	—	15,907	$300,000
	DSU	2/26/2014	(4)	—	—	—	—	—	—	8,335	$160,699
	PSU	12/10/2013	(5)	—	—	—	—	21,142	42,284	21,142	$300,000

(1)	DSU refers to deferred stock units; PSU refers to performance stock units.
(2)	All NEOs received a vested DSU award on February 26, 2013, with a grant date fair value of $19.72 per unit. These DSU awards represented the payment, in lieu of cash, of a portion of the value of each of their 2012 annual performance-based bonuses.
(3)	All NEOs received one half of their 2013 annual long-term incentive grant in the form of deferred stock units on December 10, 2013 with a grant date fair value of $18.86 per share, subject to a four year vesting schedule (fully vesting on December 20, 2017). The grants are deferred under Redwood’s Executive Deferred Compensation Plan, with a distribution date of December 20, 2017, unless distribution is electively further deferred by the recipient under the terms of the Company’s Executive Deferred Compensation Plan.

(4)	All NEOs also received a vested DSU award on February 26, 2014, with a grant date fair value of $19.28 per unit. These DSU awards represented the payment, in lieu of cash, of a portion of the value of each of their 2013 annual performance-based bonuses.
(5)	All NEOs received one half of their 2013 annual long-term incentive grant in the form of a target number of performance stock units on December 10, 2013, subject to a three year performance vesting period ending on December 9, 2016. The number of underlying shares of Redwood common stock that vest and that the award recipient becomes entitled to receive at the time of vesting are contingent upon Redwood’s cumulative total stockholder return (TSR) during the performance vesting period according to the following schedule, with prorated vesting for TSR percentages that fall between those set forth below (with the target number of PSUs granted being adjusted to reflect the value of any dividends paid on Redwood common stock during the vesting period):

Three-Year TSR	Vesting/Crediting of Target Shares
Less than 0%	0%
25%	100%
125% or greater	200%
(6)	No company financial performance-based non-equity incentive plan awards would have been granted for 2013 if Adjusted ROE for 2013 had been less than 4.5%.
(7)	Represents target cash component of 2013 performance-based annual bonuses that would have been paid assuming that (i) the NEO was awarded 100% of the target bonus for individual performance and (ii) Adjusted ROE for 2013 was between 8.5% and 9.5%. Actual amounts paid in cash for 2013 are included in the “Summary Compensation” table above.
(8)	Represents the maximum cash component of 2013 performance-based annual bonuses that would have been paid assuming a maximum performance-based annual bonus ($5 million for each of Mr. Hughes and Mr. Nicholas and $2 million for each of the other NEOs).
(9)	Represents the target number of shares to be awarded upon the contingent vesting of PSUs as discussed above in note 5.
(10)	Represents the portion of 2013 performance-based annual bonuses that would have been paid in vested deferred stock units assuming a maximum performance-based annual bonus ($5 million for each of Mr. Hughes and Mr. Nicholas and $2 million for each of the other NEOs). The number of deferred stock units was calculated using a common stock price of $19.37 per share (the closing price of Redwood’s common stock on the NYSE on December 31, 2013). For PSUs, represents the maximum number of shares that can be contingently awarded as discussed above in Note 5.
(11)	These awards were approved by the Compensation Committee of the Board of Directors and granted pursuant to Redwood’s Incentive Plan. The value of these awards is determined in accordance with FASB Accounting Standards Codification Topic 718 based on the closing price of Redwood’s common stock on the trading day immediately prior to the grant date. Information regarding the assumptions used to value our NEO’s stock units is provided in Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K filed February 26, 2014.

Outstanding Equity Awards at Fiscal Year-End

In 2011, 2012, and 2013, annual grants were made in the form of deferred stock units and performance stock units, which are both reflected in the table below. Deferred stock units are included as unvested stock units in the table below whereas performance stock units are reflected as being unearned as of December 31, 2013. In addition, certain equity awards granted prior to 2011 remain outstanding.

The following table sets forth certain information regarding outstanding equity awards for each NEO as of December 31, 2013.

	Option Awards(1)			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(2)	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, That Have Not Vested ($)(7)
Martin S. Hughes	—	—	—	233,234	$4,517,752	315,267	$6,106,727
Brett D. Nicholas	18,891	$58.23	12/1/2014	—	—	—	—
	—	—	—	157,078	$3,042,604	216,896	$4,201,277
Christopher J. Abate	—	—	—	56,379	$1,092,059	40,605	$786,523
Fred J. Matera	—	—	—	73,432	$1,422,370	102,685	$1,989,018
Andrew P. Stone	—	—	—	40,903	$792,291	57,437	$1,112,546

(1)	Redwood does not currently award stock options. Mr. Nicholas’ outstanding stock options were granted in 2004.
(2)	Represents vested stock options outstanding as of December 31, 2013. All outstanding options as of December 31, 2013 are fully vested.
(3)	The option exercise price is based on the closing price of Redwood’s common stock on the NYSE on the day immediately prior to grant.
(4)	Represents unvested deferred stock units as of December 31, 2013.
(5)	Assumes a common stock value of $19.37 per share (the closing price of Redwood’s common stock on the NYSE on December 31, 2013).
(6)	Represents unearned performance stock units granted on December 7, 2011, December 7, 2012 and December 10, 2013. The unearned PSUs are shown based on the target number of award shares. Depending on performance over a three year performance vesting period, between 0% and 200% of the target number of awards shares may vest (with the target numbers of PSUs granted being adjusted to reflect the value of any dividends paid on Redwood common stock during the vesting period). Please refer to “Grants of Plan-Based Awards” table above for additional detail on the vesting of PSUs.
(7)	Represents the target number of award shares multiplied by a value per share of $19.37 (the closing price of Redwood common stock on the NYSE on December 31, 2013).

Options Exercised and Stock Vested

The following table sets forth the value of accumulated deferred stock unit awards that vested during 2013 for each NEO.

	Stock Awards
Name(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Martin S. Hughes	305,791	$5,738,983
Brett D. Nicholas	209,991	$3,940,662
Christopher J. Abate	20,095	$379,177
Fred J. Matera	75,290	$1,416,274
Andrew P. Stone	39,788	$748,895

(1)	Only one NEO had outstanding stock options during 2013, and no options were exercised by NEOs in 2013.
(2)	The value realized on vesting is calculated by multiplying the number of shares vesting by the fair market value of Redwood’s stock on the respective vesting date.

Non-Qualified Deferred Compensation

Our Executive Deferred Compensation Plan permits eligible employees to voluntarily defer receipt of a portion or all of their salary, bonus, and/or dividend equivalent right payments on a tax deferred basis for distribution from the plan to the employee at a later date, and requires all deferred stock units awarded to be deferred into the plan for distribution from the plan to the employee at a later date. Each of our NEOs is a participant in our Executive Deferred Compensation Plan. Each of our NEOs other than Mr. Matera voluntarily deferred a portion of his cash earnings during fiscal year 2013.

Interest accrual in respect of cash amounts deferred in our Executive Deferred Compensation Plan is described above under “Executive Compensation — Compensation Discussion and Analysis — Deferred Compensation.” Our NEOs are also entitled to a Redwood match on all or a portion of their executive deferred compensation cash deferrals subject to vesting requirements and a matching contribution limit, as described above under “Executive Compensation — Compensation Discussion and Analysis — Deferred Compensation.” As of December 31, 2013, all of our NEOs, with the exception of Mr. Matera and Mr. Stone, were fully vested in matching payments made under our Executive Deferred Compensation Plan and 401(k) Plan.

The following table sets forth information with respect to our NEOs’ cash contributions, vested deferred stock unit contributions, cash and deferred stock unit withdrawals, earnings, and aggregate balances in our Executive Deferred Compensation Plan for the fiscal year ended December 31, 2013.

Name	Executive Contributions in 2013	Registrant Contributions in 2013	Aggregate Earnings in 2013(1)	Aggregate Withdrawals/Distributions in 2013	Aggregate Balance at 12/31/2013(2)
Martin S. Hughes(3)	$5,805,535	$33,250	$6,704	$(5,026,866)	$7,959,735
Brett D. Nicholas(4)	$3,992,212	$25,750	$5,518	$(2,706,055)	$5,565,091
Christopher J. Abate(5)	$403,727	$12,250	$1,531	$(52,563)	$590,809
Fred J. Matera(6)	$1,416,274	—	$374	$(1,018,776)	$1,950,312
Andrew P. Stone(7)	$773,447	$12,250	$2,475	$(416,196)	$1,087,449

(1)	Represents market rate interest earned on cash balances in our Executive Deferred Compensation Plan. “Market rate interest” is defined as 120% of long-term applicable federal rate as published by the IRS.
(2)	The balance indicated reflects the value of vested deferred stock units in the plan assuming the price of $19.37 per share (the closing price of Redwood common stock on the NYSE on December 31, 2013) and the cash balance in Redwood’s Deferred Compensation Plan.
(3)	Mr. Hughes’ contribution included $66,552 in voluntary cash deferrals from his compensation and $5,738,983 as a result of vesting of previously awarded deferred stock units. Mr. Hughes also received a distribution of 215,500 shares of common stock underlying deferred stock units which were previously awarded in 2008.
(4)	Mr. Nicholas’ contribution included $51,550 in voluntary cash deferrals from his compensation and $3,940,662 as a result of vesting of previously awarded deferred stock units. Mr. Nicholas received a distribution of 115,500 shares of common stock underlying deferred stock units which were previously awarded in 2008.
(5)	Mr. Abate’s contribution included $24,550 in voluntary cash deferrals from his compensation and $379,177 as a result of vesting of previously awarded deferred stock units. Mr. Abate also received a distribution of 1,655 shares of common stock underlying deferred stock units which were previously awarded in 2006.
(6)	Mr. Matera’s contribution included $1,416,274 as a result of vesting of previously awarded deferred stock units. Mr. Matera also received a distribution of 44,644 shares of common stock underlying deferred stock units which were previously awarded in 2008.
(7)	Mr. Stone’s contribution included $24,552 in voluntary cash deferrals from his compensation and $748,895 as a result of vesting of previously awarded deferred stock units. Mr. Stone also received a distribution of 17,241 shares of common stock underlying deferred stock units which were previously awarded in 2008.

Potential Payments upon Termination or Change of Control

Two of our Named Executive Officers, Mr. Hughes and Mr. Nicholas, had, as of December 31, 2013, an employment agreement with Redwood. These employment agreements continue to remain in place and provide for severance payments and benefits in the event the executive is terminated without “cause” or resigns with “good reason,” which are each defined in the applicable agreement. The employment agreements provide for one year terms ending on December 31 of each year and are subject to automatic one-year renewals if not terminated by either party. No other executive officers of Redwood are party to an employment agreement with Redwood.

Each employment agreement provides for the executive to receive severance payments in the event we terminate the executive’s employment without “cause” or the executive resigns for “good reason” (each as defined below). The severance payments would be in addition to payment of the executive’s base salary through the date of termination of the executive’s employment. If terminated without “cause” or if the executive had terminated for “good reason” on December 31, 2013, the aggregate amount of these severance payments would have been equal to 250% of such executive’s base salary plus 150% of his base salary prorated to the date of termination.

In addition, all outstanding stock options and equity-related awards granted to these executives would immediately vest upon either such type of termination, unless otherwise provided in the grant agreement for an equity-related award. These executives would also receive the sum of dividend equivalent rights that would be payable on unexercised stock options over the one-year period following the termination of employment, unless the executive’s grant agreements for those stock options provide a different formula for the dividend equivalent right payments. In addition, for the one-year period following termination of employment, these executives would be entitled to receive all life insurance, disability insurance, and medical coverage fringe benefits as if the executive had not been terminated.

The employment agreements provide that 75% of severance amounts due will be paid in a lump sum six months following termination and the remaining 25% will be paid in equal monthly installments over the succeeding six months.

In February 2011 the employment agreements with these executives were amended to eliminate the provisions of those agreements that provided for excise tax gross-ups with respect to excise taxes that may be imposed on change-in-control severance payments made under these agreements. The amendments provide that in the event that any payments or benefits under these employment agreements constitute an “excess parachute payment” for purposes of Section 280G of the Code, the amounts otherwise payable and benefits otherwise due under these employment agreements will either (i) be delivered in full or (ii) be reduced or limited to the minimum extent necessary to ensure that no payments under these employment agreements will be subject to the excise tax imposed under Section 4999 of the Code, whichever of the foregoing amounts, taking into account applicable federal, state and local income and employment taxes and the excise tax imposed under Section 4999 of the Code, results in the largest benefit to the executive on an after-tax basis, notwithstanding that all or some portion of such payments and/or benefits may be subject to the excise tax imposed under Section 4999 of the Code.

All severance benefits under each agreement are contingent on the executive agreeing to execute an agreement releasing all claims against Redwood and the executives are subject to non-solicitation restrictions for a year following a termination for which severance is paid.

“Cause” for Mr. Hughes and Mr. Nicholas is defined as (i) the executive’s material failure to substantially perform the reasonable and lawful duties of his position for Redwood, which failure shall continue for 30 days after notice thereof; (ii) acts or omissions constituting gross negligence, recklessness, or willful misconduct in the performance of the executive’s duties, fiduciary obligations or otherwise relating to the business of Redwood; (iii) the habitual or repeated neglect of the executive’s duties; (iv) the executive’s conviction of a felony; (v) theft or embezzlement, or attempted theft or embezzlement, of money, tangible, or intangible assets or property of Redwood or its employees; (vi) any act of moral turpitude by the executive injurious to the interest, property, operations, business, or reputation of Redwood; or (vii) unauthorized use or disclosure of trade secrets or confidential or proprietary information pertaining to Redwood’s business.

“Good reason” for Mr. Hughes and Mr. Nicholas is defined as the occurrence, without the executive’s written consent, of (i) a significant reduction in the executive’s responsibilities or title; (ii) a reduction in the executive’s base salary or a material reduction by Redwood in the value of the executive’s total compensation package if such a reduction is not made in proportion to an across-the-board reduction of all senior executives of Redwood and a change of control has not occurred; (iii) the relocation of the executive’s principal office to a location more than 25 miles from its location as of the effective date of the agreement; (iv) a failure at any time to renew the employment agreement; (v) the complete liquidation of Redwood; or (vi) in the event of a merger, consolidation, transfer, or closing of a sale of all or substantially all the assets of Redwood, the failure of the successor company to affirmatively adopt the employment agreement.

In the event of a “change of control” (as defined below) in which the surviving or acquiring corporation does not assume outstanding stock options and equity-related awards or substitute equivalent awards, the executive’s outstanding options and equity-related awards will immediately vest and become exercisable. If the awards are assumed or substituted, then acceleration only would occur upon a qualifying employment termination (involuntary without cause or voluntary for good reason).

In addition, in the event of termination due to the executive’s death or disability, the employment agreements provide for (i) the payment to the executive or his estate of (a) the executive’s base salary to the date of termination, and (b) the executive’s target annual bonus for the year, prorated to the date of termination, and (ii) vesting in full of all of the executive’s outstanding stock options and other equity-related awards, unless otherwise provided in the grant agreement for an equity-related award.

“Change of control” is defined as the occurrence of any of the following:

(1)	any one person, or more than one person acting as a group (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended from time to time (the Code)), acquires ownership of stock of Redwood that, together with other stock held by such person or group constitutes more than 50 percent of the total fair market value or total voting power of all stock of Redwood; or
(2)	any one person, or more than one person acting as a group (within the meaning of Section 409A of the Code), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Redwood possessing 30 percent or more of the total voting power of the stock of Redwood; or
(3)	during any 12-month period, a majority of the members of Redwood’s Board of Directors is replaced by directors whose appointment or election is not endorsed by a majority of the members of Redwood’s Board of Directors prior to such appointment or election; or
(4)	any one person, or more than one person acting as a group (within the meaning of Section 409A of the Code), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from Redwood that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of Redwood immediately before such acquisition or acquisition; provided, that no change of control shall be deemed to occur when the assets are transferred to (x) a stockholder of Redwood in exchange for or with respect to its stock, (y) a person, or more than one person acting as a group (within the meaning of Section 409A of the Code), that owns, directly or indirectly, 50 percent or more of the total value or voting power of all of the outstanding stock of Redwood, or (z) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person that owns directly or indirectly 50 percent or more of the total value or voting power of all of the outstanding stock of Redwood, in each case with such persons status determined immediately after the transfer of assets.

If either of Mr. Hughes or Mr. Nicholas had been terminated as of December 31, 2013 either voluntarily with “good reason” or involuntarily without “cause,” the approximate value of the severance benefits payable to the executive would have been as follows, as calculated in accordance with the terms of the respective employment agreements in place on December 31, 2013. Any executive officer not entitled to severance benefits is not listed in the table below.

Name	Salary & Target Bonus	Accelerated Vesting of Stock Options and Deferred Stock Units(1)	Dividend Equivalent Rights for Options(2)	Benefits(3)	Excise Tax & Excise Tax Gross Up(4)	Total Payment Involuntary Termination Without “Cause” or Voluntary Termination for “Good Reason”
Martin S. Hughes	$2,800,000	$4,517,752	—	$39,091	—	$7,356,843
Brett D. Nicholas	$2,300,000	$3,042,604	$15,868	$36,867	—	$5,395,339

(1)	The value of acceleration of deferred stock units assumes a common stock price of $19.37 per share (the closing price of Redwood’s common stock on the NYSE on December 31, 2013). As there were no unvested stock options as of December 31, 2013, no value was attributable to accelerated vesting of stock options. Although unvested performance stock units are not forfeited following a termination without “Cause,” no value for unvested performance stock units was included due to the fact that under the applicable award agreements upon a termination without “Cause” the number of unvested performance stock units would be prorated to reflect the portion of the performance period during which the executive was employed prior to termination, but such prorated number of performance stock units would vest, if at all, only at the end of the performance period and only to the extent the performance vesting threshold is met at the end of the performance period.
(2)	Values were determined by multiplying the number of outstanding options with dividend equivalent rights as of December 31, 2013 by the average quarterly dividend over the prior three fiscal years of $0.26 per share.
(3)	Each of Mr. Hughes and Mr. Nicholas are entitled to a continuation of health insurance, life insurance, and long-term disability insurance for a year after employment.
(4)	In March 2011, the employment agreements with these executives were amended to eliminate the provisions of those agreements that provided for excise tax gross-ups with respect to excise taxes that may be imposed on change-in-control severance payments made under these agreements.

Compensation Risks

As noted above, the Compensation Committee reviews risks that may arise from Redwood’s compensation policies and practices. In particular, during the fourth quarter of 2013, management, in consultation with Cook & Co. and the Compensation Committee, prepared a framework for performing a compensation risk assessment, which framework provided for assessment of risks relating to, among other things, components of compensation, performance metrics, performance-based compensation leverage, the timing of compensation delivery, equity-based incentive compensation, stock ownership requirements, stock trading policies, methods for assessing performance, and performance culture. Subsequently, management utilized the framework to prepare a compensation risk assessment for review and consideration by the Compensation Committee and the Audit Committee. Following the review and discussion of this assessment by those Committees, as well as other reviews and discussions relating to risks that may arise from Redwood’s compensation policies and practices, the Compensation Committee determined, after consultation with Cook & Co., that it does not currently believe that Redwood’s compensation policies and practices are reasonably likely to have a material adverse effect on Redwood.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table provides information, as of December 31, 2013, with respect to compensation plans under which equity securities of the registrant are authorized for issuance.

	(a)	(b)		(c)	(d)
Plan Category	Plan Name	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (b))
Equity compensation plan approved by security holders	2002 Incentive Plan	3,477,519	(1)(2)	$57.00 (3)	1,683,956
Equity compensation plan approved by security holders	2002 Employee Stock Purchase Plan	—		—	206,980
Total		3,477,519		$57.00	1,890,936

(1)	As of December 31, 2013, 3,477,519 shares of common stock may be issued pursuant to (i) 2,266,473 outstanding deferred stock units (DSUs); (ii) 79,535 outstanding stock options and (iii) 1,131,511 outstanding performance stock units (PSUs). Does not include 166,941 shares of restricted stock where the restrictions have not yet lapsed, but which shares are issued and outstanding. For additional information regarding each category of equity awards, please refer to footnote (2) below.
(2)	As of December 31, 2013, 2,266,473 outstanding DSUs consisted of 1,263,420 units which were vested and 1,003,053 units which were unvested. As of December 31, 2013, 79,535 stock options were outstanding of which 10,000 options with a weighted-average exercise price of $48.48 did not receive dividend equivalent rights; and 69,535 options with a weighted-average exercise price of $58.23 were entitled to dividend equivalent rights. These two groups of stock options have an average remaining life of 0.35 years and 0.80 years, respectively. As of December 31, 2013, 779,871 PSUs were unearned and outstanding and 351,640 PSUs were fully vested. PSUs are performance-based equity awards under which the number of shares of common stock that may be issued at the time of vesting will generally range from 0% to 200% of the number of PSUs granted based on the level of satisfaction of the applicable performance-based vesting condition over the vesting period, with the number of PSUs granted being adjusted to reflect the value of any dividends paid on shares of common stock during the vesting period.
(3)	As of December 31, 2013, the weighted-average exercise price of outstanding options to purchase common stock was $57.00 and no weighting was assigned to DSUs or PSUs, as under our 2002 Incentive Plan no exercise price is applicable to DSUs or PSUs.

ADDITIONAL INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock, to file reports of ownership of, and transactions in, our common stock with the SEC within certain time periods following events giving rise to such filing requirements. Their initial report must be filed using the SEC’s Form 3 and subsequent stock purchases, sales, option exercises and other changes must be reported on the SEC’s Form 4, which must be filed within two business days of most transactions. In some cases, such as changes in ownership arising from gifts and inheritances, the SEC allows delayed reporting at year-end on the SEC’s Form 5. Based solely on a review of the copies of such reports, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers, and stockholders were complied with during 2013.

Absence of Compensation Committee Interlocks and No Insider Participation on Compensation Committee

Our Compensation Committee currently consists of Ms. Proctor (the Chair), Mr. Baum, Ms. Byerwalter, and Mr. Pero. No member of our Compensation Committee has served as an officer or employee of Redwood at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

Certain Relationships and Related Transactions

Our Board of Directors monitors and reviews issues involving potential conflicts of interest and related party transactions. In this regard, the Board of Directors applies Redwood’s Code of Ethics, which provides that directors, officers, and all other employees are prohibited from taking actions, having interests, or having relationships that would cause a conflict of interest, and our directors, officers, and all other employees are expected to refrain from taking actions, having interests, or having relationships that would even appear to cause a conflict of interest. Except as described below, there were no relationships or related party transactions between Redwood and any affiliated parties that are required to be reported in this Proxy Statement.

Relationship with Latham & Watkins LLP.  Mr. Pero is a retired partner of Latham & Watkins LLP and has been a director of Redwood since November 2009. Latham & Watkins LLP provides legal services to Redwood. Mr. Pero’s retirement payments from Latham & Watkins LLP are adjusted to exclude any proportionate benefit received from the fees paid by Redwood to Latham & Watkins LLP.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee of the Board of Directors reports to and acts on behalf of the Board of Directors in providing oversight of the financial and risk management, independent registered public accounting firm, and financial reporting procedures of Redwood. Redwood’s management is responsible for internal controls and for preparing Redwood’s financial statements. The independent registered public accounting firm is responsible for performing an independent audit of Redwood’s consolidated financial statements in accordance with the Public Company Accounting Oversight Board (PCAOB) standards and issuing a report thereon. The Audit Committee is responsible for overseeing the conduct of these activities by Redwood’s management and the independent auditors.

In this context the Audit Committee met and held discussions during 2013 and 2014 with management and the independent registered public accounting firm (including private sessions with the independent registered public accounting firm and Redwood’s head of internal audit). During these meetings, the Audit Committee, among other things, reviewed and discussed with both management and the independent registered public accounting firm the quarterly and audited year-end financial statements and reports prior to their issuance. These meetings also included an overview of the preparation and review of these financial statements and a discussion of any significant accounting issues. Management and the independent registered public accounting firm advised the Audit Committee that these financial statements were prepared under generally accepted accounting principles in all material respects. The Audit Committee also discussed the quality, not just the acceptability, of the accounting principles used in preparing the financial statements, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1, AU Section 380), as adopted by the PCAOB in Rule 3200T.

In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures and the letter regarding the firm’s independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The independent registered public accounting firm provided certain other services in 2013. These disclosures and other matters relating to the firm’s independence were reviewed by the Audit Committee and discussed with the independent registered public accounting firm.

The independent registered public accounting firm discussed the scope of its audit with the Audit Committee prior to the audit. The Audit Committee discussed the results of the audit with management and the independent registered public accounting firm. The Audit Committee also discussed with management and the independent registered public accounting firm the adequacy of Redwood’s internal controls, policies, and systems, and the overall quality of Redwood’s financial reporting.

Based on its review of the financial statements, and in reliance on its review and discussions with management and the independent registered public accounting firm, the results of internal and external audit examinations, evaluations by the independent registered public accounting firm of Redwood’s internal controls, and the quality of Redwood’s financial reporting, the Audit Committee recommended to the Board of Directors that Redwood’s audited financial statements be included in Redwood’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the Securities and Exchange Commission.

Audit Committee:
Greg H. Kubicek, Chair
Mariann Byerwalter
Georganne C. Proctor
Charles J. Toeniskoetter

Fees to Independent Registered Public Accounting Firm for 2013 and 2012

Grant Thornton LLP audited Redwood’s financial statements and otherwise acted as Redwood’s independent registered public accounting firm with respect to the fiscal years ended December 31, 2013 and 2012. The following is a summary of the fees billed to Redwood by Grant Thornton LLP for professional services rendered for 2013 and 2012:

	Fiscal Year 2013	Fiscal Year 2012
Audit Fees	$1,594,155	$1,358,970
Audit-Related Fees	—	—
Tax Fees	—	57,166
All Other Fees	—	—
Total Fees	$1,594,155	$1,416,136

Audit Fees were for the audits of our annual consolidated financial statements included in our Annual Report on Form 10-K, review of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, audits of our internal controls over financial reporting as required by Sarbanes Oxley, as well as comfort letters, consents and other services related to the SEC and other regulatory filings and communications, and services attendant to, or required by, statute or regulation.

Tax Fees were for services rendered related to tax compliance and reporting.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

It is the Audit Committee’s policy to review and pre-approve the scope, terms, and related fees of all auditing services and permitted non-audit services provided by the Independent Registered Accounting Firm, subject to de minimis exceptions for non-audit services which are approved by the Audit Committee prior to the completion of the audit.

ITEM 2 — RATIFICATION OF APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Grant Thornton LLP as the independent registered public accounting firm to audit the books of Redwood and its subsidiaries for the year ending December 31, 2014, to report on the consolidated financial statements of Redwood and its subsidiaries, and to perform such other appropriate accounting services as may be required by our Board of Directors. The Board of Directors recommends that the stockholders vote in favor of ratifying the appointment of Grant Thornton LLP for the purposes set forth above. If the stockholders do not ratify the appointment of Grant Thornton LLP, the Audit Committee will consider a change in auditors for the next year.

Grant Thornton LLP has advised the Audit Committee that they are independent accountants with respect to Redwood, within the meaning of standards established by the American Institute of Certified Public Accountants, the PCAOB, and the Independence Standards Board and federal securities laws administered by the SEC. A representative of Grant Thornton LLP will be present at the Annual Meeting, will have the opportunity to make a statement if so desired, and will be available to respond to appropriate questions.

Vote Required

If a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2014. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote in ratifying the appointment of Grant Thornton LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS REDWOOD’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014.

ITEM 3 — VOTE ON ADVISORY RESOLUTION TO APPROVE
NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act), provides Redwood’s stockholders with an opportunity to vote on a resolution to approve, on an advisory (non-binding) basis, the compensation of Redwood’s Named Executive Officers (also referred to as NEOs) as disclosed in this Proxy Statement in the Compensation Discussion and Analysis section and the related executive compensation tables. This proposal, commonly known as a “say-on-pay” proposal, gives Redwood’s stockholders the opportunity to express their views on the compensation of Redwood’s Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of Redwood’s Named Executive Officers and the executive compensation philosophy, objectives, programs, plans, policies, and practices described in this Proxy Statement. Redwood’s NEOs are the officers listed in the various compensation tables of the Compensation Discussion and Analysis section of this Proxy Statement and the related executive compensation tables that follow that Compensation Discussion and Analysis section.

The Compensation Committee of Redwood’s Board of Directors acts on behalf of the Board of Directors in administering Redwood’s executive compensation plans and programs. As described in detail within the Compensation Discussion and Analysis section of this Proxy Statement, Redwood has a performance-based executive compensation philosophy that seeks to provide incentives to achieve both short-term and long-term business objectives and ensure that Redwood can hire and retain talented individuals in a competitive marketplace. Based on this compensation philosophy, Redwood’s executive compensation objectives are as follows:

•	Attract and retain highly qualified and productive executives.
•	Motivate executives to enhance the overall performance and profitability of Redwood, both on a short-term and a long-term basis, with an emphasis on the long-term.
•	Reinforce the linkage between the interests of Redwood’s executives and its long-term stockholders by encouraging ownership of Redwood stock by executives and rewarding stockholder value creation.
•	Ensure that compensation levels are both externally competitive and internally equitable.

Please read the Compensation Discussion and Analysis section of this Proxy Statement, which begins on page 21, and the related executive compensation tables, which begin on page 49, for more information about the compensation of Redwood’s NEOs for 2013. The Compensation Committee is committed to providing disclosure within the Compensation Discussion and Analysis section of this Proxy Statement that gives insight into the process by which it arrives at determinations relating to executive compensation and the underlying rationale for those determinations. Among other things, the Compensation Discussion and Analysis describes:

•	The Compensation Committee’s process for reviewing all components of the Chief Executive Officer’s (CEO’s) compensation and that of the other NEOs;
•	The reasons for paying each element of compensation to the NEOs and Redwood’s compensation philosophy, objectives, and methodology for competitive benchmarking, including the use of peer groups; and
•	The performance measures and goals used for performance-based compensation and the factors taken into account in the Compensation Committee’s determination of whether those measures and goals are satisfied.
•	The severance and change of control payments that certain executives may become entitled to under certain circumstances.
•	The role of the Committee’s independent compensation consultant.

Each year the Compensation Committee reviews Redwood’s compensation philosophy and its executive compensation plans and programs and, after taking into account the outcome of the most recent stockholder “say-on-pay” vote, makes compensation determinations it believes are necessary or appropriate in light of its executive compensation objectives. At both of Redwood’s 2013 and 2012 annual meetings of stockholders, stockholders had the opportunity to cast an advisory vote on executive compensation. At the 2013 and 2012 annual meetings, more than 96% and 91%, respectively, of the votes cast in respect of “say-on-pay” were voted “FOR” approval of the compensation of the named executive officers (NEOs) as disclosed in the 2013 and 2012 proxy statements. The Compensation Committee has considered the results of the 2013 and 2012 “say-on-pay” votes and believes that the overwhelming support of Redwood stockholders in these votes generally reflects support for Redwood’s approach to executive compensation. This support was one of the factors the Compensation Committee took into account in not making material changes during 2013 to Redwood’s performance-based compensation philosophy for executive officers or to the components of executive compensation. At Redwood’s 2011 annual meeting of stockholders, stockholders also voted in favor of a proposal to hold a “say-on-pay” vote every year. In the future, the Compensation Committee will continue to consider the outcome of the annual “say-on-pay” vote when making compensation decisions regarding executive officers.

Highlighted below are summaries of the key determinations made by the Committee with respect to 2013 and, in some cases, 2014. Each of these key determinations is discussed more fully within the Compensation Discussion and Analysis section of this Proxy Statement, which begins on page 21. The Board of Directors and the Compensation Committee believe these determinations should be taken into consideration by stockholders in exercising their advisory vote on executive compensation.

•	2013 base salary for the CEO position remained unchanged from 2007. The base salary paid for the position of chief executive officer (CEO) was not increased for 2013, and remained during 2013 at the same level that was in place for that position since 2007.
•	Redwood’s 2013 financial performance was strong. Redwood’s financial performance in 2013 was strong, as reflected by the following:
º	Redwood’s 2013 net income was approximately $173 million, as reported under generally accepted accounting principles (GAAP).
º	For 2013, Redwood earned a 14.4% return on equity (ROE), based on its 2013 GAAP financial results.
º	Over the course of 2013, Redwood’s GAAP book value per share increased by $1.15 (or approximately 8%) while Redwood paid a dividend of $0.28 per share per quarter.
º	Redwood’s total stockholder return (TSR) for 2013 was approximately 21%.
•	TSR is a commonly used measurement of the total return on an investment in common stock over a designated time period. Redwood’s 2013 TSR set forth above represents a 2013 rate of return on an investment in Redwood common stock, reflecting stock price appreciation plus the impact of reinvestment of dividends paid (and the compounding effect of dividends paid on reinvested dividends).

•	Redwood’s 2013 financial performance also compares favorably to that of other publicly-traded REITs that focus on investing in residential mortgages and related assets. The table below compares Redwood’s 2013 TSR to 16 other significant and established publicly-traded REITs with business models that focus on investing in residential mortgages and related assets.

2013 TSR Comparison —
RWT vs. Selected Publicly-Traded Residential Mortgage REITs

Data source for TSR calculations: SEC public filings

In addition to the fact that, like Redwood, these 16 REITs have business models that focus on investing in residential mortgages and related assets, these 16 companies were included in this comparison because they have been publicly-traded for the full year of 2013 and are REITs that our management believes investors and equity analysts frequently compare against Redwood’s financial performance. As described further on pages 35 – 36 of this Proxy Statement under the heading “Performance-Based Annual Bonuses Earned for 2013 — Company Performance Component of 2013 Annual Bonuses,” 12 of these 16 REITs were not included in the peer group of companies designated by the Committee for use in the executive competitive pay analysis for 2013 due to the fact that they were either externally-managed or had substantially different market capitalization and/or net income and, therefore, not comparable for purposes of executive pay analysis.

•	In accordance with pay-for-performance principles, 2013 annual bonus compensation for NEOs was primarily determined by Redwood’s 2013 financial performance. For 2013, an aggregate of approximately $10.1 million in annual bonus compensation was earned by NEOs. Of this amount, a total of approximately $9.2 million, or approximately 91%, was earned based directly on Redwood’s 2013 financial performance, as described further on pages 35 – 36 of this Proxy Statement under the heading “Performance-Based Annual Bonuses Earned for 2013 — Company Performance Component of 2013 Annual Bonuses.”
º	The other approximately $0.9 million of aggregate bonus compensation earned by NEOs for 2013 was earned based on individual executive performance, as described further on pages 37 – 38 of this Proxy Statement under the heading “Performance-Based Annual Bonuses Earned for 2013 — Individual Performance Component of 2013 Annual Bonuses.”

•	A portion of 2013 annual bonus compensation for NEOs was paid in the form of equity awards with a mandatory three-year holding period. For 2013, the Committee used a methodology for making annual bonus payments to NEOs which resulted in a portion of annual bonuses being paid in cash, with the remaining portion being paid in the form of deferred stock units (DSUs). For example, Redwood’s CEO, Mr. Hughes, received approximately 15.7% of his 2013 annual bonus compensation in the form of DSUs with a mandatory three-year holding period and received approximately 84.3% of his 2013 annual bonus compensation in cash.
º	For 2013 annual bonus payments, the Committee’s methodology provided that for any annual bonus amount that exceeded an amount equal to two times the target bonus designated for that NEO for 2013, that excess amount would not be paid fully in cash. Instead, the excess amount would be paid 50% in cash and 50% in the form of vested DSUs with a mandatory three-year holding period.
º	Under this methodology, as the amount of an NEO’s annual bonus increases above the amount equal to two times that NEO’s target bonus for 2013, a greater proportion of that NEO’s total annual bonus will be invested in the future financial performance of Redwood, which the Committee believes results in an appropriate long-term alignment of executive and stockholder interests.

The table on page 38 of this Proxy Statement under the heading “Application of Formula for Determining Form of Payment of Performance-Based Annual Bonuses Earned for 2013” sets forth the portions of each NEO’s total 2013 annual bonus that were paid in cash and were paid in the form of vested DSUs with a mandatory three-year holding period.

•	Compensation paid to NEOs continued to be aligned with the interests of stockholders by delivering approximately 42% of total 2013 compensation to NEOs in the form of equity-based awards. For 2013, aggregate compensation earned by NEOs totaled approximately $19 million, of which approximately $8.0 million (or approximately 42%) was in the form of equity-based awards that vest over three- or four-year periods or that have a mandatory three-year holding period. The Committee believes that delivering a significant portion of compensation in the form of equity-based awards is appropriate to align the interests of executives with those of long-term Redwood stockholders.
•	The Committee continued to use performance-based equity awards in 2013 for NEOs. Of the long-term equity-based incentive awards granted in the fourth quarter of 2013 to NEOs, 50% were performance-based awards that will vest after three years based on the extent to which total stockholder return (TSR) from December 2013 to December 2016 is positive. If TSR over the three-year period is negative, none of these performance-based awards will vest. The performance-based equity awards granted to NEOs in the fourth quarter of 2013 are further described on pages 39 – 41 of this Proxy Statement under the heading “2013 Long-Term Equity-Based Incentive Awards.”

•	For 2013, Redwood’s performance-based compensation philosophy resulted in NEOs earning a combination of different types of compensation for achieving both short-term and long-term business objectives. The charts below illustrate how total 2013 compensation of the CEO and of the NEOs as a group was allocated among the differing forms of compensation described above.

•	The Committee continued to impose mandatory holding periods for long-term equity grants to NEOs. During 2013, the Committee continued to impose mandatory holding periods on equity grants to NEOs. For example, DSUs granted in December 2013 to NEOs that vest on a pro-rata basis over four years (i.e., approximately one-quarter of the awards vest each year over the four-year vesting period) are subject to a mandatory holding period — with the result that none of the underlying shares could be transferred or sold by the NEOs until after the fourth anniversary of the grant date. A further discussion of these mandatory holding periods is set forth on page 42 of this Proxy Statement under the heading “Mandatory Holding Periods for Long-Term Equity-Based Incentive Awards.”
•	The Committee continued to maintain a “clawback” policy with respect to bonus and incentive payments made to executive officers. Under Redwood’s “clawback” policy, in the event of a significant restatement of Redwood’s financial results due to fraud or misconduct, the Board of Directors of Redwood will review all bonus and incentive compensation payments made on the basis of Redwood having met or exceeded specific performance targets during the period affected by the restatement. If any of the payments would have been lower if determined using the restated results, the Board of Directors will, in its discretion and to the extent permitted by law, seek to recoup from the executive officers whose fraud or misconduct materially contributed to the restatement the excess value or benefit of the prior payments made to the executive officers. A further discussion of the “clawback” policy is set forth on page 48 of this Proxy Statement under the heading “Clawback Policy with Respect to Bonus and Incentive Compensation.”
•	The Committee continued to maintain robust executive stock ownership guidelines applicable to Redwood’s CEO and Redwood’s other NEOs. Redwood’s CEO is required to own stock with a value at least equal to six times his current salary, its President is required to own stock with a value at least equal to three times his current salary and other NEOs are required to own stock with a value at least equal to two times their current salaries. A further discussion of the executive stock ownership guidelines is set forth on pages 42 – 43 of this Proxy Statement under the heading “Executive Stock Ownership Guidelines.”
•	Redwood prohibits the use of margin, pledging, and hedging in respect of Redwood shares held by executive officers, employees, and directors. Under Redwood’s Insider Trading Policy, Redwood’s executive officers, employees, and directors may not acquire securities issued by Redwood using borrowed funds, may not use margin in respect of securities issued by Redwood, may not pledge securities issued by Redwood as collateral, and may not engage in hedging or other transactions with respect to their ownership of securities issued by Redwood, each of which the Committee believes would be inconsistent with the purposes and intent of Redwood’s executive stock ownership guidelines. A further discussion of these prohibitions is set forth on pages 43 and 44 of this Proxy Statement under the heading “Prohibition on Use of Margin, Pledging, and Hedging in Respect of Redwood Shares Held by Executive Officers, Employees, and Directors.”
•	Redwood does not provide for excise tax gross-ups for change-in-control severance payments. Redwood does not have any employment agreement in place that provides for an excise tax gross-up. Further, the Committee does not intend to offer excise tax gross-up provisions in any future employment agreements.

At this 2014 Annual Meeting, stockholders are being asked to indicate their support for the compensation of Redwood’s Named Executive Officers as disclosed in this Proxy Statement. As noted above, this vote is not intended to address any one specific item of compensation, but rather the overall compensation of Redwood’s Named Executive Officers and the executive compensation philosophy, objectives, programs, plans, policies, and practices described in this Proxy Statement.

The Board of Directors has determined to hold an advisory “say on pay” vote every year. Accordingly, Redwood’s stockholders are asked to vote “FOR” the following advisory resolution at the Annual Meeting:

“RESOLVED, that the compensation of the Named Executive Officers, as disclosed in the Annual Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure, is hereby approved.”

This “say-on-pay” vote is a non-binding advisory vote. The approval or disapproval of this resolution by stockholders will not require the Board of Directors or the Compensation Committee to take any action regarding Redwood’s executive compensation practices. The final decision on the compensation and benefits of Redwood’s Named Executive Officers and on whether, and if so, how, to address stockholder disapproval of this resolution remains with the Board of Directors and the Compensation Committee. Unless the Board of Directors modifies its determination of the frequency of future “say on pay” advisory votes, the next “say on pay” advisory vote (following the 2014 Annual Meeting) will be held at Redwood’s 2015 annual meeting of stockholders.

Vote Required

If a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve, on an advisory basis, the resolution approving the compensation of Redwood’s Named Executive Officers. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE NON-BINDING RESOLUTION APPROVING THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

ITEM 4 — APPROVAL OF THE ADOPTION OF THE 2014 INCENTIVE AWARD PLAN

We are asking stockholders to approve the proposed Redwood Trust, Inc. 2014 Incentive Award Plan (the “2014 Plan”), which is intended to replace in its entirety the 2002 Redwood Trust, Inc. Incentive Plan (as amended, the “Prior Plan”). The Board has adopted, subject to stockholder approval, the 2014 Plan on February 20, 2014 (the “Effective Date”), which authorizes equity and cash awards to officers, employees, and consultants of Redwood Trust, Inc. (the “Company”) and its subsidiaries and affiliates, as well as to members of our Board of Directors. We believe that equity incentive awards are increasingly critical to attracting and retaining the most talented officers and employees in our industry, upon whose judgment, interest and special effort the successful operation of the Company is largely dependent. Upon stockholder approval of the 2014 Plan, the 2014 Plan will become effective and will supersede in its entirety the Prior Plan. If the stockholders do not approve the 2014 Plan, the 2014 Plan will not become effective, the Prior Plan will continue in effect, and we may continue to grant awards under the Prior Plan, subject to its terms, conditions and limitations.

The Board recommends a vote for the approval of the 2014 Plan because it believes the 2014 Plan is in the best interests of the Company and its stockholders and contains features that are consistent with sound corporate governance practices, including the following:

•	Allows for qualifying performance-based awards and enhanced flexibility. The 2014 Plan is designed to allow the Company to grant cash and equity incentive compensation awards that are intended to qualify as performance-based compensation exempt from the deduction limitation under Section 162(m) of the Code. Section 162(m) generally does not allow a publicly held company to deduct the expense, for income tax purposes, of compensation of more than $1.0 million paid in any year to its chief executive officer, or any of its other three most highly compensated executive officers (other than the chief financial officer), unless such payments are “qualified performance-based compensation,” in accordance with conditions specified under Section 162(m) of the Code. In addition, the 2014 Plan expands the list of performance criteria available to the Company in designing awards that are intended to qualify as performance-based compensation.
•	Provides for a reasonable share reserve. Under the 2014 Plan, an aggregate of 2,383,956 shares of Common Stock will be reserved for issuance, consisting of 1,683,956 shares that remained available for issuance under the Prior Plan as of December 31, 2013, plus an additional 700,000 authorized shares. Shares available for issuance under the 2014 Plan will be reduced by one share for every one share granted under the Prior Plan after December 31, 2013 and prior to the date on which the stockholders approve the 2014 Plan. If any shares subject to an award are forfeited or expire or an award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the shares subject to such award, such shares shall be added to the shares available for awards under the 2014 Plan on a one-for-one basis. If the 2014 Plan is approved by stockholders, no new awards will be granted under the Prior Plan. As of March 15, 2014, there were 79,535 shares subject to stock options outstanding under all of our stock plans, with a weighted average exercise price of $57.00 and a weighted average remaining term of 0.74 years, and 3,397,984 shares subject to other outstanding awards under all stock plans.
•	Limits grants. The maximum aggregate number of shares with respect to awards of options and/or SARs that may be granted to any one person during any calendar year is 1,000,000 (subject to adjustment for certain equity restructurings and other corporate transactions). The maximum aggregate number of shares with respect to awards other than options and/or SARs that are denominated in shares and intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code that may be granted to any one person during any calendar year is 1,000,000. The maximum aggregate amount of cash that may be paid in cash to any person during any one calendar year with respect to awards that are denominated in cash and intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code is $10,000,000. In addition, the maximum aggregate value of awards, determined on the date of grant, that may be granted to any non-employee director during any calendar year is $500,000.

•	Does not permit payment of dividends or dividend equivalents on performance-based awards until vesting. Dividends and dividend equivalents payable in connection with performance-based awards will only be paid out to the extent that the performance-based vesting conditions are satisfied and the shares underlying such awards are earned and vest.
•	Stock option exercise prices and SAR grant prices will not be lower than the fair market value on the grant date. The 2014 Plan prohibits granting stock options with exercise prices and SARs with exercise prices lower than the fair market value of a share of our Common Stock on the grant date.
•	Does not permit repricings without stockholder approval. Without stockholder approval, we may not amend any option or SAR to reduce the exercise price or replace any stock option or SAR with cash or any other award when the price per share of the stock option or SAR exceeds the fair market value of the underlying shares.
•	Provides for independent administration. The Compensation Committee of our Board, which consists of only independent non-employee directors, generally administers the 2014 Plan.

Quantitative Analysis Underlying Determination to Approve the Plan

During the first quarter of 2014, the Board of Directors adopted, subject to stockholder approval, the 2014 Plan after considering, among other things, the Compensation Committee’s recommendation in favor of the adoption of the 2014 Plan. In its determination to approve the 2014 Plan, the Board and Compensation Committee reviewed the analysis and recommendations of management and Frederic W. Cook & Co., Inc. (Cook & Co.), the Compensation Committee’s independent compensation consultant. In particular, among other things, the Board and Compensation Committee considered management’s and Cook & Co.’s recommendations, the basis for which included the following quantitative factors:

•	Over the last three calendar years, equity awards granted under the Prior Plan (including performance stock unit awards based on their target award amounts) represent a three-year average rate of share usage under the Prior Plan equal to 1.13% of weighted average basic common shares outstanding over that period, which is at approximately the median of the 2013 Redwood peer group described within the Compensation Discussion and Analysis section of this Proxy Statement under the heading “Compensation Benchmarking for 2013.” Management and Cook & Co. consider this three-year average level of share usage under the Prior Plan to be in line with appropriate compensation practices after taking into account Redwood’s overall compensation philosophy and objectives.
•	On average over the last three calendar years, equity awards granted under the Prior Plan (including performance stock unit awards based on their actual and target award amounts, as applicable) represent an average annual aggregate grant date fair value equal to 1.06% of market capitalization, which is at approximately the median of the 2013 Redwood peer group described above. Management and Cook & Co. consider this average annual level of aggregate grant date fair value of awards to be in line with appropriate compensation practices after taking into account Redwood’s overall compensation philosophy and objectives. Assuming comparable annual award grant levels in the future, the share authorization under the 2014 Plan could be expected to cover approximately two or three years of 2014 Plan award grants.
•	If the 2014 Plan is approved, the issuance of the additional 700,000 authorized shares (together with the issuance of (i) shares underlying outstanding awards under the Plan and (ii) 1,683,956 remaining shares authorized for issuance under the Prior Plan, in each case as of December 31, 2013) would represent 2014 Plan dilution equal to approximately 6.44% on a fully diluted basis (based on fully diluted shares outstanding at December 31, 2013), which is between the 25th percentile and median of the 2013 Redwood peer group described above. Based on management’s and Cook & Co.’s analysis, this level of total 2014 Plan dilution is in line with appropriate compensation practices after taking into account Redwood’s overall compensation philosophy and objectives.

In light of the factors described above, our Board believes the additional authorized shares being requested under the 2014 Plan represents reasonable potential equity dilution and provides a significant incentive for officers, employees, non-employee directors and consultants to increase the value of the Company for all stockholders.

General

The Board of Directors has adopted, subject to shareholder approval, the 2014 Plan for officers, employees, and consultants of the Company and its subsidiaries and affiliates, as well as to members of our Board of Directors. The 2014 Plan is intended to replace the Prior Plan, which as of December 31, 2013, had 1,683,956 shares available for issuance. The 2014 Plan will become effective upon its approval by Company shareholders pursuant to this Proposal No. 4. If the 2014 Plan becomes effective, then the Prior Plan will be terminated on the date the 2014 Plan becomes effective, provided, that any awards outstanding under the Prior Plan will remain outstanding pursuant to the terms of the Prior Plan.

The 2014 Plan provides for the grant of stock options (both incentive stock options and nonqualified stock options), restricted stock, SARs, performance awards, dividend equivalents, stock payments, deferred stock, deferred stock units, restricted stock units (“RSUs”) and performance-based awards to eligible participants. A summary of the material provisions of the 2014 Plan is set forth below, and the summary is qualified in its entirety by reference to the full text of the 2014 Plan, which is attached as Appendix A to this Proxy Statement.

Section 162(m)

Section 162(m) of the Code generally limits the deductibility of compensation paid to certain executive officers of a publicly-held corporation to $1.0 million in any taxable year of the corporation. Certain types of compensation, including “qualified performance-based compensation,” are exempt from this deduction limitation. In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) of the Code generally requires that:

•	The compensation be paid solely upon account of the attainment of one or more pre-established objective performance goals;
•	The performance goals must be established by a compensation committee comprised of two or more “outside directors”;
•	The material terms of the performance goals must be disclosed to and approved by the shareholders; and
•	The compensation committee of “outside directors” must certify that the performance goals have indeed been met prior to payment.

For purposes of Section 162(m) of the Code, the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. We believe that with respect to the various types of awards under the 2014 Plan, each of these aspects is discussed below, and stockholder approval of the 2014 Plan will be deemed to constitute approval of each of these aspects of the 2014 Plan for purposes of the approval requirements of Section 162(m) of the Code.

Section 162(m) of the Code contains a special rule for stock options and SARs which provides that stock options and SARs will satisfy the qualified performance-based compensation exception if the awards are made by a qualifying compensation committee, the plan sets forth the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date. The 2014 Plan has been designed to permit a committee appointed by the Board of Directors to grant stock options, SARs and other awards which may qualify as qualified performance-based compensation under Section 162(m) of the Code. Currently, the Compensation Committee performs this function.

Administration

Unless otherwise determined by the Board of Directors, the 2014 Plan will be administered by the Compensation Committee (collectively with Board of Directors, the “Administrator”), except that with respect to awards granted to independent directors, the Board of Directors will administer the 2014 Plan. The Administrator may delegate to a committee of one or more Directors or one or more Company officers the authority to grant or amend awards under the 2014 Plan to participants other than (i) senior Company executives who are subject to Section 16 of the Exchange Act, (ii) employees who are “covered employees” within the meaning of Section 162(m) of Code, and (iii) Company officers or Directors to whom the authority to grant or amend awards under the 2014 Plan has been delegated. For awards granted to employees who are “covered employees” within the meaning of Section 162(m) of Code, the Administrator will consist solely of two or more Directors who are “outside directors” for purposes of Section 162(m) of the Code and Non-Employee Directors (as defined in Rule 16b-3(b)(3) of the Exchange Act).

Unless otherwise determined by the Board of Directors, the Administrator will have the authority to administer the 2014 Plan, including the power to (i) designate participants under the 2014 Plan, (ii) determine the types of awards granted to participants under the 2014 Plan, the number of such awards, and the number of shares of Common Stock subject to such awards, (iii) determine and interpret the terms and conditions of any awards under the 2014 Plan, including the vesting schedule, exercise price, whether to settle, or accept the payment of any exercise price, in cash, Common Stock, other awards or other property, and whether an award may be cancelled, forfeited or surrendered, (iv) prescribe the form of each award agreement, and (v) adopt rules for the administration, interpretation and application of the 2014 Plan.

Eligibility

Persons eligible to participate in the 2014 Plan include all employees (including officers of the Company) and consultants of the Company and of its subsidiaries and affiliates, as well as members of the Board of Directors, as determined by the Administrator. As of February 28, 2014, approximately 152 employees, 10 consultants and seven non-employee directors were eligible to participate in the 2014 Plan.

Limitation on Awards and Shares Available

Under the 2014 Plan, an aggregate of 2,383,956 shares of Common Stock will be reserved for issuance, consisting of 1,683,956 shares that remained available for issuance under the Prior Plan as of December 31, 2013, plus an additional 700,000 authorized shares. Shares available for issuance under the 2014 Plan will be reduced by one share for every one share granted under the Prior Plan after December 31, 2013 and prior to the date on which the stockholders approve the 2014 Plan. If any shares subject to an award are forfeited or expire or an award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the shares subject to such award, such shares shall be added to the shares available for awards under the 2014 Plan on a one-for-one basis. Upon stockholder approval of the 2014 Plan, the 2014 Plan will become effective and will supersede in its entirety the Prior Plan, provided, that any awards outstanding under the Prior Plan will remain outstanding pursuant to their respective terms. The shares of Common Stock covered by the 2014 Plan may be authorized but unissued shares or shares purchased in the open market.

Generally, shares of Common Stock subject to an award under the 2014 Plan or Prior Plan that terminate, expire, are forfeited, or lapse for any reason are made available for issuance again under the 2014 Plan. Additionally, shares withheld in connection with the payment of tax liabilities are made available for issuance again under the 2014 Plan. The payment of dividend equivalents in cash in conjunction with outstanding and future awards will not be counted against the shares available for issuance under the 2014 Plan. Furthermore, shares of Common Stock may not be optioned, granted or awarded again if it would prevent any stock option that is intended to qualify as an incentive stock option under Section 422 of the Code from so qualifying.

The maximum number of shares of Common Stock that may be subject to one or more awards of options and/or SARs granted to any person pursuant to the 2014 Plan during any calendar year is 1,000,000 and the maximum number of shares of Common Stock that may be subject to one or more awards other than options and/or SARs that are denominated in shares and intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code that may be granted to any person pursuant to the 2014 Plan during any calendar year is 1,000,000. The maximum amount that may be paid in cash during any calendar year with respect to any award to any individual person pursuant to the 2014 Plan during any calendar year with respect to awards that are denominated in cash and intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code is $10,000,000. In addition, the maximum aggregate value of awards, determined on the date of grant, that may be granted to any non-employee director pursuant to the 2014 Plan during any calendar year cannot exceed $500,000.

Awards

The 2014 Plan provides for grants of stock options (both incentive stock options and nonqualified stock options), restricted stock, SARs, performance awards, dividend equivalents, stock payments, deferred stock, deferred stock units, RSUs and performance-based awards. Each award must be evidenced by a written award agreement with terms and conditions consistent with the 2014 Plan. Upon the exercise or vesting of an award, the exercise or purchase price must be paid in full by: cash or check; tendering shares of Common Stock with a fair market value at the time of exercise or vesting equal to the aggregate exercise or purchase price of the award or the exercised portion thereof, if applicable; delivery of a written or electronic notice that the holder has placed a market sell order with a broker with respect to shares then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required, provided that payment of such proceeds is then made to the Company upon settlement of such sale; or by tendering other property acceptable to the Administrator. Any withholding obligations may be satisfied in the Administrator’s sole discretion by allowing a holder to elect to have the Company withhold shares otherwise issuable under an award which are equal to the fair market value on the date of withholding or repurchase equal to aggregate amount of such liabilities.

Stock Options.  Stock options, including incentive stock options (as defined under Section 422 of the Code) and nonqualified stock options may be granted pursuant to the 2014 Plan. The exercise price of incentive stock options and nonqualified stock options granted pursuant to the 2014 Plan will not be less than 100% of the fair market value of the Common Stock on the date of grant, unless incentive stock options are granted to any individual who owns, as of the date of grant, stock possessing more than 10% of the total combined voting power of all classes of Company stock (a “Ten Percent Owner”), in which case the exercise price of such incentive stock options will not be less than 110% of the fair market value of the Common Stock on the date of grant. Incentive stock options and nonqualified stock options may be exercised as determined by the Administrator, but in no event after (i) the fifth anniversary of the date of grant with respect to incentive stock options granted to a Ten Percent Owner, or (ii) the tenth anniversary of the date of grant with respect to incentive stock options granted to other employees and nonqualified stock options.

Restricted Stock.  Restricted stock awards may be granted pursuant to the 2014 Plan. A restricted stock award is the grant of shares of Common Stock at a price determined by the Administrator (including zero), that is subject to transfer restrictions and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting rights with respect to such shares. In addition, with respect to a share of restricted stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of restricted stock vests. The restrictions will lapse in accordance with a schedule or other conditions determined by the Administrator.

Stock Appreciation Rights.  A SAR is the right to receive payment of an amount equal to (i) the excess of (A) the fair market value of a share of Common Stock on the date of exercise of the SAR over (B) the fair market value of a share of Common Stock on the date of grant of the SAR, multiplied by (ii) the aggregate number of shares of Common Stock subject to the SAR. Such payment will be in the form of cash, Common Stock or a combination of cash and Common Stock, as determined by the Administrator, and SARs settled in Common Stock will satisfy all of the restrictions imposed by the 2014 Plan upon stock option grants. The Administrator will determine the time or times at which a SAR may be exercised in whole or in part, provided that the term of any SAR will not exceed ten years.

Restricted Stock Units.  RSUs may be granted pursuant to the 2014 Plan, typically without consideration from the participant. RSUs may be subject to vesting conditions including continued employment or achievement of performance criteria established by the Administrator. Like restricted stock, RSUs may not be sold or otherwise transferred or hypothecated until vesting conditions are removed or expire. Unlike restricted stock, the Common Stock underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting rights prior to the time when vesting conditions are satisfied.

Performance Awards.  Awards of performance awards, including performance stock units, are denominated in shares of Common Stock or unit equivalent of shares of Common Stock and/or units of value, including dollar value of shares of Common Stock, and may be linked to any one or more performance criteria determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any participant selected by the Administrator may be granted a cash bonus payable upon the attainment of performance goals that are established by the administrator and relate to any one or more performance criteria determined appropriate by the Administrator on a specified date or dates or over any period or periods determined by the Administrator. Any performance award in the form of a cash bonus paid to a “covered employee” within the meaning of Section 162(m) of the Code may be a performance-based award as described below.

Dividend Equivalents.  Dividend equivalents are rights to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock. Dividend equivalents represent the value of the dividends per share of Common Stock paid by the Company, calculated with reference to the number of shares that are subject to any award held by the participant. Dividend equivalents are converted to cash or additional shares of Common Stock by such formula and at such time subject to such limitations as may be determined by the Administrator. In addition, with respect to an award with performance-based vesting, dividend equivalents which are paid prior to vesting shall only be paid out to the holder to the extent that the performance-based vesting conditions are subsequently satisfied and the award vests. Dividend equivalents cannot be granted with respect to options or SARs.

Stock Payments.  Stock payments include payments in the form of Common Stock, options or other rights to purchase Common Stock made in lieu of all or any portion of the compensation that would otherwise be paid to the participant. The number of shares will be determined by the Administrator and may be based upon performance criteria determined appropriate by the Administrator, determined on the date such stock payment is made or on any date thereafter. Unless otherwise provided by the Administrator, a holder of a stock payment shall have no rights as a Company shareholder with respect to such stock payment until such time as the stock payment has vested and the shares underlying the Award have been issued to the Holder.

Deferred Stock.  Deferred stock may be awarded to participants and may be linked to any performance criteria determined to be appropriate by the Administrator. Common Stock underlying a deferred stock award will not be issued until the deferred stock award has vested, pursuant to a vesting schedule or performance criteria set by the Administrator, and unless otherwise provided by the Administrator, recipients of deferred stock generally will have no rights as a shareholder with respect to such deferred stock until the time the vesting conditions are satisfied and the stock underlying the deferred stock award has been issued.

Deferred Stock Units.  Awards of deferred stock units are denominated in unit equivalent of shares of Common Stock and/or units of value, including dollar value of shares of Common Stock, and vest pursuant to a vesting schedule or performance criteria set by the Administrator. The Common Stock underlying deferred stock units will not be issued until the deferred stock units have vested, and recipients of deferred stock units generally will have no voting rights prior to the time when vesting conditions are satisfied.

Performance-based Awards.  The Administrator may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be qualified performance-based compensation within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Administrator for the period are satisfied. With regard to a particular performance period, the Administrator will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Administrator may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed by the Company or any qualifying subsidiaries through the end of the applicable performance period to be eligible for a performance-based award for such period. Stock options and SARs granted under the 2014 Plan should satisfy the exception for qualified performance-based compensation because the plan sets forth the maximum number of shares of Common Stock which may be subject to awards granted to any one participant during any calendar year, and the Company intends that they will be made by a qualifying administrator and that the per share exercise price of options and SARs must be at least equal to the fair market value of a share of Common Stock on the date of grant.

Under the 2014 Plan, pre-established performance goals for awards intended to be qualified performance-based compensation within the meaning of Section 162(m) of the Code must be based on one or more of the following performance criteria: net earnings or net income (in either case before or after one or more of the following: interest, taxes, depreciation and amortization); adjusted net income or adjusted net earnings; interest income or net interest income; revenue, earnings, or income from mortgage banking activities; taxable earnings or taxable income; REIT taxable earnings or REIT taxable income; gross or net sales or revenue (including, without limitation, revenue from gains); operating earnings, income or profit; gross or net profit or operating margin; cash flow (including, but not limited to, operating cash flow and free cash flow); return on assets (including adjusted return on assets); return on capital (including adjusted return on capital); return on investment (including adjusted return on investment); return on equity or stockholders’ equity (including adjusted return on equity or stockholders’ equity); return on sales or revenue (including adjusted return on sales or revenue); total stockholder return; productivity or efficiency; expenses, including, without limitation, expenses associated with a particular administrative department, business function or activity or expenses per loan or designated unit; working capital; any measure of revenue, sales, income, earnings, or profit measured on a per share basis (basic or diluted) or per employee basis; price per share; implementation or completion of designated projects or initiatives or milestones relating to any such projects or initiatives; market share; dividends paid or payable; and economic value (including economic profit), any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

Transferability of awards.  Awards cannot be assigned, transferred or otherwise disposed of by a participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Administrator. The Administrator may provide in any award agreement that an award (other than an incentive stock option) may be transferred to certain persons or entities related to a participant in the 2014 Plan, including but not limited to members of the participant’s family, charitable institutions or trusts or other entities whose beneficiaries or beneficial owners are members of the participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly permitted by the Administrator. Such permitted assignees will be bound by and subject to such terms and conditions as determined by the Administrator.

Repricing.  The Administrator cannot, without the approval of the shareholders of the Company, authorize the amendment of any outstanding option or SAR to reduce its price per share, or cancel any option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares of Common Stock. Subject to adjustment of awards as described below, the Administrator does have the authority, without the approval of the shareholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace an award with the grant of an award having a price per share that is greater than or equal to the price per share of the original award.

Adjustments to Awards

If there is a stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends), that affects the shares of Common Stock (or other securities of the Company) or the stock price of Common Stock (or other securities), then the Administrator will make equitable adjustments to the number and kind of shares that may be issued under the 2014 Plan (including adjustments to award limits), the number and kind of shares subject to each outstanding award under the 2014 Plan, the exercise price or grant price of such outstanding award (if applicable), the terms and conditions of any outstanding awards (including any applicable performance targets or criteria), and the number and kind of shares for which automatic grants are subsequently made to non-employee Directors pursuant to any director compensation policy implemented pursuant to the 2014 Plan (if any). The Administrator will make other equitable adjustments it determines are appropriate to reflect such an event with respect to the aggregate number and kind of shares that may be issued under the 2014 Plan. The Company may refuse to permit the exercise of any award during a period of 30 days prior to the consummation of any such transaction.

If there is any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or other unusual or nonrecurring transactions or events, the Administrator may, in its discretion:

•	provide for the termination of any award in exchange for an amount of cash (if any) and/or other property equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights;
•	provide for the replacement of any award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon exercise of such award or realization or the participant’s rights;
•	provide that any outstanding award cannot vest, be exercised or become payable after such event;
•	provide that awards may be exercisable, payable or fully vested as to shares of Common Stock covered thereby;
•	provide that any surviving corporation (or its parent or subsidiary) will assume awards outstanding under the 2014 Plan or will substitute similar awards for those outstanding under the 2014 Plan, with appropriate adjustment of the number and kind of shares and the prices of such awards; or
•	make adjustments (i) in the number and type of shares of Common Stock (or other securities or property) subject to outstanding awards or in the number and type of shares of restricted stock or deferred stock or (ii) to the terms and conditions of (including the grant or exercise price) and the criteria included in, outstanding awards or future awards.

If there is a nonreciprocal transaction between the Company and its shareholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Common Stock (or other securities of the Company) or the stock price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding awards, then the Administrator will make equitable adjustments to the number and type of securities subject to each outstanding award under the 2014 Plan, and the exercise price or grant price of such outstanding award (if applicable). The Administrator will make other equitable adjustments it determines are appropriate to reflect such an event with respect to the aggregate number and kind of shares that may be issued under the 2014 Plan. The Company may refuse to permit the exercise of any award during a period of 30 days prior to the consummation of any such transaction.

Amendment and Termination

The Administrator, subject to approval of the Board of Directors, may terminate, amend or modify the 2014 Plan at any time; provided, however, that shareholder approval will be obtained (i) to increase the number of shares of Common Stock available under the 2014 Plan, (ii) to reduce the per share exercise price of any outstanding option or SAR, and (iii) to cancel any option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares of Common Stock. Generally, no amendment, suspension or termination of the 2014 Plan shall, without the consent of the holder, impair any rights or obligations under any awards unless the award itself expressly provides.

In no event may an award be granted pursuant to the 2014 Plan on or after the tenth anniversary of the date the 2014 Plan was adopted by the Board of Directors (the “Expiration Date”). Any awards that are outstanding on the Expiration Date will remain in force according to the terms of the 2014 Plan and the applicable award agreement.

Federal Income Tax Consequences

The U.S. federal income tax consequences of the 2014 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2014 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or foreign tax consequences. Tax considerations may vary from locality to locality and depending on individual circumstances.

Section 409A of the Code.  Certain types of awards under the 2014 Plan, including deferred stock and RSUs, may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the 2014 Plan and awards granted under the plan will be structured and interpreted to comply with, or be exempt from, Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A. To the extent determined necessary or appropriate by the Administrator, the 2014 Plan and applicable award agreements may be amended without award holder consent to exempt the applicable awards from Section 409A of the Code or to comply with Section 409A.

Non-Qualified Stock Options.  For federal income tax purposes, if participants are granted non-qualified stock options under the 2014 Plan, participants generally will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of non-qualified stock options, participants will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. The basis that participants have in shares of Common Stock, for purposes of determining their gain or loss on subsequent disposition of such shares of Common Stock generally, will be the fair market value of the shares of Common Stock on the date the participants exercise their options. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options.  There is no taxable income to participants when participants are granted an incentive stock option or when that option is exercised. However, the amount by which the fair market value of the shares of Common Stock at the time of exercise exceeds the option price will be an “item of adjustment” for participants for purposes of the alternative minimum tax. Gain realized by participants on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to the Company, unless participants dispose of the shares of Common Stock within (i) two years after the date of grant of the option or (ii) within one year of the date the shares of Common Stock were transferred to the participant. If the shares of Common Stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares of Common Stock on the date of the option’s exercise (or the date of sale, if less) will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent that participants must recognize ordinary income. If such a sale or disposition takes place in the year in which participants exercise their options, the income such participants recognize upon sale or disposition of the shares of Common Stock will not be considered income for alternative minimum tax purposes.

Incentive stock options exercised more than three months after a participant terminates employment, other than by reason of death or disability, will be taxed as a non-qualified stock option, and the participant will have been deemed to have received income on the exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the participant.

Restricted Stock.  For federal income tax purposes, the grantee generally will not have taxable income on the grant of restricted stock, nor will the Company then be entitled to any deduction, unless the grantee makes a valid election under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the grantee generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction, for an amount equal to the difference between the fair market value of the shares at the date such restrictions lapse over the purchase price for the restricted stock.

Stock Appreciation Rights.  No taxable income is realized upon the receipt of a SAR, but upon exercise of the SAR, the fair market value of the shares of Common Stock received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, must be treated as compensation taxable as ordinary income to the grantee in the year of such exercise. The Company will be entitled to a deduction for compensation paid in the same amount which the grantee realized as ordinary income.

Performance Awards.  The grantee generally will not realize taxable income at the time of the grant of the performance award, and the Company will not be entitled to a deduction at that time. When the award is paid, whether in cash or Common Stock, the grantee will have ordinary income, and the Company will be entitled to a corresponding deduction.

The grantee will generally recognize ordinary income at the time a performance cash-based bonus award is paid to the grantee. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the participant.

Dividend Equivalents.  The grantee generally will not realize taxable income at the time of the grant of the dividend equivalents, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the grantee will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Stock Payments.  If the grantee receives a stock payment in lieu of a cash payment that would otherwise have been made, he or she generally will be taxed as if the cash payment has been received, and the Company will have a deduction in the same amount.

Deferred Stock.  The grantee generally will not have taxable income upon the issuance of the deferred stock and the Company will not then be entitled to a deduction. However, when deferred stock vests and is issued to the grantee, he or she will realize ordinary income and the Company will be entitled to a deduction in an amount equal to the difference between the fair market value of the shares at the date of issuance over the purchase price, if any, for the deferred stock. Deferred stock may be subject to Section 409A of the Code, and the failure of any award of deferred stock that is subject to Section 409A to comply with Section 409A may result in taxable income to the grantee upon the grant or vesting of the award. Furthermore, an additional 20% penalty tax may be imposed pursuant to Section 409A of the Code, and certain interest penalties may apply.

Deferred Stock Units.  The grantee generally will not realize taxable income at the time of the grant of the deferred stock units, and the Company will not be entitled to a deduction at that time. When the award is paid, whether in cash or Common Stock, the grantee will have ordinary income, and the Company will be entitled to a corresponding deduction. Deferred stock units may be subject to Section 409A of the Code, and the failure of any award of deferred stock units that is subject to Section 409A to comply with Section 409A may result in taxable income to the grantee upon the grant or vesting of the award. Furthermore, an additional 20% penalty tax may be imposed pursuant to Section 409A of the Code, and certain interest penalties may apply.

Restricted Stock Units.  The grantee generally will not realize taxable income at the time of the grant of the RSUs, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or Common Stock, the grantee will have ordinary income, and the Company will be entitled to a corresponding deduction. RSUs may be subject to Section 409A of the Code, and the failure of any RSU that is subject to Section 409A to comply with Section 409A may result in taxable income to the grantee upon vesting (rather than at such time as the award is paid). Furthermore, an additional 20% penalty tax may be imposed under Section 409A of the Code, and certain interest penalties may apply.

Section 162(m) of the Code.  As described above, in general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1.0 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any taxable year of the corporation, subject to the exception for qualified performance-based compensation discussed above. The 2014 Plan has been designed to permit the Administrator to grant stock options, SARs and performance-based awards which may qualify as “qualified performance-based compensation.”

New Plan Benefits

Awards under the 2014 Plan are subject to the discretion of the Administrator and no determination has been made as to the type or amounts of awards that will be granted to specific individuals pursuant to the 2014 Plan. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2014 Plan or the benefits that would have been received by such participants if the 2014 Plan had been in effect in the year ended December 31, 2013. See the Grants of Plan-Based Awards Table on page 50 of this Proxy Statement for a listing of equity awards granted to the Named Executive Officers during year ending December 31, 2013 under the Prior Plan.

Vote Required

The affirmative vote of a majority of the votes cast on the proposal is required for approval of the adoption of Redwood’s 2014 Incentive Plan. The affirmative vote of a majority of the votes cast on the proposal is also required to satisfy the shareholder approval requirements of Code Section 162(m) and to approve the material terms of the 2014 Incentive Plan and the performance goals described above for awards that may be granted under the 2014 Incentive Plan under Code Section 162(m). For purposes of this vote, abstentions will have the same effect as votes against the proposal and broker non-votes will not have any effect on the result of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ADOPTION OF THE 2014 INCENTIVE PLAN.

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the Exchange Act), stockholders may present proper proposals for inclusion in Redwood’s 2015 annual proxy statement and for consideration at Redwood’s 2015 annual meeting of stockholders. To be eligible for inclusion in Redwood’s 2015 annual proxy statement, a stockholder proposal must be received in writing not less than 120 calendar days before the first anniversary of the date we released our proxy statement for the preceding year’s annual meeting and must otherwise comply with Rule 14a-8 under the Exchange Act. Accordingly, a stockholder nomination for director or proposal of business intended to be considered at the 2015 annual meeting of stockholders must be received by Redwood’s Secretary not later than November 21, 2014 to be eligible for inclusion in our 2015 annual proxy statement. While the Board of Directors will consider stockholder proposals, Redwood reserves the right to omit from its annual proxy statement stockholder proposals that it is not required to include under the Exchange Act and Redwood’s Bylaws, including as a result of Rule 14a-8 under the Exchange Act.

In addition, our Bylaws contain advance notice provisions with respect to matters to be brought before an annual meeting, including nominations for election to the Board of Directors. Our Bylaws currently provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at an annual meeting, written notice containing the information required by the Bylaws must be delivered to our Secretary at our principal executive office not earlier than the 150th day prior to the first anniversary of the date we released the proxy statement for the preceding year’s annual meeting nor later than 5:00 p.m., Pacific Time, on the 120th day prior to the first anniversary of the date we released the proxy statement for the preceding year’s annual meeting. Accordingly, under our Bylaws, a stockholder nomination for director or proposal of business intended to be considered at the 2015 annual meeting of stockholders must be received by the Secretary not earlier than October 22, 2014, and not later than 5:00 p.m., Pacific Time, on November 21, 2014. Proposals should be mailed to Redwood Trust, Inc., Attention: Secretary, One Belvedere Place, Suite 300, Mill Valley, CA 94941. A copy of the Bylaws may be obtained from Redwood’s Secretary by written request to the same address.

INFORMATION INCORPORATED BY REFERENCE

This Proxy Statement incorporates by reference the information set forth in our Annual Report on Form 10-K for the year ended December 31, 2013 (the 2013 Annual Report) under the following headings: Item 6. Selected Financial Data; Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; Item 7A. Quantitative and Qualitative Disclosures about Market Risk; Item 8. Financial Statements and Supplementary Data; and Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure. Copies of our 2013 Annual Report on Form 10-K are available upon request without charge. Requests may be oral or written and should be directed to the attention of the Secretary of Redwood at (415) 389-7373 or at the principal executive offices of Redwood at the address set forth above under “Stockholder Proposals for the 2015 Annual Meeting.” In addition, within the Investor Information section of Redwood’s website located at www.redwoodtrust.com, you can obtain, without charge, a copy of our 2013 Annual Report on Form 10-K. Please note that the information on our website is not part of this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Andrew P. Stone

Secretary

March 21, 2014
Mill Valley, California

APPENDIX A

REDWOOD TRUST, INC.

2014 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Redwood Trust, Inc. 2014 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of Redwood Trust, Inc. (the “Company”) by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1  “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 13. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 13.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2  “Affiliate” shall mean (a) any Subsidiary; and (b) any domestic eligible entity that is disregarded, under Treasury Regulation Section 301.7701-3, as an entity separate from either (i) the Company or (ii) any Subsidiary.

2.3  “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4  “Applicable Law” shall mean any applicable law, including without limitation: (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (ii) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (iii) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.5  “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Deferred Stock Unit award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.6  “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.7  “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.3.

2.8  “Board” shall mean the Board of Directors of the Company.

2.9  “Change in Control” shall mean and includes each of the following:

(a)  any one person, or more than one person acting as a group (within the meaning of Section 409A of the Code), acquires ownership of stock of the Company that, together with other stock held by such person or group constitutes more than fifty percent (50%) of the total fair market value or total voting power of all stock of the Company;

(b)  any one person, or more than one person acting as a group (within the meaning of Section 409A of the Code), acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company;

(c)  during any twelve (12)-month period, a majority of the members of the Company’s Board is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to such appointment or election; or

(d)  any one person, or more than one person acting as a group (within the meaning of Section 409A of the Code), acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisition; provided, that that no “Change in Control” shall be deemed to occur when the assets are transferred to (x) a shareholder of the Company in exchange for or with respect to its stock, (y) a person, or more than one person acting as a group (within the meaning of Section 409A of the Code), that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all of the outstanding stock of the Company, or (z) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person that owns directly or indirectly fifty percent (50%) or more of the total value or voting power of all of the outstanding stock of the Company, in each case with such persons status determined immediately after the transfer of assets.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.

The Committee shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.10  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

2.11  “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee, appointed as provided in Section 13.1.

2.12  “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

2.13  “Company” shall have the meaning set forth in Article 1.

2.14  “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.15  “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.16  “Deferred Stock Unit” shall mean a right to receive Shares awarded under Section 10.4.

2.17  “Director” shall mean a member of the Board, as constituted from time to time.

2.18  “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 10.2.

2.19  “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.20  “Effective Date” shall mean the date the Plan is approved by the Board, subject to approval of the Plan by the Company’s stockholders.

2.21  “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.

2.22  “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Affiliate.

2.23  “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.

2.24  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.25  “Expiration Date” shall have the meaning given to such term in Section 14.1.

2.26  “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a)  If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Shares are listed, quoted or traded, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)  If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)  If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.27  “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.28  “Holder” shall mean a person who has been granted an Award.

2.29  “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.30  “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.31  “Non-Employee Director Equity Compensation Policy” shall have the meaning set forth in Section 4.6.

2.32  “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

2.33  “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.34  “Option Term” shall have the meaning set forth in Section 6.4.

2.35  “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.36  “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 10.1.

2.37  “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.38  “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a)  The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings or net income (in either case before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) adjusted net income or adjusted net earnings; (iii) interest income or net interest income; (iv) revenue, earnings, or income from mortgage banking activities; (v) taxable earnings or taxable income; (vi) REIT taxable earnings or REIT taxable income; (vii) gross or net sales or revenue (including, without limitation, revenue from gains); (viii) operating earnings, income or profit; (ix) gross or net profit or operating margin; (x) cash flow (including, but not limited to, operating cash flow and free cash flow); (xi) return on assets (including adjusted return on assets); (xii) return on capital (including adjusted return on capital); (xiii) return on investment (including adjusted return on investment); (xiv) return on equity or stockholders’ equity (including adjusted return on equity or stockholders’ equity); (xv) return on sales or revenue (including adjusted return on sales or revenue); (xvi) total stockholder return; (xvii) productivity or efficiency; (xviii) expenses, including, without limitation, expenses associated with a particular administrative department, business function or activity or expenses per loan or designated unit; (xix) working capital; (xx) any measure of revenue, sales, income, earnings, or profit described in clauses (i) through (ix) measured on a per share basis (basic or diluted) or per employee basis; (xxi) price per share; (xxii) implementation or completion of designated projects or initiatives or milestones relating to any such projects or initiatives; (xxiii) market share; (xxiv) dividends paid or payable; and (xxv) economic value (including economic profit), any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a competitor or group of competitors, to results of a peer group, to market performance indicators or indices, or to other objective benchmarks.

(b)  The Administrator, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in Applicable Law, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.39  “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.

2.40  “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, an Award.

2.41  “Performance Stock Unit” shall mean a Performance Award awarded under Section 10.1 which is denominated in units of value including dollar value of Shares.

2.42  “Permitted Transferee” shall mean, with respect to a Holder, (i) any “family member” of the Holder, as defined in the instructions to Form S-8 under the Securities Act, or (ii) with the prior approval of the Administrator, (a) a trust for the benefit of one or more of the Holder or any “family member” of the Holder as defined in clause (i) above, (b) a partnership, limited liability company or corporation in which the Holder or any “family member” of Holder as defined in clause (i) above are the only partners, members or shareholders, or (c) a charitable organization or foundation.

2.43  “Plan” shall have the meaning set forth in Article 1.

2.44  “Prior Plan” shall mean the 2002 Redwood Trust, Inc. Incentive Plan, as amended from time to time.

2.45  “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.46  “Restricted Stock” shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.47  “Restricted Stock Units” shall mean the right to receive a grant that is denominated in Shares (and payable in Shares, cash, or a combination thereof), awarded under Article 9.

2.48  “Securities Act” shall mean the Securities Act of 1933, as amended.

2.49  “Shares” shall mean shares of Common Stock.

2.50  “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 11.

2.51  “Stock Appreciation Right Term” shall have the meaning set forth in Section 11.4.

2.52  “Stock Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 10.3.

2.53  “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.54  “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.55  “Termination of Service” shall mean:

(a)  As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or an Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.

(b)  As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

(c)  As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Affiliate is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Program, the Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1  Number of Shares.

(a)  Subject to adjustment as provided in Sections 3.1(b) and 14.2, a total of 2,383,956 Shares shall be authorized for Awards granted under the Plan, less one share for every one share granted under the Prior Plan after December 31, 2013 and prior to the time stockholders approve the Plan, any or all of which may be delivered upon the exercise of Incentive Stock Options. After the Effective Date, no awards may be granted under the Prior Plan; however, any awards under the Prior Plan that are outstanding as of the Effective Date shall continue to be subject to the terms and conditions of the Prior Plan, except as set forth below in this Section 3.1.

(b)  If (i) any Shares subject to an Award are forfeited or expire or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award (including due to the payment of the exercise price of a Stock Appreciation Right in Shares), or (ii) after December 31, 2013, any Shares subject to an award under the Prior Plan are forfeited or expire or an award under the Prior Plan is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such award (including due to the payment of the exercise price of a Stock Appreciation Right in Shares), then in each such case the Shares subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration, cash settlement or non-issuance, be added to the Shares available for Awards under the Plan on a one-for-one basis.

(c)   In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then in each such case the Shares so tendered or withheld shall be added to the Shares available for grant under the Plan on a one-for-one basis. In the event that, after December 31, 2013, (i) any option or award under the Prior Plan is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such options or other awards are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then, in each such case, the Shares so tendered or withheld shall be added to the Shares available for grant under the Plan on a one-for-one basis. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(d)  Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

3.2  Stock Distributed.  Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3  Limitation on Number of Shares Subject to Awards.  Notwithstanding any provision in the Plan to the contrary, and subject to Section 14.2, (a) the maximum aggregate number of Shares with respect to one or more Awards of Options and/or Stock Appreciation Rights that may be granted to any one person during any calendar year shall be 1,000,000 Shares, (b) the maximum aggregate number of Shares with respect to one or more Awards (other than Options and Stock Appreciation Rights) that are intended to qualify as performance-based compensation under Section 162(m) of the Code and are denominated in Shares that may be granted to any one person during any calendar year shall be 1,000,000 Shares, (c) the maximum aggregate amount of cash that may be paid in cash to any one person during any calendar year with respect to one or more Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code and are denominated in cash shall be $10,000,000, and (d) notwithstanding the foregoing, the maximum aggregate value of Awards (as determined on the date of grant) that may be granted to any one Non-Employee Director during any calendar year shall be $500,000.

ARTICLE 4.

GRANTING OF AWARDS

4.1  Participation.  The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except as provided in Section 4.6 regarding the grant of Awards pursuant to the Non-Employee Director Equity Compensation Policy, no Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2  Award Agreement.  Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Holder’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3  Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4  At-Will Employment; Voluntary Participation.  Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.

4.5  Foreign Holders.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Affiliates may operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.6  Non-Employee Director Awards.  The Administrator, in its sole discretion, may provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written nondiscretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its sole discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its sole discretion.

4.7  Stand-Alone and Tandem Awards.  Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS AAPPLICABLE TO AWARDS INTENDED TO QUALIFY AS
PERFORMANCE-BASED COMPENSATION

5.1  Purpose.  The Committee, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation (other than an Option or Stock Appreciation Right), then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator, in its sole discretion, may grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals or any such other criteria and goals as the Administrator shall establish, but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Committee at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

5.2  Applicability.  The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Eligible Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

5.3  Types of Awards.  Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to an Eligible Individual intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals, Restricted Stock Units that vest and become payable upon the attainment of specified Performance Goals and any Performance Awards described in Article 10 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

5.4  Procedures with Respect to Performance-Based Awards.  To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted to one or more Eligible Individuals which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

5.5  Payment of Performance-Based Awards.  Unless otherwise provided in the applicable Program or Award Agreement and only to the extent otherwise permitted by Section 162(m) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or an Affiliate throughout the Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

5.6  Additional Limitations.  Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan and the applicable Program and Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS

6.1  Granting of Options to Eligible Individuals.  The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

6.2  Qualification of Incentive Stock Options.  No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) of the Company. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent or subsidiary corporation thereof (each as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.

6.3  Option Exercise Price.  The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4  Option Term.  The term of each Option (the “Option Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option Term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder and the first sentence of this Section 6.4, the Administrator may extend the Option Term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend, subject to Section 14.1, any other term or condition of such Option relating to such a Termination of Service.

6.5  Option Vesting.

(a)  The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator, and, except as limited by the Plan, at any time after the grant of an Option, the Administrator, in its sole discretion and subject to whatever terms and conditions it selects, may accelerate the period during which an Option vests.

(b)  No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Program, the Award Agreement evidencing the grant of an Option, or by action of the Administrator following the grant of the Option. Unless otherwise determined by the Administrator in the Award Agreement or by action of the Administrator following the grant of the Option, the portion of an Option that is unexercisable at a Holder’s Termination of Service shall automatically expire thirty (30) days following such Termination of Service.

6.6  Substitute Awards.  Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the Shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

ARTICLE 7.

EXERCISE OF OPTIONS

7.1  Partial Exercise.  An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares.

7.2  Manner of Exercise.  All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)  A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b)  Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator, in its sole discretion, may also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c)  In the event that the Option shall be exercised pursuant to Section 12.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(d)  Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Sections 12.1 and 12.2.

7.3  Notification Regarding Disposition.  The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such Shares to such Holder.

ARTICLE 8.

AWARD OF RESTRICTED STOCK

8.1  Award of Restricted Stock.

(a)  The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b)  The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

8.2  Rights as Stockholders.  Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in the applicable Program or in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 8.3. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid to other stockholders prior to vesting shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and if/when the share of Restricted Stock vests.

8.3  Restrictions.  All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Program or Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

8.4  Repurchase or Forfeiture of Restricted Stock.  Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide that upon certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

8.5  Certificates for Restricted Stock.  Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock shall include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company, in its sole discretion, may (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Restricted Stock.

8.6  Section 83(b) Election.  If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

ARTICLE 9.

AWARD OF RESTRICTED STOCK UNITS

9.1  Grant of Restricted Stock Units.  The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

9.2  Term.  Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

9.3  Purchase Price.  The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

9.4  Vesting of Restricted Stock Units.  At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Affiliate, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.

9.5  Maturity and Payment.  At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, set forth in any applicable Award Agreement, and subject to compliance with Section 409A of the Code, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, subject to Section 12.4(e), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

9.6  Payment upon Termination of Service.  An Award of Restricted Stock Units shall only be payable while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

9.7  No Rights as a Stockholder.  Unless otherwise determined by the Administrator, a Holder of Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until such Shares are transferred to the Holder pursuant to the terms of this Plan and the Award Agreement.

ARTICLE 10.

AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS,
STOCK PAYMENTS, DEFERRED STOCK, DEFERRED STOCK UNITS

10.1  Performance Awards.

(a)  The Administrator is authorized to grant Performance Awards, including Awards of Performance Stock Units, to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards, including Performance Stock Units, may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods and in such amounts as may be determined by the Administrator. Performance Awards, including Performance Stock Unit awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.

(b)  Without limiting Section 10.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective

Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Holder which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5.

10.2  Dividend Equivalents.

(a)  Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates with respect to dividends with record dates that occur during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid to other stockholders prior to the vesting of such Award shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and if/when the Award vests.

(b)  Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

10.3  Stock Payments.  The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator shall not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

10.4  Deferred Stock Units.  The Administrator is authorized to grant Deferred Stock Units to any Eligible Individual. The number of Deferred Stock Units shall be determined by the Administrator and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Each Deferred Stock Unit shall entitle the Holder thereof to receive one Share on the date the Deferred Stock Unit becomes vested or upon a specified settlement date thereafter (which settlement date may (but is not required to) be the date of the Holder’s Termination of Service). Shares underlying a Deferred Stock Unit award which is subject to a vesting schedule or other conditions or criteria set by the Administrator shall not be issued until on or following the date that those conditions and criteria have been satisfied. Unless otherwise provided by the Administrator, a Holder of Deferred Stock Units shall have no rights as a Company stockholder with respect to such Deferred Stock Units until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.

10.5  Term.  The term of a Performance Award, Dividend Equivalent award, Stock Payment award, Deferred Stock award and/or Deferred Stock Unit award shall be established by the Administrator in its sole discretion.

10.6  Purchase Price.  The Administrator may establish the purchase price of a Performance Award, Shares distributed as a Stock Payment award, shares of Deferred Stock or Shares distributed pursuant to a Deferred Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

10.7  Termination of Service.  A Performance Award, Stock Payment award, Dividend Equivalent award, Deferred Stock award and/or Deferred Stock Unit award is distributable only while the Holder is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion, may provide that the Performance Award, Dividend Equivalent award, Stock Payment award, Deferred Stock award and/or Deferred Stock Unit award may be distributed subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 11.

AWARD OF STOCK APPRECIATION RIGHTS

11.1  Grant of Stock Appreciation Rights.

(a)  The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

(b)  A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in (c) below, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c)  Notwithstanding the foregoing provisions of Section 11.1(b) to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the price per share of the Shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided that the excess of: (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (ii) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

11.2  Stock Appreciation Right Vesting.

(a)  The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator. Except as limited by the Plan, at any time after grant of a Stock Appreciation Right, the Administrator, in its sole discretion and subject to whatever terms and conditions it selects, may accelerate the period during which a Stock Appreciation Right vests.

(b)  No portion of a Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator in the applicable Program, the Award Agreement evidencing the grant of a Stock Appreciation Right, or by action of the Administrator following the grant of the Stock Appreciation Right.

11.3  Manner of Exercise.  All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)  A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b)  Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator, in its sole discretion, may also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c)  In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right, as determined in the sole discretion of the Administrator; and

(d)  Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by Sections 12.1 and 12.2.

11.4  Stock Appreciation Right Term.  The term of each Stock Appreciation Right (the “Stock Appreciation Right Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Stock Appreciation Right Term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the last day of the Stock Appreciation Right Term applicable to such Stock Appreciation Right. Except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder and the first sentence of this Section 11.4, the Administrator may extend the Stock Appreciation Right Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend, subject to Section 14.1, any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

11.5  Payment.  Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 11 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

ARTICLE 12.

ADDITIONAL TERMS OF AWARDS

12.1  Payment.  The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator in its sole discretion. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

12.2  Tax Withholding.  The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator, in its sole discretion and in satisfaction of the foregoing requirement, may withhold, or allow a Holder to elect to have the Company withhold, Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

12.3  Transferability of Awards.

(a)  Except as otherwise provided in Section 12.3(b) and 12.3(c):

(i)  No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii)  No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 12.3(a)(i); and

(iii)  During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.

(b)  Notwithstanding Section 12.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution or pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the

Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer.

(c)  Notwithstanding Section 12.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is filed with the Administrator prior to the Holder’s death.

12.4  Conditions to Issuance of Shares.

(a)  Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements and representations as the Board or the Committee, in its sole discretion, deems advisable in order to comply with Applicable Law.

(b)  All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares.

(c)  The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)  No fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e)  Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

12.5  Forfeiture and Claw-Back Provisions.  Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that:

(a) (i)  Any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, shall be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder); and

(b)  All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

12.6  Prohibition on Repricing.  Subject to Section 14.2, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares, or (iii) take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal United States national securities exchange on which the Shares are traded.

ARTICLE 13.

ADMINISTRATION

13.1  Administrator.  The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Rule 16b-3 of the Exchange Act, and with respect to Awards that are intended to be Performance-Based Compensation, including Options and Stock Appreciation Rights, then the Committee (or another committee or subcommittee of the Board assuming the functions of the Committee under the Plan) shall take all action with respect to such Awards, and the individuals taking such action shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule and an “outside director” for purposes of Section 162(m) of the Code. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee (or another committee or subcommittee of the Board assuming the functions of the Committee under the Plan) shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 13.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” and “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 13.6.

13.2  Duties and Powers of Committee.  It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Program and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 12.5 or Section 14.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

13.3  Action by the Committee.  Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

13.4  Authority of Administrator.  Subject to the Company’s Bylaws, the Committee’s Charter and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a)  Designate Eligible Individuals to receive Awards;

(b)  Determine the type or types of Awards to be granted to each Eligible Individual;

(c)  Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)  Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e)  Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)  Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g)  Decide all other matters that must be determined in connection with an Award;

(h)  Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)  Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

(j)  Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(k)  Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 14.2.

13.5  Decisions Binding.  The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all parties.

13.6  Delegation of Authority.  To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 13; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and other Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 14.

MISCELLANEOUS PROVISIONS

14.1  Amendment, Suspension or Termination of the Plan.  Except as otherwise provided in this Section 14.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 14.2, (a) increase the limits imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan, (b) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 12.6, or (c) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Except as provided in Section 12.5 and Section 14.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

14.2  Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)  In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 on the maximum number and kind of Shares which may be issued under the Plan, and adjustments of the Award Limit); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the number and kind of Shares (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to Section 4.6; (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (v) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b)  In the event of any transaction or event described in Section 14.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)  To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 14.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator, in its sole discretion, having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii)  To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)  To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv)  To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and

(v)  To provide that the Award cannot vest, be exercised or become payable after such event.

(c)  In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 14.2(a) and 14.2(b):

(i)  The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii)  The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 on the maximum number and kind of Shares which may be issued under the Plan, and adjustments of the Award Limit). The adjustments provided under this Section 14.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(d)  Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall continue in effect or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation.

(e)  In the event that the successor corporation in a Change in Control refuses to assume or substitute for the Award, the Administrator may cause any or all of such Awards to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Awards to lapse. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and the Award shall terminate upon the expiration of such period.

(f)  For the purposes of this Section 14.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.

(g)  The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(h)  With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(i)  The existence of the Plan, the Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(j)  No action shall be taken under this Section 14.2 which shall cause an Award to fail to be exempt from or comply with Section 409A of the Code or the Treasury Regulations thereunder.

(k)  In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

14.3  Approval of Plan by Stockholders.  The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval; provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no Shares shall be issued pursuant thereto prior to the time when the Plan is approved by the stockholders; and provided, further, that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

14.4  No Stockholders Rights.  Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

14.5  Paperless Administration.  In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

14.6  Effect of Plan upon Other Compensation Plans.  The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

14.7  Compliance with Laws.  The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

14.8  Titles and Headings, References to Sections of the Code or Exchange Act.  The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

14.9  Governing Law.  The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

14.10  Section 409A.  To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

14.11  No Rights to Awards.  No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

14.12  Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.

14.13  Indemnification.  To the extent allowable pursuant to Applicable Law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. level="1"

14.14  Relationship to other Benefits.  No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

14.15  Expenses.  The expenses of administering the Plan shall be borne by the Company and its Affiliates.

REDWOOD TRUST

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Richard D. Baum	☐	☐	☐	02 - Mariann Byerwalter	☐	☐	☐	03 - Douglas B. Hansen	☐	☐	☐
04 - Martin S. Hughes	☐	☐	☐	05 - Greg H. Kubicek	☐	☐	☐	06 - Jeffrey T. Pero	☐	☐	☐
07 - Charles J. Toeniskoetter	☐	☐	☐								

	For	Against	Abstain
2. Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2014. **The Board of Directors recommends a vote FOR ratification.**	☐	☐	☐
3. Non-binding advisory resolution to approve named executive officer compensation. **The Board of Directors recommends a vote FOR approval.**	☐	☐	☐
4. Approve the adoption of the Company's 2014 Incentive Plan. **The Board of Directors recommends a vote FOR approval of the adoption of this Plan.**	☐	☐	☐

5. To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

By marking this box, I consent to access future Annual Reports and Proxy Statements of Redwood Trust, Inc. electronically over the Internet. I understand that unless I request otherwise or revoke my consent, Redwood Trust, Inc. will notify me when any such communications are available and how to access them. I understand that costs associated with the use of the Internet will be my responsibility. To revoke my consent, I can contact Redwood Trust's transfer agent, Computershare Investor Services, at 1-888-472-1955. ☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy card and insert the date of your signature(s). All joint holders must sign. When signing as an attorney, trustee, executor, administrator, guardian, or corporate officer, please provide your FULL title under your signature(s).

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X 1 8 5 4 0 5 2

01S4GC

REDWOOD TRUST

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 20, 2014.

Vote by Internet

- Go to **www.envisionreports.com/RWT**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Richard D. Baum	☐	☐	☐	02 - Mariann Byerwalter	☐	☐	☐	03 - Douglas B. Hansen	☐	☐	☐
04 - Martin S. Hughes	☐	☐	☐	05 - Greg H. Kubicek	☐	☐	☐	06 - Jeffrey T. Pero	☐	☐	☐
07 - Charles J. Toeniskoetter	☐	☐	☐								

	For	Against	Abstain
2. Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2014. **The Board of Directors recommends a vote FOR ratification.**	☐	☐	☐
3. Non-binding advisory resolution to approve named executive officer compensation. **The Board of Directors recommends a vote FOR approval.**	☐	☐	☐
4. Approve the adoption of the Company's 2014 Incentive Plan. **The Board of Directors recommends a vote FOR approval of the adoption of this Plan.**	☐	☐	☐

5. To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

By marking this box, I consent to access future Annual Reports and Proxy Statements of Redwood Trust, Inc. electronically over the Internet. I understand that unless I request otherwise or revoke my consent, Redwood Trust, Inc. will notify me when any such communications are available and how to access them. I understand that costs associated with the use of the Internet will be my responsibility. To revoke my consent, I can contact Redwood Trust's transfer agent, Computershare Investor Services, at 1-888-472-1955. ☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy card and insert the date of your signature(s). All joint holders must sign. When signing as an attorney, trustee, executor, administrator, guardian, or corporate officer, please provide your FULL title under your signature(s).

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

C 1234567890 JNT

1UPX 1854051

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

01S4FD

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Redwood Trust, Inc.

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Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders – May 20, 2014

THE UNDERSIGNED STOCKHOLDER OF REDWOOD TRUST, INC., A MARYLAND CORPORATION (THE "COMPANY"), HEREBY APPOINTS MARTIN S. HUGHES, BRETT D. NICHOLAS, AND CHRISTOPHER J. ABATE, OR ANY OF THEM, AS PROXIES FOR THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION IN EACH OF THEM, TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD AT THE ACQUA HOTEL, 555 REDWOOD HIGHWAY, MILL VALLEY, CALIFORNIA 94941 ON MAY 20, 2014, AT 10:30 A.M., LOCAL TIME, AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF, TO CAST ON BEHALF OF THE UNDERSIGNED ALL VOTES THAT THE UNDERSIGNED IS ENTITLED TO CAST AT THAT MEETING AND OTHERWISE TO REPRESENT THE UNDERSIGNED AT THE MEETING WITH ALL POWERS POSSESSED BY THE UNDERSIGNED IF PERSONALLY PRESENT AT THE MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND OF THE ACCOMPANYING PROXY STATEMENT AND REVOKES ANY PROXY HERETOFORE GIVEN WITH RESPECT TO SUCH MEETING.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE OF THIS PROXY CARD. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE SPECIFIED NOMINEES FOR DIRECTOR, "FOR" RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014, "FOR" THE NON-BINDING ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION, AND "FOR" THE APPROVAL OF THE ADOPTION OF THE COMPANY'S 2014 INCENTIVE PLAN. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THIS PROXY IS REVOCABLE AND THE UNDERSIGNED MAY REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE. ATTENDANCE OF THE UNDERSIGNED AT SAID MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF WILL NOT REVOKE THIS PROXY UNLESS THE UNDERSIGNED SHALL INDICATE AFFIRMATIVELY THEREAT THE INTENTION OF THE UNDERSIGNED TO VOTE SAID SHARES IN PERSON. IF THE UNDERSIGNED HOLD(S) ANY SHARES OF THE COMPANY IN A FIDUCIARY, CUSTODIAL, OR JOINT CAPACITY OR CAPACITIES, THIS PROXY IS SIGNED BY THE UNDERSIGNED IN EVERY SUCH CAPACITY AS WELL AS INDIVIDUALLY.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 20, 2014: Our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2013 are available at http://www.redwoodtrust.com/Proxy.

C Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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